As filed with the Securities and Exchange Commission on February 11, 2010

Registration Statement No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLORHAM CONSULTING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8200	20-2329345
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

845 Third Avenue, 6th Floor
New York, New York 10022
(646) 290-5290
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph J. Bianco
Chief Executive Officer and Chairman
845 Third Avenue, 6th Floor
New York, New York 10022
(646) 290-5290
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:
Stephen A. Weiss, Esq.
Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, New York 10036
(212) 751-4300
(Facsimile) (212) 751-0928

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.0001 par value per share	1,094,200	$2.13	$2,330,646	$166.18

(1)  Represents shares of common stock that may be sold by the selling stockholders including: (i) 164,200 shares currently owned by certain of the selling stockholders, and (ii) 930,000 shares issuable upon the exercise of warrants owned by certain of the selling stockholders. Pursuant to Rule 416(a) under the Securities Act, the shares being registered include such indeterminate number of additional shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends and similar changes, as well as anti-dilution provisions applicable to the common stock and warrants.

(2)  The price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the bid and asked prices of our common stock as reported on the over-the-counter bulletin board on February 10, 2010, a date within five business days prior to the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Preliminary Prospectus, Subject to Completion, Dated February 11, 2010

FLORHAM CONSULTING CORP.
1,094,200 SHARES OF COMMON STOCK

This prospectus relates to disposition of up to 1,094,200 shares of our common stock held by the selling stockholders referred to in this prospectus.  The shares covered by this prospectus include:

•	up to 164,200 outstanding shares held by the selling stockholders; and

•	up to 930,000 shares issuable upon exercise of warrants held by the selling stockholders.

 We will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. However, we will receive gross proceeds of $46,500 if all of the warrants held by the selling stockholders are exercised for cash.

Our common stock is traded in the over-the-counter market and prices are quoted on the over-the-counter electronic bulletin board under the symbol “FHMS”.  On February 10, 2010, the last reported sale price for our common stock was $1.50 per share.

The selling stockholders may, from time-to-time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any exchange, market or trading facility on which shares are traded or in private transactions and in other ways described in the “Plan of Distribution”.  These dispositions may be at fixed prices, at the prevailing market price at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

INVESTING IN OUR STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK
FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete any may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is ____________, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding the Company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, the “Company,” "we", "us" and "our", refer to Florham Consulting Corp., Educational Investors, Inc., a Delaware corporation (“EII”), Valley Anesthesia, Inc., a Delaware corporation and Valley Anesthesia Educational Programs, Inc., an Iowa corporation (collectively, “Valley”), and Training Direct, LLC, a Connecticut limited liability company (“Training Direct”, and together with EII and Valley, the “EII Group”), unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st.

Our Company

We were incorporated in the State of Delaware in February 2005.  Until consummation of the reverse merger (as described below), we offered Internet professional services, including providing our clients with an integrated set of strategic creative and technology services that enable such clients to effect and maximize their Internet business.  As of December 31, 2008, we had performed consulting or other services for seven clients. As a result of the reverse merger, we will carry out the business and operations of the EII Group.

EII was incorporated in the State of Delaware on July 20, 2009 for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries.  EII’s wholly-owned subsidiary, Valley Anesthesia, Inc., was incorporated on July 15, 2009 in the State of Delaware. Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc., which was incorporated in the State of Iowa on March 10, 1993, for an aggregate purchase price of $3,838,215 plus certain contingent payments which are subject to the achievement of predetermined operating milestones.  Through its Valley Anesthesia, Inc. subsidiary, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists and Graduate Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

Through its Training Direct subsidiary, which was formed as a limited liability company on January 7, 2004 in the State of Connecticut, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. Training Direct strives to assist those who may not have realized their full potential in the workplace in finding a new career direction and progressing in learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains approvals from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such approvals require that the company have a competent faculty, offer educationally sound and up to date courses and course materials, and be subject to inspections and approvals by outside examining committees.

Corporate Information

Agreement and Plan of Merger

On December 16, 2009, we executed an agreement and plan of merger with EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham) (“Mergerco”), EII and its security holders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the “EII Securityholders”) pursuant to which Mergerco was merged with and into EII, with EII as the surviving corporation of the merger, as a result of which EII became a wholly-owned subsidiary of our company. Under the terms of the merger agreement, the EII Securityholders received (i) an aggregate of 6,000,000 shares of our common stock, (ii) options to acquire 2,558,968 additional shares of our common stock, 50% of which have an initial exercise price of $0.50 per share and 50% of which have an initial exercise price of $0.228 per share, subject to certain performance targets set forth in the merger agreement, and (iii) 250,000 shares of our Series A Preferred Stock, with each share of  Series A Preferred Stock automatically convertible into 49.11333 shares of common stock upon the filing by us of an amendment to our certificate of incorporation which increases the authorized shares of our common stock to at least 50,000,000.

Pursuant to the terms of the reverse merger, we agreed to cause (i) the shares of common stock issued and outstanding prior to the effective time of the reverse merger; and (ii) up to 930,000 shares of common stock issuable upon exercise of warrants expiring on June 30, 2016 at an exercise price of $0.05 per share, to be registered for resale under the Securities Act of 1933, as amended, as soon as practicable following the effective time of the reverse merger

The closing of the transactions contemplated by the merger agreement were subject to a number of conditions including, without limitation, completion of due diligence, approval of the merger agreement by the Boards of Directors of EII and our company and the prior or simultaneous closing of the interest purchase agreement (as discussed below). On December 31, 2009, the parties to the merger agreement deemed all closing conditions to be satisfied and accordingly, the reverse merger was consummated. As a result of the reverse merger, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

At the closing of the reverse merger, all of our officers resigned and Joseph Bianco was appointed as our Chief Executive Officer, Anil Narang was appointed as our President and Chief Operating Officer, and Kellis Veach was appointed as our Chief Financial Officer and Secretary. In addition, our sole director resigned and Joseph Bianco, Anil Narang, Dov Perlysky, Howard Spindel and David Cohen were appointed as our directors, with such resignation and appointments effective on January 22, 2010, representing the tenth day after mailing our Schedule 14f-1 Information Statement to our shareholders of record.

We have filed an Information Statement on Schedule 14C under the Exchange Act, and upon the effectiveness of such Information Statement and the expiration of the requisite 20 day period following mailing of such Information Statement to our shareholders, we will amend and restate our certificate of incorporation to, among other things:

•	increase our authorized common stock to 50,000,000 shares; and
•	change our corporate name to “Educational Investors Corp.”.

On December 23, 2009, holders of a majority of our issued and outstanding shares of common stock have consented in writing to approve (i) the merger agreement and the transactions contemplated therein, (ii) our corporate name change; (iii) the increase in our authorized shares of common stock; and (iv) our 2009 Stock Incentive Plan for key employees, directors, consultants and others providing services to us, pursuant to which up to 1,500,000 shares of common stock shall be authorized for issuance thereunder.

Interest Purchase Agreement

In addition to the merger agreement, on December 16, 2009, EII entered into an interest  purchase agreement with the members of Training Direct, and our company, pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of Training Direct in exchange for (a) $200,000 cash, (b) shares of our common stock having a deemed value of  $600,000 (the “Acquisition Shares”), with such number of Acquisition Shares to be determined by dividing $600,000 by the “Discounted VWAP” (as defined below) for the 20 “Trading Days” (as defined below) immediately following the consummation of the reverse merger, and (c) shares of our  common stock having a deemed value of $300,000 (the “Escrow Shares”), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the 20 Trading Days immediately following the consummation of the reverse merger. The Escrow Shares will be held in escrow and released therefrom as provided in the purchase agreement. “Discounted VWAP” is defined in the purchase agreement as 70% of the “VWAP” of our common stock, but in no event less than $0.40 per share. “VWAP” is defined in the purchase agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for our common stock on the applicable national securities exchange on each Trading Day of the 20 Trading Days following the consummation of the reverse merger, and (ii) the volume of our common stock on the applicable national securities exchange for each such day and the denominator of which is the total volume of our common stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. “Trading Day” is defined in the purchase agreement as any day on which the New York Stock Exchange or other national securities exchange on which our common stock trades is open for trading.  The Discounted VWAP for the twenty Trading Days after the effective date of the reverse merger is $1.67.  Accordingly, we will issue an aggregate of 359,281 Acquisition Shares and 179,641 Escrow Shares.

The closing of the purchase agreement was subject to a number of conditions including, without limitation, approval of the change of ownership of Training Direct by the Connecticut Department of Higher Education, the execution by us, EII and the EII Securityholders of all documents  necessary to affect the reverse merger, approval of the purchase agreement by the Board of Directors of EII and the board of managers of Training Direct and execution of a certain employment agreement and consulting agreement. On December 31, 2009, the parties to the purchase agreement deemed all closing conditions to be satisfied and accordingly, the purchase and sale of the Training Direct membership interests was consummated.

Our Offices and Other Corporate Information

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022, and its telephone number is (646) 290-5290. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325 and its telephone number is (515) 221-2590. Valley maintains a website at www.valleyanesthesia.com. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606 and its telephone number is (203) 372-8842. Training Direct maintains a website at www.trainingdirectusa.org. The contents of such websites are not part of this prospectus.

The Offering

Common Stock Offered by the Company	None

Common Stock Offered by the Selling Stockholders
Up to 1,094,200 shares of our common stock, including: (i) up to 164,200 shares of issued and outstanding common stock held by certain of the selling stockholders, and (ii) up to 930,000 shares issuable upon exercise of warrants held by certain of the selling stockholders at an exercise price of $0.05 per share.  The warrants are exercisable on or after March 12, 2010.

Common Stock Outstanding Prior to this Offering	6,166,700 shares*

Use of Proceeds
We will not receive any proceeds from the shares sold in this offering. However, we will receive gross proceeds of $46,500 if all of the warrants held by the selling stockholders are exercised for cash

Symbol for our Common Stock	“FHMS”

* Does not include (i) an aggregate of 12,278,333 shares of common stock issuable upon conversion of 250,000 shares of our issued and outstanding Series A Convertible Preferred Stock automatically upon the filing by us of an amendment to our certificate of incorporation increasing our authorized shares of common stock to 50,000,000 shares; (ii) 5-year options to purchase an aggregate of 3,436,328 shares of common stock; (iii) warrants to purchase an aggregate of 930,000 shares of common stock at $0.05 per share offered by certain of the selling stockholders pursuant to this prospectus; and (iv) an aggregate of 359,281 Acquisition Shares and 179,641 Escrow Shares at a Discounted VWAP of $1.67 to be issued pursuant to a certain Interest Purchase Agreement discussed herein.

Sale of Securities to the Selling Stockholders

            In June 2006, the Company’s founders were issued an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock at $0.05 per share.  The warrants are exercisable on or after March 12, 2010 through and until June 30, 2016.  The holders of such warrants have cashless exercise rights.

In March 2007, we sold, in a private placement, 657 units, each unit consisting of 100 shares of common stock at $1.00 per share, to 96 accredited investors.  No brokerage commissions or other compensation was paid to any third party with respect to the units sold in the private placement.

In January 2009, the Company issued a warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share to a consultant for financial advisory services. The warrants are exercisable on or after March 12, 2010 through and until June 30, 2016.  The holder of such warrant has cashless exercise rights.

Risk Factors

We urge you to read the "Risk Factors" section beginning on page 10 of this prospectus so that you understand the risks associated with an investment in our common stock.

Summary Historical Financial Information

The following tables set forth our summary historical financial information. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Statements of Operations:
	For the Nine Months		For the Year
	Ended September 30,		Ended December 31,
	2009	2008	2008	2007
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Continuing operations
Net revenues	$-	$-	$-	$-
Costs and expenses
Other income (expense)
(Loss) from continuing operations	-	-	-	-
(Loss) from discontinued operations	(16,255)	(11,776)	(16,256)	(30,710)
Net (Loss)	$(16,255)	$(11,776)	$(16,256)	$(30,710)
(Loss) per Share Basic and Diluted
(Loss) from continuing operations	-	-	-	-
(Loss) from discontinued operations	(0.01)	0.01	(0.10)	(0.20)
Net (Loss)	$(0.01)	$0.01	$(0.10)	$(0.20)
Weighted Average Shares Outstanding
Basic and Diluted	166,700	166,700	166,700	151,040

Balance Sheets:
	September 30,	December 31,
	2009	2008	2007
	(Unaudited)	(Audited)	(Audited)

Assets of discontinued operations	$28,234	$43,378	$58,411
Total Assets	28,234	43,378	58,411
Liabilities of discontinued operations	4,578	6,817	5,594
Total liabilities	4,578	6,817	5,594
Total Stockholders' Equity	23,656	36,561	52,817

RISK FACTORS

Investment in our securities involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not currently identified or foreseen. This discussion contains forward-looking statements.

Risks Related to Our Business and Industry in Which We Operate

We are subject to risks relating to enrollment of students.  If we are not able to continue to successfully recruit and retain our students, we will not be able to sustain our revenue growth rate.

Building awareness of our schools and the programs we offer is critical to our ability to attract prospective students. If our schools are unable to successfully market and advertise their educational programs, our schools’ ability to attract and enroll prospective students in such programs could be adversely affected, and, consequently, our ability to increase revenue or maintain profitability could be impaired. It is also critical to our success that we convert these prospective students to enrolled students in a cost-effective manner and that these enrolled students remain active in our programs. Some of the factors that could prevent us from successfully enrolling and retaining students in our programs include:

•	the emergence of more attractive competitors;
•	factors related to our marketing, including the cost and effectiveness of Internet advertising and broad-based branding campaigns;
•	inability to expand program content and develop new programs in a timely and cost-effective manner;
•	performance problems with, or capacity constraints of, our online education delivery systems;
•	failure to maintain accreditation;
•	inability to continue to recruit, train and retain quality faculty;
•	student or employer dissatisfaction with the quality of our services and programs;
•	student financial, personal or family constraints;
•	adverse publicity regarding us, our competitors or online or for-profit education generally;
•	tuition rate reductions by competitors that we are unwilling or unable to match;
•	a decline in the acceptance of online education;
•	increased regulation of online education, including in states in which we do not have a physical presence;
•	a decrease in the perceived or actual economic benefits that students derive from our programs or education in general; and
•	litigation or regulatory investigations that may damage our reputation.

In addition, our educational programs are concentrated in selected areas of healthcare, law and business. If applicant career interests shift away from these fields, and we do not anticipate or adequately respond to that trend, future enrollment and revenue may decline.  If employment opportunities for our graduates in fields related to their educational programs decline, future enrollment and revenue may decline as potential applicants choose to enroll at other educational institutions offering different courses of study.

We are subject to risks relating to tuition pricing, which could have a material adverse affect on our financial results.

If other educational institutions reduce their price of tuition, our educational programs could become less attractive to prospective students. In addition, we may be unable, for competitive reasons, to maintain and increase tuition rates in the future, thereby adversely affecting future revenues and earnings.

Our financial performance depends, in part, on our ability to keep pace with changing market needs and technology; if we fail to keep pace or fail in implementing or adapting to new technologies, our business may be adversely affected.

Increasingly, prospective employers of students who graduate from our schools demand that their new employees possess appropriate technological skills and also appropriate “soft” skills, such as communication, critical thinking and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important for our schools’ educational programs to evolve in response to these economic and technological changes. The expansion of existing programs and the development of new programs may not be accepted by current or prospective students or the employers of our graduates. Even if our schools are able to develop acceptable new programs, our schools may not be able to begin offering those new programs as quickly as required by prospective employers or as quickly as our competitors offer similar programs. In addition, we may be unable to obtain specialized accreditations or licensures that may make certain programs desirable to students. To offer a new academic program, we may be required to obtain federal, state and accrediting agency approvals, which may be conditioned or delayed in a manner that could significantly affect our growth plans. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, unusually rapid technological changes, or other factors, our ability to attract and retain students could be impaired, the rates at which our graduates obtain jobs involving their fields of study could suffer, and our business, financial condition, results of operations and cash flows could be adversely affected.

Establishing new academic programs or modifying existing programs requires us to make investments in management and capital expenditures, incur marketing expenses and reallocate other resources. We may have limited experience with the courses in new areas and may need to modify our systems and strategy or enter into arrangements with other educational institutions to provide new programs effectively and profitably. If we are unable to increase the number of students or offer new programs in a cost-effective manner, or are otherwise unable to manage effectively the operations of newly established academic programs, our business, financial condition, results of operations and cash flows could be adversely affected.

We have invested and continue to invest significant resources in information technology, which is a key element of our business strategy. Our information technology systems and tools could become impaired or obsolete due to our action or failure to act. For instance, we could install new information technology without accurately assessing its costs or benefits, or we could experience delayed or ineffective implementation of new information technology. Similarly, we could fail to respond in a timely or sufficiently competitive way to future technological developments in our industry. Should our action or failure to act impair or otherwise render our information technology less effective, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to risks relating to our information technology, system applications and security systems, which could have a material adverse affect on our financial results.

The performance and reliability of our computer networks and system applications, especially our online educational platforms and student operational and financial packaging applications, are critical to our reputation and ability to attract and retain students.  System errors and/or failures could adversely impact our delivery of educational content to our online students.  In addition, system errors could result in delays and/or errors in processing student financial payment and related disbursements. Major risks involved in such network infrastructure include any break-downs or system failures resulting in a sustained shutdown of all or a material portion of our servers, including failures which may be attributable to sustained power shutdowns, or efforts to gain unauthorized access to our systems causing loss or corruption of data or malfunctions of software or hardware.  Security breaches of our information systems can also create unauthorized disclosure of confidential information, such as the personal information of our students or credit card information.  If we are unable to prevent such security breaches, our operations could be disrupted, our students could suffer financial loss or become the victims of identity theft, or we may suffer reputational damage and/or financial loss because of lost or misappropriated information.

Our network systems are also vulnerable to damage from fire, flood, power loss, telecommunications failures, computer viruses, hacking and similar events. Any network interruption, virus or other inadequacy that causes interruptions in the availability of the online educational programs or deterioration in the quality of access to the online educational platforms could reduce our student’s satisfaction and ultimately harm our business, financial condition and results of operations. In addition, any security breach caused by hackings, which involve efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could have a material adverse effect on our business, financial condition and results of operations. We do not maintain insurance policies covering losses relating to our network systems and we do not have business interruption insurance.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions form part of our strategy to expand our business. We have limited prior experience integrating any new companies into ours, and we believe that integration of a new company’s operation and personnel will require significant management attention. The diversion of our management’s attention from our business and any difficulties encountered in the integration process could have an adverse effect on our ability to manage our business.

We may pursue acquisitions of companies, technologies and personnel that are complementary to our existing business. However, our ability to grow through future acquisitions or investments or hiring will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates, and the availability of financing to complete larger acquisitions. We may face significant competition in executing our growth strategy. Future acquisitions or investments could result in potential dilutive issuances of equity securities or incurrence of debt, contingent liabilities or impairment of goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop and any particular acquisition or investment may not produce the intended benefits.

Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, technologies and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses, educational programs and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees and students as a result of the integration of new businesses.

If regulators do not approve our domestic acquisitions, the acquired schools’ state licenses, accreditation, and ability to participate in Title IV programs (if applicable) may be impaired.

When we acquire an institution, we must seek approval from the U.S. Department of Education if the acquired institution participates in Title IV programs, and from most applicable state agencies and accrediting agencies because an acquisition is considered a change of ownership or control of the acquired institution under applicable regulatory standards. A change of ownership or control of an institution under the U.S. Department of Education standards can result in the temporary suspension of the institution’s participation in the Title IV programs unless a timely and materially complete application for recertification is filed with the U.S. Department of Education and it issues a temporary provisional certification. If we are unable to obtain approvals from the state agencies, accrediting agencies or U.S. Department of Education for any institution we may acquire in the future, depending on the size of that acquisition, such a failure to obtain approval could have a material adverse effect on our business.

If regulators do not approve or delay their approval of transactions involving a change of control of our company, our state licenses and accreditation may be impaired.

A change of ownership or control of EII, depending on the type of change, may have significant regulatory consequences for Training Direct. State licensing agencies, including the Connecticut Department of Higher Education (“DHE”), have adopted the change of ownership and control standards. Such a change of ownership or control could require recertification and reauthorization by state licensing agencies, including the DHE. There can be no assurances that such recertification would be obtained on a timely basis. In addition, some states where Training Direct is presently licensed have requirements governing change of ownership or control that require approval of the change to remain authorized to operate in those states. If regulators do not approve or delay their approval of transactions involving a change of control of our company, our state licenses and accreditation may be impaired.

If any regulatory audit, investigation or other proceeding finds us not in compliance with the numerous laws and regulations applicable to the postsecondary education industry, we may not be able to successfully challenge such finding and our business could suffer.

Due to the highly regulated nature of the postsecondary education industry, we are subject to audits, compliance reviews, inquiries, complaints, investigations, claims of non-compliance and lawsuits by state governmental agencies, regulatory agencies, accrediting agencies, present and former students and employees, shareholders and other third parties, any of whom may allege violations of any of the regulatory requirements applicable to us. If the results of any such claims or actions are unfavorable to us, we may be required to pay monetary fines or penalties, be required to repay funds received under state financial aid programs, have restrictions placed on or terminate our schools’ or programs’ eligibility to participate in state or federal financial aid programs, have limitations placed on or terminate our schools’ operations or ability to grant degrees and certificates, have our schools’ accreditations restricted or revoked, or be subject to civil or criminal penalties. Any one of these sanctions could materially adversely affect our business, financial condition, results of operations and cash flows and result in the imposition of significant restrictions on us and our ability to operate.

If we fail to maintain any of our state authorizations, we would lose our ability to operate in that state.

Training Direct is authorized to operate and to grant certificates by the applicable state agency of each state where such authorization is required and where we maintain a campus. The loss of such authorization in one or more states could have a material adverse effect on our business, financial condition, results of operations and cash flows. Loss of authorization in one or more states could increase the likelihood of additional scrutiny and potential loss of operating and/or degree granting authority in other states in which we operate, which would further impact our business.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows.

The increasing popularity and use of the Internet and other online services has led and may lead to further adoption of new laws and regulatory practices in the U.S. or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, value-added taxes, withholding taxes, allocation and apportionment of income amongst various state, local and foreign jurisdictions, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, which could have a material adverse affect on our business, financial condition, results of operations and cash flows.

Our success depends on attracting and retaining qualified personnel.

We depend on a core management and key executives.  In particular, we rely on the expertise and experience of our senior officers and key employees in our business operations, and their personal relationships with our other significant shareholders, employees, the regulatory authorities, and our students. If any of them become unable or unwilling to continue in their present positions, or if they join a competitor or form a competing company in contravention of their employment agreements, we may not be able to identify a replacement easily, our business may be significantly disrupted and our financial condition and results of operations may be materially adversely affected. We currently maintain key-man life insurance in the amount of $2.5 million for Anil Narang, our President and Chief Operating Officer.  We do not currently maintain key-man life insurance for any of our other key personnel.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

We believe the copyrights, service marks, trademarks, trade secrets and other intellectual property we use are important to our business, and any unauthorized use of such intellectual property by third parties may adversely affect our business and reputation. We rely on the intellectual property laws and contractual arrangements with our employees, clients, business partners and others to protect such intellectual property rights. Third parties may be able to obtain and use such intellectual property without authorization. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, and have a material adverse effect on our business, financial condition and results of operations.

We may be subject to infringement and misappropriation claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. We may be subject to litigation involving claims of patent, copyright or trademark infringement, or other violations of intellectual property rights of third parties. Future litigation may cause us to incur significant expenses, and third-party claims, if successfully asserted against us, may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Risks Related to Our Financial Condition and Results of Operations

Our limited operating history and the unproven long-term potential of our business model make evaluating our business and prospects difficult.

We were incorporated on February 9, 2005 in the State of Delaware, EII was incorporated on July 20, 2009 in the State of Delaware, Training Direct was formed on January 7, 2004 in the State of Connecticut and Valley was incorporated in March 10, 1993 in the State of Iowa. As our operating history is limited, the revenue and income potential of our business and markets are yet to be fully proven. In addition, we are exposed to risks, uncertainties, expenses and difficulties frequently encountered by companies at an early stage of development. Some of these risks and uncertainties relate to our ability to:

•	increase our student enrollment by expanding the type, scope and technical sophistication of the educational services we offer;

•	respond effectively to competitive pressures;

•	respond in a timely manner to technological changes or resolve unexpected network interruptions;

•	comply with changes to regulatory requirements;

•	maintain adequate control of our costs and expenses;

•	increase awareness of our educational programs; and

•	attract and retain qualified management and employees.

We cannot predict whether we will meet internal or external expectations of our future performance. If we are not successful in addressing these risks and uncertainties, our business, financial condition and results of operations may be materially adversely affected.

We may need additional capital and may not be able to obtain such capital on acceptable terms.

Capital requirements are difficult to plan in our industry. We currently expect that we will need capital to fund our future acquisitions, educational program development, technological infrastructure and sales and marketing activities.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, securities of vocational, training and technical schools;

•	conditions of the United States and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of educational program providers; and

•	economic, political and other conditions in United States.

Any failure by us to raise additional funds on terms favorable to us, or at all, may have a material adverse effect on our business, financial condition and results of operations. For example, we may not be able to carry out parts of our growth strategy to acquire vocational, training and/or technical schools that are complementary to our existing business or necessary to maintain our growth and competitiveness.

Our business may be adversely affected by a further economic slowdown in the U.S. or abroad or by an economic recovery in the U.S.

The U.S and much of the world economy are in the midst of an economic downturn. We believe the current economic downturn has contributed to a portion of our recent enrollment growth as an increased number of working learners seek to advance their education to improve job security or reemployment prospects. This effect cannot be quantified. However, to the extent that the economic downturn has increased demand for our programs, a subsequent economic recovery may eliminate this effect and reduce such demand as fewer potential students seek to advance their education. This reduction could have a material adverse effect on our business, financial condition, results of operations and cash flows. A worsening of the economic downturn may reduce the demand for our programs among students and the willingness of employers to sponsor educational opportunities for their employees, either of which could materially and adversely affect our business, financial condition, results of operations and cash flows.

We may not be able to sustain our recent growth rate or profitability, and we may not be able to manage future growth effectively.

Our ability to sustain our current rate of growth or profitability depends on a number of factors, including our ability to obtain and maintain regulatory approvals, our ability to attract and retain students, our ability to maintain operating margins, our ability to recruit and retain high quality academic and administrative personnel and competitive factors. In addition, growth may place a significant strain on our resources and increase demands on our management information and reporting systems, financial management controls, and personnel. Although we have made a substantial investment in augmenting our financial and management information systems and other resources to support future growth, we cannot assure you that we will have adequate capacity to accommodate substantial growth or that we will be able to manage further growth effectively. Failure to do so could adversely affect our business, financial condition, results of operations and cash flows.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers and directors hold approximately 352% of our outstanding common stock, which includes (i) shares owned by our officers and/or directors, (ii) shares attributable to certain entities in which our officers and directors share beneficial ownership, (iii) shares underlying our Series A Preferred Stock that will be converted into shares of Florham Common Stock upon the filing of our amended and restated certificate of incorporation for purposes of increasing our authorized shares to 50,000,000, and (iv) shares issuable upon exercise of stock options which have vested as of the date of this prospectus.  Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

Our common stock is quoted on the OTC Bulletin Board under the current symbol "FHMS". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The market price of our common stock may be volatile.

     The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

The outstanding convertible securities may adversely affect us in the future and cause dilution to existing shareholders.

As of December 31, 2009, we had 6,166,700 shares of Common Stock outstanding and 250,000 shares of Series A Preferred Stock outstanding, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 12,278,333 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares. In addition, we have outstanding 5-year options to purchase an aggregate of 3,436,328 shares of Common Stock and outstanding warrants to purchase 930,000 shares of Common Stock expiring on June 30, 2016 at an exercise price of $0.05 per share. The conversion of the Series A Preferred Stock and the exercise of options and warrants will cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon conversion and/or exercise. Moreover, subject to any applicable lock-up restrictions, sales of the shares of our outstanding common stock, shares issuable upon conversion of the Series A Preferred Stock, and shares issuable upon exercise of the options and warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.  Further, the terms on which we may obtain additional financing during the period any of such securities remain outstanding may be adversely affected by the existence of these securities as well.

Our common stock may be considered a “penny stock” and may be difficult to sell.

     The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges.

Patterns of fraud and abuse include:

(a)	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(b)	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(c)	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(d)	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

(e)
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock.  We plan to retain any future earnings to finance growth.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, which may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

The shares of common stock covered by this prospectus are, either issued and outstanding, or issuable upon exercise of common stock purchase warrants owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. However, upon the exercise of warrants by payments of cash, we will receive $$46,500, in the aggregate, assuming all of the warrants are exercised. To the extent that we receive cash upon the exercise of the warrants, we expect to use that cash for working capital and for general corporate purposes.

MARKET FOR OUR COMMON STOCK

The common stock was approved for quotation on the Over–the-Counter Bulletin Board on April 28, 2008 under the symbol “FHMS”.

The following table sets forth the quarterly high and low bid prices for the common stock for the last two fiscal years. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Fiscal Quarter	High	Low
Quarter ended June 30, 2008*	$2.25	$1.25
Quarter ended September 30, 2008	$1.25	$1.01
Quarter ended December 31, 2008	$1.10	$1.01
Quarter ended March 31, 2009	$1.01	$0.16
Quarter ended June 30, 2009	$0.35	$0.16
Quarter ended September 30, 2009	$0.26	$0.16
Quarter ended December 31, 2009	$1.50	$1.50

*From April 28, 2008 through the fiscal quarter ended June 30, 2008.

At February 10, 2010, the closing bid price of the common stock was $1.50 and we had approximately 117 record holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2008, Florham did not have any options or other securities outstanding under any employee stock option and incentive plan.

On December 23, 2009, our board of directors and holders of a majority of our issued and outstanding shares of common stock have consented in writing to approve our 2009 Stock Incentive Plan for key employees, directors, consultants and others providing services to us, pursuant to which up to 1,500,000 shares of common stock shall be authorized for issuance thereunder.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Florham Consulting Corp. ("Florham Consulting" or the "Company" or "we") was formed on February 9, 2005 as a Delaware corporation.  We have included elsewhere in this prospectus the financial statements of Florham Consulting Corp. as of December 31, 2008 and 2007 and for the years then ended, and as of September 30, 2009 and 2008 and for the nine months then ended and should be read in conjunction with such financial statements and related notes included in this prospectus.

Educational Investors, Inc. (“EII”) was incorporated on July 20, 2009.  We have included elsewhere in this prospectus the consolidated financial statements of Educational Investors, Inc. as of September 30, 2009 and for the period from inception (July 20, 2009) through September 30, 2009.

EII through its wholly-owned subsidiary, Valley Anesthesia, Inc. (“Valley”), purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. (“VAEP”) effective August 20, 2009. We have included elsewhere in this prospectus the historical financial statements of Valley Anesthesia Educational Programs, Inc. as of December 31, 2007 and 2008 and for the years then ended, and as of August 31, 2009 and for the eight months then ended.

EII acquired the Membership Interest in Training Direct LLC (“Training Direct”) effective December 31, 2009.  We have included elsewhere in this prospectus the historical financial statements of Training Direct, LLC as of December 31, 2007 and 2008 and for the years then ended, and  as of September 30, 2009 and for the nine months then ended.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Florham Consulting Corp. as of December 31, 2008 and 2007 and as of September 30, 2009, Educational Investors, Inc. and subsidiary as of September 30, 2009 and for the period from July 20, 2009 (inception) through September 30, 2009, Valley Anesthesia Educational Programs, Inc. as of December 31, 2007 and 2008 and for the years then ended, and as of August 31, 2009 and for the eight months then ended, and Training Direct, LLC as of December 31, 2007 and 2008 and for the years then ended, and as of September 30, 2009 and for the nine months then ended and should be read in conjunction with such financial statements and related notes included in this prospectus.

Overview

Florham Consulting Corp. was an Internet professional services firm.  We provided our clients with an integrated set of strategic, creative and technology services that enable them to effect and maximize their internet business.  As described elsewhere in this prospectus, on December 31, 2009, the Company completed a reverse merger with EII in a transaction whereby EII became the continuing entity and the Company discontinued its consulting operations.  Accordingly, we had no continuing operations at September 30, 2009.  The following discussions and analysis pertains to our discontinued consulting operations.

EII was incorporated for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries.  Through its Valley Anesthesia, Inc. subsidiary, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists (“SRNA”) and Graduate Registered Nurse Anesthetists (“GRNA”) in preparation for the National Certifying Exam (“NCE”) throughout the continental United States.  Through its Training Direct subsidiary, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. The company strives to assist those who may not have realized their full potential in the workplace in finding a new career direction and progressing in learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains approvals from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such approvals require that the company have a competent faculty, offer educationally sound and up to date courses and course materials, and be subject to inspections and approvals by outside examining committees.

Acquisitions

Effective August 20, 2009, Valley purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. for $3,838,215.  The purchase price included $2,000,000 cash, note at fair value of $1,702,883, present value of earnout of $79,990 and net liabilities assumed of $55,342. The purchase method of accounting was used for this transaction and the purchase price was allocated to the fair value of financial assets, liabilities, tradename/trademark/content, group and non-group registrations, website, review manuals and covenant not-to compete aggregating $3,654,658, and the excess of the purchase price over the fair value of the identifiable assets was realized as goodwill.

On December 16, 2009, which closed December 31, 2009, EII entered into an Interest  Purchase Agreement ("TDI Agreement") with Training Direct LLC ("TDI") and its members and the Company pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of the Company's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of the Company's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger. The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement. "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of the Company's Common Stock, but is in no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for the Company's Common Stock on the applicable national securities exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of the Company's  Common Stock on the applicable national securities exchange for each such day and the denominator of which is the total volume of the Company's Common Stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other national securities exchange on which the Company's Common Stock trades is open for trading. The Discounted VWAP for the twenty Trading Days after the effective date of the reverse merger is $1.67.  Accordingly, we will issue an aggregate of 359,281 Acquisition Shares and 179,641 Escrow Shares.

Florham Consulting Corp.

Liquidity and Capital Resources

           Liquidity is a measure of our ability to meet potential cash requirements, including planned capital expenditures.  At September 30, 2009, we had working capital of $23,656 compared to working capital of $36,561 and $52,817 at December 31, 2008 and December 31, 2007. This decrease was principally as a result of cash used to fund operations.

We raised gross proceeds of $65,700 from the sale of shares of common stock in March 2007.  $6,500 was used to pay offering expenses and the balance has been used for working capital purposes.

Critical Accounting Policies and Estimates

           The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.  We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management's best estimates available at the time of preparation.  Actual experience may differ from these estimates.

Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and  expenses  during  the reporting period. Actual results could differ from these estimates.  Significant estimates made by us include the valuation of the deferred tax asset allowance and the allowance for doubtful accounts.

Fair Value of Financial Instruments

           The amounts at which current assets and current liabilities are presented by us approximate their fair value due to their short-term nature.

Revenue Recognition

           We recognize revenue from our Internet consulting agreements as services are provided on a monthly and hourly basis, based on a standardized fee structure. We recognize revenues on web design projects upon completion of the project. Cash received from clients in advance of the completion of a project is recorded as a deposit.

Cash and Cash Equivalents

           Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which at times may exceed federally insured limits. We have not experienced any losses to date as a result of this policy.

Accounts Receivable

           Accounts receivable are recorded at their estimated realizable value. An allowance for doubtful accounts is estimated by us through evaluation of significant past due accounts. Accounts are deemed past due when payment has not been received within the stated time period. Our policy is to review individual past due amounts periodically and write off amounts for which all collection efforts are deemed to have been exhausted. As of December 31, 2008, no allowance was deemed necessary.

Income Taxes

           We follow the provisions of Statement of Financial Accounting Standards Board No. 109, "Account for Income Taxes," and Financial Accounting Standards Board Interpretation No. 48 "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109" which require the use of the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

           Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes  recognized in the Company's  financial statements in accordance  with FASB  Statement 109, "Accounting  for Income  Taxes," and prescribes a  recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, Interest and penalties, accounting in interim periods, disclosure and transition.

           At the adoption date of January 1, 2007 and at December 31, 2007 and 2008, the Company did not have any unrecognized tax benefits.  The Company's policy is to classify assessments if any, for tax related interest as interest expenses and tax related penalties as general and administrative expenses.  The Company currently has no federal or state tax examinations in progress and the 2006, 2007 and 2008 tax years are subject to federal and state examinations.

Recent Accounting Pronouncements

           In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces SFAS No. 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting.  It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of SFAS No. 141R to have an effect on its financial statements.

           In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51, which changes the accounting and reporting for minority interests.  Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest  sold, as well as any interest  retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of SFAS No. 160 to have an effect on its financial statements.

           In March 2007, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required.  We do not anticipate the adoption of SFAS No. 161 will have a material effect on the Company's financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Off Balance Sheets Arrangements

           We do  not  have  any  off-balance  sheet  arrangements  that  have  or are reasonably likely to have a current or future effect on our financial condition, changes in  financial  condition,  revenue or expenses,  results of  operations, liquidity,  capital  expenditures  or  capital  resources  that is  material  to investors.

Results of Operations

           The following table shows the results of our business. All references to the results of operations and financial condition are those of Florham Consulting Corp.

Comparison of Fiscal Year Ended December 31, 2008 and 2007

YEAR ENDED DECEMBER 31	2008	2007
Continuing Operations:
Income (loss) from continuing operations	$-0-	$-0-
Discontinued Operations:
Consulting Income	$14,025	$14,275

Cost of revenue	$250	$225

Gross Profit	$13,775	$14,050

Other Income	$640	$1,550

Selling, general and administrative costs	$30,671	$46,310

(Loss) before income tax expense (benefit)	$(16,256)	$(30,710)

Income tax expense (benefit)	$-0-	$-0-

Net (loss)	$(16,256)	$(30,710)

Revenues.  Consulting income for 2008 was $14,025 as compared to $14,275 in 2007. The decrease in consulting income is attributable to fewer consulting projects completed for new and existing clients in 2008.

Cost of Revenues; Gross Margin. Cost of revenues was $250 in 2008 compared to $225 in 2007.

Selling, General and Administrative Expenses.  Our selling, general and administrative expenses were $30,671 in 2008, compared to $46,310 in 2007 due mainly to a decrease in legal and accounting expenses.

Income Taxes.  No income tax benefit has been reflected in either period as management has determined that it is more likely than not that the net operating loss carryforwards will not be utilized in the future and, accordingly, the deferred tax asset of $12,903 (as of December 31, 2008) and $8,476 (as of December 31, 2007), net of surtax exemption, has been fully reserved.

Net Loss. As a result of foregoing, our net loss decreased to ($16,256), or ($0.10) per share (basic and diluted), for the year ended December 31, 2008, as compared with a net loss of ($30,710) or ($0.20) per share (basic and diluted), for the year ended December 31, 2007.

Comparison of the Nine Months Ended September 30, 2009 and 2008

Nine Months ended September 31	2009	2008
Continuing Operations:
Income (loss) from continuing operations	$-0-	$-0-
Discontinued Operations:
Consulting Income	$7,550	$11,700
Gross Profit	$7,550	$11,700

Other Income	$34	$589

Selling, general and administrative costs	$23,839	$24,055

(Loss) before income tax expense (benefit)	$(16,255)	$(11,766)

Income tax expense (benefit)	$-0-	$-0-

Net (loss)	$(16,255)	$(11,766)

Revenue.  For the nine months ended September 30, 2009, we had consulting revenues of $7,550 as compared to $11,700 for the nine months ended September 30, 2008.  The decrease in the 2009 period was due to fewer projects completed for new and existing clients.

Selling, General and Administrative Costs. For the nine months ended September 30, 2009 selling, general and administrative costs were $23,839 as compared to $24,055, for the nine months ended September 30, 2008.  The decrease is primarily attributable to an increase in general and administrative expenses related to software purchases offset by a decrease in legal expenses.

Net Loss.  As a result of the foregoing, for the nine months ended September 30, 2009, our net loss from operations was $(16,255) as compared to a net loss from operations of ($11,766) for the nine months ended September 30, 2008.

Educational Investors, Inc. and Subsidiary

Liquidity and Capital Resources

As of September 30, 2009, we had working capital of approximately $148,000, including cash and cash equivalents.

Net cash provided by operating activities was approximately $670,000 for the period from inception (July 20, 2009) through September 30, 2009.

Net cash used in investing activities for the period from inception (July 20, 2009) through September 30, 2009  totaled approximately $2,022,000 and related to the purchase of certain assets of Valley Anesthesia Educational Programs, Inc. in the amount of $2,000,000 and the purchase of fixed assets and website for online testing in the approximate amount of $22,000.

Net cash provided by financing activities for the period from inception (July 20, 2009) through September 30, 2009 was approximately $2,450,000 from the net proceeds from the sale of common stock and options.

Although we expect that our available funds and funds generated from our operations will be sufficient to meet our anticipated needs for 12 months, we may need to obtain additional capital to continue to grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including expansion of our personnel and the timing of our receipt of revenues.  Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance.  There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization, future cash flows associated with impairment testing for long-lived assets, deferred tax assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of long-lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.

Website – Online Testing

Purchased computer software is capitalized and amortized over its estimated useful life starting when it is placed in service.

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years.  An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.  Adjustment to the deferred tax assets and liabilities balances are recognized in income as they occur.

 Revenue Recognition

The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation of a course. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

The following table shows the results of our business.  Results for the nine months ended September 30, 2008 and for the period from January 1, 2009 through August 31, 2009 are those of Valley Anesthesia Educational Programs, Inc., the company from which EII purchased certain assets and assumed certain liabilities as explained above.   The period from July 20, 2009 through September 30, 2009 represents the results of operations of EII.

Comparison of the Nine Months Ended September 30, 2009 and 2008

	VAEP	EII
	January 1	July 20
	through	through
	August 31	September 30	Combined	VAEP
NINE MONTHS ENDED SEPTEMBER 30	2009	2009	2009	2008
REVENUE	$932,573	$338,665	$1,271,238	$1,293,999
LESS: REFUNDS AND RETURNED CHECKS	8,670	4,900	13,570	13,221
NET REVENUE	923,903	333,765	1,257,668	1,280,778
COST OF REVENUE	196,502	76,104	272,606	227,218
SELLING AND ADMINISTRATIVE EXPENSES	257,301	60,423	317,724	302,434
ACQUISITION COSTS	-	316,733	316,733	-
DEPRECIATION AND AMORTIZATION	6,578	35,068	41,646	5,422
TOTAL OPERATING EXPENSES	460,381	488,328	948,709	535,074
INCOME (LOSS) FROM OPERATIONS	463,522	(154,563)	308,959	745,704
INTEREST EXPENSE	-	(9,389)	(9,389)	-
INTEREST AND DIVIDEND INCOME	3,674	150	3,824	4,838
TOTAL OTHER INCOME	3,674	(9,239)	(5,565)	4,838
NET INCOME (LOSS)	$467,196	$(163,802)	$303,394	$750,542

Revenue.  Net revenue for the nine months ended September 30, 2009 was approximately $1,258,000 compared to approximately $1,281,000 for the nine months ended September 30, 2008. This is a decrease of approximately $23,000 or 2%.  While course attendance increased for the nine months ended September 30, 2008 from 1,781 students to 1,818 students for the nine months ended September 30, 2009, the company did not begin shipping the 2010 manuals until September 15, 2009 compared to September 9, 2008 for the 2009 manuals because of printing delays.

Cost of Revenue.  Cost of revenue was approximately $273,000 (21.7% of net revenue) for the nine months ended September 30, 2009 compared to approximately $227,000 (17.7% of net revenue) for the nine months ended September 30, 2008, or an increase of approximately $46,000 or 20%.  The costs of conference facilities at a hotel for an additional course and the cost of printing of manuals and study guides primarily accounted for this increase.

Selling and Administrative Expenses.  Selling and administrative expenses were approximately $318,000 (25.3% of net revenue) for the nine months ended September 30, 2009 as compared to approximately $302,000 (23.6% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $16,000 or 5%.  With the formation of EII, EII incurred expenses, including the addition of three officers and their attendant expenses, in the approximate amount of $56,000 during the period ended September 30, 2009. Professional fees decreased by approximately $40,000 from the nine months ended September 30, 2008.

Acquisition Costs.  EII incurred approximately $317,000 (25.2% of net revenue) of costs related to the purchase of certain assets and assumption of certain liabilities of Valley Anesthesia Educational Programs, Inc. during the nine months ended September 30, 2009.

Depreciation and Amortization.  Depreciation and amortization for the nine months ended September 30, 2009 was approximately $42,000 (3.3% of net revenue) compared to approximately $5,000 (.3% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $37,000 or 740%.  The amortization of intangible assets allocated in the purchase of certain assets and assumption of certain liabilities from Valley Anesthesia Educational Programs, Inc. accounted for this increase.

Interest expense. Interest expense in the amount of approximately $9,000 relates to the note issued to sellers in connection with the purchase of certain assets and assumption of certain liabilities from Valley Anesthesia Educational Programs, Inc.

 Other expense.  Interest and dividend income was approximately $4,000 for the nine months ended September 30, 2009 compared to approximately $5,000 for the nine months ended September 30, 2008, a decrease of approximately $1,000 or 25%.  VAEP invested excess cash in interest bearing bank accounts.

Net income.  Net income was approximately $303,000 for the nine months ended September 30, 2009, as compared to net income of approximately $751,000 for the nine months ended September 30, 2008, a decrease of approximately $448,000.  The decrease in net income was mainly due the acquisition related costs of $317,000, increased amortization of intangible assets of $37,000, and interest of approximately $9,000.

Valley Anesthesia Educational Programs, Inc.

Liquidity and Capital Resources

As of December 31, 2008, we had negative working capital of approximately $540,000, including cash and cash equivalents, as compared to approximately $550,000 as of December 31, 2007. The negative working capital included deferred revenue of approximately $705,000 and $765,000 at December 31, 2008 and 2007, respectively.  This deferred revenue is earned in the following year.

 Net cash provided by operating activities was approximately $673,000 for the year ended December 31, 2008 compared to approximately $717,000 for the year ended December 31, 2007.  The decrease in cash provided by operating activities was related to the increase in net income of approximately $100,000 offset by the decrease in deferred income of approximately $60,000.

Net cash used in investing activities for the years ended December 31, 2008 and 2007 related to the purchase of fixed assets in the approximate amounts of $9,000 and $17,000, respectively.

Net cash used by financing activities for the years ended December 31, 2008 and 2007 were for distributions to shareholders in the approximate amounts of $723,000 and $599,000, respectively.  VAEP elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Fixed assets

Fixed assets are recorded at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

Impairment of long-lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.

 Income taxes

The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues.  Accordingly, no provision has been made for federal or state taxes.

The Company has elected to defer the application of ASC 740 Accounting for Uncertainty in Income Taxes. ASC 740 is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Although the Company is considered a pass-through entity for Federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

Revenue Recognition

The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

The following table shows the results of our business.  All references to the results of operations and financial condition are those of Valley Anesthesia Educational Programs, Inc.

Comparison of Fiscal Year Ended December 31, 2008 and 2007

YEAR ENDED DECEMBER 31	2008	2007
REVENUE	$1,885,014	$1,726,960
LESS: REFUNDS AND RETURNED CHECKS	20,441	21,419
NET REVENUE	1,864,573	1,705,541
COST OF REVENUE	467,280	448,736
SELLING AND ADMINISTRATIVE EXPENSES	660,118	616,745
DEPRECIATION AND AMORTIZATION	10,422	7,268
TOTAL OPERATING EXPENSES	1,137,820	1,072,749
INCOME FROM OPERATIONS	726,753	632,792
INTEREST AND DIVIDEND INCOME	5,392	-
TOTAL OTHER INCOME	5,392	-
NET INCOME	$732,145	$632,792

Revenue.  Net revenue for the year ended December 31, 2008 was approximately $1,865,000 compared to net revenue of approximately $1,706,000 for the year ended December 31, 2007, an increase of approximately $159,000 or 9%.  The number of students enrolled in the courses increased from 1,976 in 2007 to 2,085 in 2008, a 6% increase. The selling price of manuals increased by approximately 1% and the revenue from the sale of study guides decreased from approximately $419,000 to $407,000.

Cost of Revenue.  Cost of revenue for the year ended December 31, 2008 was approximately $467,000 (25.1% of net revenue) compared to cost of revenue for the year ended December 31, 2007 of approximately $449,000 (26.3% of net revenue), an increase of approximately $18,000 or 4%.  The increase in the cost of hotel conference facilities is attributable to the addition of one course.

Selling and Administrative Expenses.  Selling and administrative expenses were approximately $660,000 (35.4% of net revenue) for the year ended December 31, 2008 as compared to approximately $617,000 (36.2% of net revenue) for the year ended December 31, 2007, an increase of approximately $43,000 or 1%.

Other expense.  Interest and dividend income was approximately $5,000 for the year ended December 31, 2008.   There was no interest and dividend income for the year ended December 31, 2007.  During the year ended December 31, 2008, VAEP invested cash in interest bearing bank accounts.

Net income.  Net income was approximately $732,000 for the year ended December 31, 2008, as compared to approximately $633,000 for the year ended December 31, 2007, an increase of $99,000 or 16%.  The increase in net income was mainly due to the increase in revenue.

Training Direct, LLC.

Liquidity and Capital Resources

As of September 30, 2009, we had working capital of approximately $29,000, including cash and cash equivalents, as compared to approximately $50,000 and $41,000 as of December 31, 2008 and 2007, respectively.

Net cash provided by operating activities was approximately $59,000 for the nine months ended September 30, 2009 compared to approximately $19,000 and $51,000 for the years ended December 31, 2008 and 2007, respectively.  The increase in cash provided from operating activities for the nine months ended September 30, 2009 was primarily related to net income of approximately $48,000.  The decrease in cash provided by operating activities for the year ended December 31, 2008 was related to the decrease in net loss of approximately $11,000 and by the decrease in the changes of operating assets and liabilities of approximately $43,000.

Net cash used in investing activities for the nine months ended September 30, 2009 was related to the purchase of fixed assets in the approximate amount of $119,000 in anticipation of the company moving into new facilities in October 2009.  For the year ended December 31, 2008 cash used in investing activities related to the purchase of fixed assets in the approximate amount of $3,000.  There were no investing activities for the year ended December 31, 2007.

Net cash provided by financing activities during the nine months ended September 30, 2009 was from borrowings under an unsecured line of credit in the amount of approximately $5,000 and an equipment lease in the net amount of approximately $44,000, and net contributions by members in the approximate amount of $8,000.  Net cash used by financing activities for the years ended December 31, 2008 and 2007 were for distributions to members in the approximate amounts of $7,000 and $53,000, respectively.  Training Direct is a limited liability company which is treated as a partnership for income tax purposes.  Accordingly, the members are responsible for income taxes on their proportionate share of the company’s income.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Property and equipment

Property and equipment is recorded at cost.  Depreciation is provided using the straight line method over the estimated useful lives of the respective assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

 Income taxes

The Company is a limited liability company which is treated as a partnership for tax purposes.  Accordingly, the company’s members are responsible for income taxes on their proportionate share of the company’s income.

Revenue Recognition

The financial statements of the company are prepared on the accrual basis of accounting.  Tuition billed to students is recognized as revenue, determined by the percentage of completion method, based on each student’s academic progress.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Results of Operations

The following table shows the results of our business.  All references to the results of operations and financial condition are those of Training Direct, LLC

Comparison of Fiscal Year Ended December 31, 2008 and 2007

YEAR ENDED DECEMBER 31	2008	2007
REVENUE	$852,288	$661,699
LESS: REFUNDS	18,609	10,097
NET REVENUE	833,679	651,602
STUDENT INSTRUCTIONAL COSTS	268,965	215,637
RECRUITMENT COSTS	151,804	115,062
OCCUPANCY COSTS	55,986	70,884
GENERAL AND ADMINISTRATIVE EXPENSES	337,933	242,300
TOTAL OPERATING COSTS AND EXPENSES	814,688	643,883
OPERATING INCOME BEFORE DEPRECIATION	18,991	7,719
DEPRECIATION EXPENSE	29,241	29,045
NET LOSS	$(10,250)	$(21,326)

Revenue.  Net revenue for the year ended December 31, 2008 was approximately $834,000 compared to net revenue of approximately $652,000 for the year ended December 31, 2007, an increase of  approximately $182,000 or 28%.  The number of students enrolled in courses increased to 714 for the year ended December 31, 2008 from 606 for the year ended December 31, 2007, an increase of 18%.  In addition, medical billing and encoding courses were added to the curriculum in 2008, which have a higher tuition.

Student Instructional Costs.  Student instructional costs increased from approximately $216,000 (33.1% of net revenue) for the year ended December 31, 2007 to approximately $269,000 (32.3% of net revenue) for the year ended December 31, 2008, an increase of $53,000 or 25%. This increase is proportionate with the increase in net revenue, in that class size has consistently been maintained at 10 to 12 students.

Recruitment Costs.  Recruitment costs for the year ended December 31, 2008 were approximately $152,000 (18.1% of net revenue) compared to approximately $115,000 (17.6% of net revenue) for the year ended December 31, 2007, an increase of approximately $37,000 or 32%.  Commissions paid to admissions representatives increased from approximately $48,000 for the year ended December 31, 2007 to approximately $78,000 for the year ended December 31, 2008 or approximately $30,000.  This increase is proportionate with the increase in student enrollment.  In addition, changes were made to the commission plan.

Occupancy Costs.  Occupancy costs for the year ended December 31, 2008 were approximately $56,000 (6.7% of net revenue) compared to approximately $71,000 (10.9% of net revenue) for the year ended December 31, 2007, a decrease of approximately $15,000 or 27%.  Rent expense decreased from approximately $49,000 for the year ended December 31, 2007 to approximately $32,000 for the year ended December 31, 2008, or approximately $17,000.  During 2007, additional space was rented under an agreement that was not renewed in 2008.

General and Administrative Expenses.  General and administrative expenses were approximately $338,000 (40.6% of net revenue) for the year ended December 31, 2008 as compared to approximately $242,000 (37.1% of net revenue) for the year ended December 31, 2007, an increase of approximately $96,000 or 40%. For the year ended December 31, 2008, salaries increased by approximately $52,000 primarily due to the addition of a person to administer student services, health insurance premiums increased by approximately $12,000, bank charges related to credit card processing fees for student enrollment increased by approximately $10,000, and other general and administrative costs, compared to the year ended December 31, 2007.

Net loss.  Net loss was approximately $10,000 for the year ended December 31, 2008, as compared to approximately $21,000 for the year ended December 31, 2007, a decrease of $11,000.

Comparison of the Nine Months Ended September 30, 2009 and 2008

NINE MONTHS ENDED SEPTEMBER 30	2009	2008
REVENUE	$846,122	$626,831
LESS: REFUNDS	26,252	10,253
NET REVENUE	819,870	616,578
STUDENT INSTRUCTIONAL COSTS	282,284	211,164
RECRUITMENT COSTS	130,963	116,629
OCCUPANCY COSTS	52,426	41,965
GENERAL AND ADMINISTRATIVE EXPENSES	293,796	245,148
TOTAL OPERATING COSTS AND EXPENSES	759,469	614,906
OPERATING INCOME BEFORE DEPRECIATION	60,401	1,672
DEPRECIATION EXPENSE	12,009	29,045
NET INCOME (LOSS)	$48,392	$(27,373)

Revenue.  Net revenue for the nine months ended September 30, 2009 was approximately $820,000 compared to net revenue of approximately $617,000 for the nine months ended September 30, 2008, an increase of approximately $203,000 or 33%.  The number of students enrolled in courses during the nine months ended September 30, 2009 was 704 compared to 562 students enrolled during the nine months ended September 30, 2008, an increase of 25%.  During the nine months ended September 30, 2009, there were 257 agency students enrolled compared to 158 for the nine months ended September 30, 2008 in courses with higher tuition.

Student Instructional Costs.  Student instructional costs increased from approximately $211,000 (34.2% of net revenue) for the nine months ended September 30, 2008 to approximately $282,000 (34.4% of net revenue) for the nine months ended September 30, 2009, an increase of $71,000 or 34%. The increase is proportionate to the increase in revenue and was principally due to the increase in salaries for instructors in the approximate amount of $29,000 and other instructional costs, uniforms and supplies of approximately $42,000.  Class size has consistently been maintained at 10 to 12 students.

Recruitment Costs.  Recruitment costs for the nine months ended September 30, 2009 were approximately $131,000 (16.0% of net revenue) compared to approximately $117,000 (18.9% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $14,000 or 12%. The increase is primarily attributable to increased commissions.

Occupancy Costs.  Occupancy costs for the nine months ended September 30, 2009 were approximately $52,000 (6.3% of net revenue) compared to approximately $42,000 (6.8% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $10,000 or 25%.  The increase was generally attributable to the increased cost of utilities of approximately $4,000 and repairs and maintenance of $4,000.

General and Administrative Expenses.  General and administrative expenses were approximately $294,000 (35.9% of net revenue) for the nine months ended September 30, 2009 as compared to approximately $245,000 (39.8% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $49,000 or 20%.  For the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008, salaries increased by approximately $43,000 primarily due to the addition of a person to the administrative staff.

Net income (loss).  Net income was approximately $48,000 for the nine months ended September 30, 2009, as compared to a net loss of approximately $27,000 for the nine months ended September 30, 2008, an increase of $75,000.

BUSINESS

Prior to the reverse merger, we were a publicly reporting Delaware corporation offering Internet professional services, including providing our clients with an integrated set of strategic creative and technology services that enable such clients to effect and maximize their Internet business.  As a result of the reverse merger, we will carry out the business and operations of the EII Group.

Introduction

EII

EII was incorporated in the State of Delaware on July 20, 2009 for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries. EII’s wholly-owned subsidiary, Valley Anesthesia, Inc., was incorporated on July 15, 2009 in the State of Delaware and has its corporate offices located in New York, New York. Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones. EII’s wholly-owned subsidiary, Training Direct, LLC, was organized as a limited liability company in the State of Connecticut on January 7, 2004.

Valley

Through Valley, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists (“SRNA”) and Graduate Registered Nurse Anesthetists (“GRNA”) in preparation for the National Certifying Exam (“NCE”) throughout the continental United States.

Valley’s principal service is a three-day comprehensive review and update course designed to prepare SRNAs for the NCE. Valley also offers a 600-page basic manual. Additionally, Valley offers MemoryMasterTM, which is a collection of approximately 4,000 questions and answers designed to further assist its students in preparation for the NCE. Valley presented 10 courses in 2007, 11 courses in 2008 and 12 courses in 2009. In addition, Valley has 13 courses scheduled for 2010.

Valley’s revenue is currently generated from three sources: (i) seminars, (ii) manuals, and (iii) MemoryMasterTM.  In addition, Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in the first quarter of 2010.

Training Direct

Through its Training Direct subsidiary, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. Training Direct strives to assist those who may not have realized their full potential in the workplace by finding such individuals a new career direction and assisting in progressing their learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains licenses from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such licenses require that Training Direct have a competent faculty, offer educationally sound and up-to-date courses and course materials, and be subject to inspections and approvals by outside examining committees.

The following diagrams set forth our corporate structure, both before and after giving effect to consummation of the transactions contemplated by the Merger Agreement and the Purchase Agreement described in this prospectus.

(1)  Corporate name will be changed to “Educational Investors Corp.” pursuant to the Merger Agreement.

(2)  Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones.

Our Offices and Other Corporate Information

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022, and its telephone number is (646) 290-5290. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325 and its telephone number is (515) 221-2590. Valley maintains a website at www.valleyanesthesia.com. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606 and its telephone number is (203) 372-8842. Training Direct maintains a website at www.trainingdirectusa.org. The contents of such websites are not part of this prospectus.

Valley’s Program Offerings

Seminars

Each review and update course includes 26 hours over a three-day time period. The courses are located throughout the United States in areas with high concentrations of nursing programs. Seminars are typically held in hotel conference rooms located close to airports to minimize logistical issues for traveling students.

Registration for the seminars can be completed online, by mail or by telephone. Registration for courses for the following year occurs at the end of August. Once the registration period has commenced, the seminars are often filled within a couple days. Seminars in Cleveland and Philadelphia have traditionally had the highest student enrollments with two courses in Cleveland that included 217 and 216 students, respectively, and 215 students in Philadelphia in 2007. In 2008, the seminars had enrollments for two courses in Philadelphia of 224 and 220 students, respectively, and in Cleveland for two courses of 219 and 216 students, respectively. In 2009, the seminars had enrollments for two courses in Cleveland of 212 and 209 students, respectively, a course in Philadelphia with enrollment of 218 students and a course in Dallas with enrollment of 217 students.

Manuals

Valley publishes a course manual which is purchased by students enrolled in the seminars and others. The course manual consists of over 600 pages and is printed by a third party. While the volume is fairly substantial, the complexity of the printing is not excessive and the manuals are not bound. Production costs were approximately $175,000 in 2007, $186,000 in 2008 and $44,000 for the nine months ended September 30, 2009. The manuals are ordered from the printers each fall after registration has begun for the following year’s courses and correspondingly, the majority of the printing costs are incurred in the fourth quarter.  Since the per unit cost to print 100 manuals is the same as the cost to print one, Valley only orders enough books to meet its known demand. As Valley receives additional orders, it places orders with its vendor to print the required quantity to meet the additional demand.

MemoryMasterTM

Valley offers its MemoryMasterTM study guide collection of approximately 4,000 questions and answers to aid its students in preparation for the NCE by facilitating the memorization and understanding of a large body of anesthesia-related facts, concepts and issues. MemoryMasterTM content is categorized according to the outline provided by the Council on Certification of Nurse Anesthesia, which includes:

•	basic and related clinical sciences;
•	equipment, instrumentation and technology;
•	basic principles of anesthesia;
•	advanced principles of anesthesia; and
•	professional issues.

MemoryMasterTM is offered in two forms: (i) a bound, soft covered book, and (ii) flash cards.  The book provides the entire MemoryMasterTM content in a side-by-side format, with questions appearing on the left side of each page and the corresponding answers on the right side.

MemoryMasterTM is printed by the same third party source as the course manuals. MemoryMasterTM can also be ordered from the printers on an as needed basis. Management estimates that MemoryMasterTM accounted for approximately $419,000 of revenue in 2007, $407,000 of revenue in 2008 and $142,000 of revenue during the nine months ended September 30, 2009. Historically, the fourth quarter includes the greatest amount of MemoryMasterTM shipments and related revenue.

On-Line Practice Examinations

Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in the first quarter of 2010. Valley’s on-line practice examinations will be a test assessment program where students can visit a mock testing center (the “Center”) on-line. Practice examinations and subject-specific quizzes will be available for student practice purposes. Valley believes that this will be a popular addition to its offerings, and that most students who take its courses, and others who do not, will avail themselves of the new test assessment Center. As of the date hereof, pricing for this program has not been finalized but it is expected that the Center will be fully functional by the end of the first quarter of 2010.

Training Direct’s Program Offerings

Distance Learning Programs

Distance learning programs provide an additional opportunity to individuals who may not have acquired all of the education they need and are unable to take advantage of residential training educational opportunities. Distance learning is defined as enrollment and study with an educational institution that provides lesson materials prepared in a sequential and logical order for study by students on their own, allowing students to acquire new professional skills while studying at home at their own pace. In order to help each student in their field of study, Training Direct provides counseling and lesson assistance by telephone and through mail.

Training Direct’s distance learning offerings include educational programs in the following fields and industries:

•	medical office assistance;
•	medical billing and coding;
•	hotel-motel front office;
•	veterinary assistant;
•	paralegal; and
•	pharmacy technician.

All of Training Direct’s courses are priced at $1,295 to $1,600 per program. Students may pay via cash, credit card, money order or check.

When each lesson is completed, the student mails the assigned work to the school for correcting, grading, comment and subject matter guidance by qualified instructors. Corrected assignments are rapidly returned to the student, providing a personalized student-teacher relationship.

Medical Office Assistant Program

Training Direct’s medical office assistant curriculum prepares the student for a wide range of entry-level office positions in different areas of the health industry. The curriculum prepares a student for potential employment in medical offices, clinics, public health departments and hospitals. The student acquires a basic understanding of medical terminology, records management, financial administration and administrative procedures which relate to the functioning of a medical office. An outline of the medical office assistant curriculum includes the following, without limitation:

•	introduction to medical office assistance;
•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	administrative medical assistance;
•	medical, legal and ethical responsibilities;
•	computers and information processing;
•	patients' medical records;
•	drug and prescription records;
•	office maintenance and management;
•	fees, credit and collection;
•	health insurance systems;
•	bookkeeping;
•	payroll procedures; and
•	job search techniques.

A high school diploma or general education degree is required for applicants to become eligible for the program. Upon successful completion of the program, the student receives a diploma.

Medical Billing and Coding Program

Training Direct’s medical insurance billing and coding curriculum prepares the student for entry-level employment to process insurance claims for a medical office. There are multiple roles that the student can fulfill with this curriculum, such as patient and administration contact, working with computers, and accounting tasks. Specific potential career duties consist of: (i) data collection from patients, hospitals, laboratories and physicians; (ii) diagnostic and procedure coding; (iii) timely generation of claims to maximize cash flow for the medical practice; (iv) keeping up to date on insurance plans, rules and regulations; (v) bookkeeping transactions; and (vi) follow-up on claims.

An outline of the medical billing and coding curriculum includes the following, without limitation:

•	introduction to medical terminology;

•	advanced medical terminology and pharmacology;
•	fundamentals of health insurance coverage;
•	source documents and the insurance claim cycle;
•	coding diagnosis;
•	coding procedures;
•	the health insurance claim form;
•	fees: private insurance and managed care, the Medicaid program;
•	the Medicare program;
•	workers’ compensation coverage and other disability programs; and
•	patient billing: credit and collection practices.

In this program, the student acquires an understanding of basic medical terminology, anatomy and physiology, procedural and diagnostic coding, types of medical insurance programs, insurance claims completion and submission, payment and follow-up procedures, relevant office skills and the role of computers in the medical office. Upon successful completion of the program, the student receives a diploma. In addition, this course offers students an optional opportunity to become nationally certified by the National Healthcare Association.

Hotel-Motel Program

Training Direct’s hotel-motel career training curriculum prepares the student for entry-level employment in the Hospitality industry. The student learns about the typical organizational structure of the industry, how each department functions, what the staffing requirements are for each department, as well as the character traits necessary for successful employment for each part of the organization. At the completion of the curriculum, the student is ready to apply for employment in any number of hospitality functions such as front desk operations, catering, housekeeping, sales and promotions, maintenance, purchasing and convention organization. Considerable attention is also given to personnel selection, organization and management. This is an employee intensive industry where human relations are an important component to successful career advancement.

An outline of the hotel-motel curriculum includes the following, without limitation:

•	the Hospitality industry;
•	personnel requirements;
•	the General Manager and Assistant Manager;
•	front desk operations;
•	the desk clerk;
•	uniformed services;
•	guest relations;
•	the sales department;
•	conventions and meetings;
•	accounting procedures;
•	cleaning and maintenance personnel;
•	food and beverage management team;
•	inventories and control; and
•	career guidance.

Upon successful completion of the program, the student receives a diploma.

Veterinary Assistant Program

Training Direct’s veterinary assistant curriculum prepares the student for entry-level employment under the supervision of veterinarians to diagnose and treat animals for injuries, illness and routine veterinary needs such as standard inoculations and periodic check ups. Veterinary assistants perform many tasks ranging from soothing and quieting animals under treatment to drawing blood, inserting catheters and conducting laboratory tests.

An outline of the veterinary assistant curriculum includes the following, without limitation:

•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	introduction to small animal care;
•	animal rights and welfare;
•	nutrition and digestive system;
•	animal studies, including dogs, cats, rabbits, hamsters, amphibians, reptiles, birds, fish and others;
•	introduction to veterinary practice;
•	care and maintenance of a veterinary facility;
•	administrative duties;
•	ethics; and
•	fee collection procedures, billing and payroll.

In this program, the student acquires an understanding of basic medical terminology, the history, breeds and types of animal groups, feeding, handling, care, housing and diseases of animals, key terms, organizational structure and functions of the veterinary clinic, and interacting with professional aspects of veterinary practices. Upon successful completion of the program, the student receives a diploma.

Paralegal Program

Training Direct’s paralegal course prepares students for entry-level employment positions to assist lawyers. The student gains an understanding of the scope of law that is practiced in law offices, corporations and government agencies.

This is an intensive course requiring extensive reading including cases in many areas of the law. In addition to understanding the breadth of the paralegal profession, students begin by learning legal terminology and then study the judicial system, civil and criminal law, the anatomy of a trial as well as pretrial procedures and research. Students also study different areas of law including Bankruptcy, Estate Planning, Family Law, Real Estate, Contracts, Torts, Immigration and Naturalization and Collections.

An outline of the paralegal curriculum includes the following, without limitation:

•	the paralegal profession;
•	law seminars covering roots of American law, organization of the American legal system, sources of law, the trial, and legal terminology;
•	legal research tools;
•	cause of action in a civil case, pre-trial discovery, admissibility and use of evidence, and trial preparation;
•	contracts;
•	Federal bankruptcy;
•	criminal law;
•	estate planning;
•	family law;
•	real estate;
•	torts;
•	immigration and naturalization; and
•	collections.

The duration of this course is six months on a part-time basis. Upon successful completion of the program, the student receives a diploma.

Pharmacy Technician Program

Training Direct’s pharmacy technician curriculum prepares the student for entry-level employment positions to work under the supervision of pharmacists, to help prepare medications for dispensing to patients, label of medications, perform inventories and order supplies, prepare intravenous solutions, help maintain records, and perform other duties as directed by pharmacists.

An outline of the pharmacy technician curriculum includes the following, without limitation:

•	introduction to pharmacy technicians;
•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	home and long term health care;
•	regulatory standards in pharmacy practice;
•	computer applications;
•	medication errors;
•	pharmaceutical dosage forms;
•	pharmaceutical calculations;
•	drug distribution systems; and
•	customer care.

In this course, the student acquires a basic understanding of medical terminology, pharmacological terms, organizational structure and function of the pharmacy, regulatory standards in the practice of pharmacy, drug-use control and information services, administrative aspects of pharmacy technology and professional aspects of pharmacy technology. The duration of this course is six months on a part-time basis. The completion of this program provides the student with the knowledge necessary to pass the national Pharmacy Technician Certification Board exam. A high school diploma or general education degree is required for applicants to become eligible for this program. Upon successful completion of the program, the student receives a diploma.

Residential Training Program

Training Direct offers a comprehensive Certified Nurse's Aide Program to assist its students with developing the skills and knowledge necessary to obtain an entry-level position as a Nurse's Aide in a health care facility. The training program provides the student with both basic knowledge and practical experience in the terminology, procedures, and techniques required of a Nurse's Aide. This training program meets the Connecticut Department of Health Services guidelines for eligibility to take the State certification exam for Nurse's Aides.

Student Services

Students may write or call Training Direct’s academic advisors for course assistance. For each course there is an advisor specialized in that study area who is available to answer questions and discuss subject matter.

Every program at the school includes career preparation lessons to review hiring procedures, to help students write resumes and to improve employment interview skills. Student Services matches students with potential employers who contact Training Direct throughout the year to fill openings.

Our Industry

General

The domestic non-traditional education sector is a significant and growing component of the postsecondary degree-granting education industry, which was estimated to be a $386 billion industry in 2007, according to the Digest of Education Statistics published in 2009 by the U.S. Department of Education’s National Center for Education Statistics. According to the same study, in 2007, over 6.9 million, or 38%, of all students enrolled in higher education programs were over the age of 24, and enrollment in degree-granting institutions between 2008 and 2017 is expected to increase 19% for students over age 25. These students would not be classified as traditional (i.e., 18 to 24 years of age, living on campus, supported by parents, and not working full-time). The non-traditional students typically are looking to improve their skills and enhance their earnings potential within the context of their careers. We believe that the demand for non-traditional education will continue to increase, reflecting the knowledge-based economy in the U.S.

Many working learners seek accredited degree programs that provide flexibility to accommodate the fixed schedules and time commitments associated with their professional and personal obligations. The education formats offered by our institutions enable working learners to attend classes and complete coursework on a more convenient schedule than traditional universities offer. Although more colleges and universities are beginning to address some of the needs of working learners, many universities and institutions do not effectively address the needs of working learners for the following reasons:

•
Traditional universities and colleges were designed to fulfill the educational needs of conventional, full-time students ages 18 to 24, and that industry sector remains the primary focus of these universities and institutions. This focus has resulted in a capital-intensive teaching/learning model that may be characterized by: (i) a high percentage of full-time, tenured faculty; (ii) physical classrooms, library facilities and related full-time staff; (iii) dormitories, student unions, and other significant physical assets to support the needs of younger students; and (iv) an emphasis on research and related laboratories, staff, and other facilities.

•
The majority of accredited colleges and universities continue to provide the bulk of their educational programming on an agrarian calendar with time off for traditional breaks. The traditional academic year runs from September to mid-December and from mid-January to May. As a result, most full-time faculty members only teach during that limited period of time. While this structure may serve the needs of the full-time, resident, 18 to 24-year-old student, it limits the educational opportunities for working learners who must delay their education for up to four months during these traditional breaks.

•
Traditional universities and colleges may also be limited in their ability to provide the necessary customer service for working learners because they lack the necessary administrative and enrollment infrastructure.

•	Diminishing financial support for public colleges and universities has required them to focus more tightly on their existing student populations and missions, which has reduced access to education.

Valley

According to the American Association of Nurse Anesthetists (“AANA”), in the United States there were 108 accredited nurse anesthesia programs in 2006, 2007, 2008 and 2009. This number grew from 95 programs in 2005. Most SRNAs are registered with the AANA.  As set forth in the table below, the number of SRNAs registered with the AANA has increased substantially over the past ten years. Valley has developed strategic relationships with accredited nurse anesthesia programs and with the AANA. Many of the programs have requested that Valley provide courses specifically for their programs, however, Valley currently provides courses for only one school located in Tennessee.

SRNAs Registered with AANA
Year	Registered SRNAs

1999	2,372
2005	4,300
2006	4,800
2007	5,042
2008	5,317
2009	5,610

Source: AANA

As indicated above, the number of registered SRNAs more than doubled from 1999 to 2009. This growth in SRNAs in the United States has expanded Valley’s potential customer base to whom Valley markets its services.  The following table sets forth a comparison of registered SRNAs with the number of students enrolled in Valley’s courses each year:

Valley’s Market Share
Year	Registered SRNAs	Students Enrolled in Valley’s Courses	% Registered SRNAs Enrolled

1999	2,372	986	41.6%
2005	4,300	1,522	35.4%
2006	4,800	1,901	39.6%
2007	5,042	1,976	39.1%
2008	5,317	2,085	39.2%
2009	5,610	2,148	38.3%

Source: AANA

Training Direct

Training Direct is one of the largest schools operating in the state of Connecticut within the Higher Educational Community that offers short term training programs, which lead to numerous employment opportunities within the Health Care Profession.  Our Certified Nurse’s Aide training program as well as Medical Billing and Coding Specialist course are both under four weeks in length and have been very popular among our student population.

Training Direct is also one of the only private schools offering distance learning education programs in the State of Connecticut.  Our distance education programs offer our students the ability to take courses from home without having to attend a classroom setting due to such things as family or transportation constraints.  Training Direct enrollments in our programs have increased 25% from 2008 to 2009.

Our Strategy and Key Corporate Objectives

Our goal is to strengthen and capitalize on our position as a provider of high quality, accessible education for individuals throughout the United States. Our principal focus is to provide high quality educational products and services to our students in order for them to maximize the benefit of their educational experience.

Generally, we intend to use our expertise to enhance the quality, delivery and student outcomes associated with the respective curricula across our entire group of subsidiaries. We believe we can leverage our organizational capabilities to offer innovative products, optimize our cost structure and create new growth opportunities. Finally, we intend to continue to invest in our people, systems and organization, as they are the foundation for our future success. In our opinion, these efforts are the basis for enabling us to meet and exceed our customer’s expectations and further differentiate us from our competition.

Specifically, EII’s key business development objectives over the next three to five years are to seek and consummate potential acquisitions with companies engaged in the business of providing vocational training and test preparation products and services. In addition, management intends to launch and further develop on-line test assessment programs and web-based course offerings.

Management has identified a number of such potential acquisitions within the broad context of vocational training and test preparation, although we have not signed any letter of intent or other definitive agreement with respect to any additional acquisitions. Management believes that in addition to the usual advantages of “rolling up” similar companies, such as reduced administrative overhead, vocational schools in particular lend themselves to significant enhancement through synergy among the schools. For example, Training Direct’s licensure in the State of Connecticut can be used to sanction related course offerings currently in place in an acquisition target. Thus by acquisition, Training Direct may be able to significantly expand its course offerings and subject areas, without commensurate increases in overhead. Similarly, Valley, which management believes has a valuable brand name among anesthetists, can acquire a program that actually trains (rather than test-prepares) anesthetists, making profitable use of its reputation that has been established over the course of a decade.

Moreover, management believes that the vocational training space is highly fragmented and offers many opportunities for the acquisition and enhancement of small-niche schools, and we plan to aggressively pursue an acquisition strategy over the course of the next three to five years.

Generally, we believe that because of the small, development-stage nature of many potential acquisition targets that opportunities for synergy, such as those described above for Valley and Training Direct, will provide significant opportunities for revenue-expansion and increased profitability, without significant operational cost increases.

Valley and Training Direct, as well as many potential acquisition targets, have limited or nascent on-line utilities. As with the new Valley test assessment center, we believe that both Valley and Training Direct can expand revenue by offering distance learning and distance practice products related to their existing in-classroom programs. Training Direct believes that its existing distance learning program described above, which involves mailing student work papers back and forth, can be substantially enhanced by use of the Internet, both in terms of enlarging the number of students who can take such courses and by significantly reducing costs.

Valley intends to eventually develop an online course, so that students who cannot travel to a specific classroom seminar can still enroll for a Valley course. Such an online program would also be a useful addition for refresher training for students who have actually attended a seminar. Development of this program has just begun and it is not expected to be available for at least two years.

Our Research and Development

Valley and Training Direct have been developing on-line educational programs, including Valley’s on-line testing examination center. In addition, Valley’s and Training Direct’s programs are continually updated to ensure that students are always current with the most updated practices and procedures. Any major revisions to Training Direct’s curriculum are always reviewed by the Connecticut Department of Higher Education for final approval.  All programs lead to certification from the National Health Career Association or Connecticut State Licensure. To date, the costs of such research and development activities have been immaterial and are not borne by our customers.

Our Customers and Marketing

Valley

Customers

Valley’s customer base consists almost exclusively of SRNAs preparing to take the NCE. It takes considerable commitment by individuals to become a Certified Registered Nurse Anesthetist (“CRNA”). The education and experience requirements to become a CRNA include the following:

•	a Bachelor’s of Science in Nursing or other appropriate baccalaureate degree;
•	a current license as a registered nurse;
•	at least one year’s experience in an acute care nursing setting;
•	graduation from an accredited graduate school of nurse anesthesia;
•	clinical training in university-based or large community hospitals; and
•	passing a national certification examination following graduation.

Because there are extensive steps and financial resources required for eligibility to sit for the NCE, SRNAs are highly incented to pass the exam and are typically willing to enroll in courses to obtain any advantage for passing the NCE.  According to the AANA, in 2005 the reported average annual salary for a CRNA was $160,000. The high salaries paid to CRNAs provide further incentive to SRNAs to pass the certification exam on the first or second attempt. Moreover, due to what management believes is a high demand for CRNAs in the industry, students that pass the certifying exam are employed almost immediately.

As a result of the strong demand for CRNAs and the benefits associated with passing the exam, annual enrollment in Valley’s courses has increased since 1998:

Student Enrollments in Valley’s Courses
Year	No. of Students Enrolled	Growth Rate

1998	935	N/A
1999	986	5.5%
2000	1,113	12.9%
2001	1,211	8.8%
2002	1,354	11.8%
2003	1,488	9.9%
2004	1,510	1.5%
2005	1,522	0.8%
2006	1,901	24.9%
2007	1,976	4.0%
2008	2,085	5.5%
2009	2,148	3.0%

Marketing

Once a year, Valley undertakes a mailing of approximately 5,000 brochures to students and program directors for schools that teach SRNAs. Such brochures include information regarding Valley’s review and update course, course schedules, course pricing, and other related data. In addition, Valley relies on word of mouth amongst SRNAs, program directors and schools with respect to its review and update courses.

Training Direct

Customers

Training Direct enrolls a wide variety of students in its programs; from working executives in our distance education courses, to the unemployed who have been referred to us by a variety of state agencies for our residential programs. Training Direct targets people looking to enhance their current careers or seeking to enter the Health Care Industry.

Marketing

Training Direct does a variety of community outreach as well as print media, which covers over half of the State of Connecticut. Because of its reputation in the community, Training Direct’s referral business has been consistently strong. Training Direct expects advertising and promotional costs to remain consistent with our growth and revenue.

Our Competition and Competitive Advantages

Valley

Valley recognizes few if any direct competitors. There are a limited number of companies publishing manuals designed to help students prepare for the NCE, including, without limitation, Concepts Anesthesia Review, and Board Stiff Live. However, these competitors are not providing an exam review course. Management believes that this enables Valley to take advantage of potential growth opportunities within its market with limited price or other competition.  Within the past 30 to 60 days, Dannemiller, a company engaged in the continuing medical education business, announced that it will be offering a review course for the NCE.

Training Direct

Training Direct has very limited competition in Connecticut. Both the Nurse’s Aide Training and Medical Billing and Coding courses are very much in demand because Training Direct is located in an area which has a very high concentration of hospitals and medical facilities.

Our Regulatory Environment

Our operations are subject to significant regulations. New or revised interpretations of regulatory requirements could have a material adverse effect on us. In addition, changes in existing or new interpretations of applicable laws, rules, or regulations could have a material adverse effect on our accreditation, authorization to operate in various states, permissible activities, and operating costs. The failure to maintain or renew any required regulatory approvals, accreditation, or state authorizations could have a material adverse effect on us.

Training Direct’s operations are regulated by the Department of Higher Education of the State of Connecticut (the “DHE”) from which Training Direct received its initial approval and license in 2004. The DHE seeks to promote a postsecondary system of distinctive strengths which, through overall coordination and focused investment, assures state citizens access to high quality educational opportunities, responsiveness to individual and State needs, and efficiency and effectiveness in the use of resources. The Board of Governors for Higher Education is the statewide coordinating and planning authority for Connecticut's public and independent colleges and universities.  The Board makes higher education policy, reviews public college and university missions and budgets, recommends system-wide budgets to the Governor and State General Assembly, licenses and accredits academic programs and institutions (both public and independent), evaluates institutional effectiveness and coordinates programs and services between the public and independent sectors. Under the Board’s supervision, the DHE carries out Board policy, administers statewide student financial aid programs, oversees private occupational schools and conducts research and analysis on issues important to legislators and the public.

The DHE maintains and ensures that the approved occupational schools offer programs and courses that have proper organization and structure that meet their stated objectives.  Also, the DHE maintains and ensures that approved occupational schools under their licensure follow all state statutes and regulations.

Our Intellectual Property

We own and use the trademark MemoryMasterTM, which is registered with the United States Patent and Trademark Office in the name of Valley. In addition, all of Valley’s other course materials are the subject of copyright registrations with the United States Patent and Trademark Office in the name of Valley. Copyright registrations expire over various periods of time. We vigorously defend against infringements of our trademarks, service marks, and copyrights.

Seasonality

Our quarterly revenue and net income fluctuate primarily as a result of the pattern of student enrollments.  Generally, the schools’ highest enrollment and revenues typically occur in the fall, which corresponds to the third and fourth quarters our fiscal year. Enrollment is slightly lower in the spring, and the lowest enrollment generally occurs during the summer months.  Our operating costs do not fluctuate as significantly on a quarterly basis.

Results of operations reflect both this seasonal enrollment pattern and the pattern of student recruiting activity costs that precede the start of every term.

Employees

After the reverse merger and the acquisition of Training Direct, we have 3 executive officers. Valley has a total of 4 full-time employees. Training Direct has a total of 6 full-time employees and 10 part-time employees. Over the next 12 months, we do not expect to add significant personnel. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

Description of Property

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022. EII rents office space from one of its officers under a lease expiring August 20, 2010 and pays $725 per month. EII also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606, which also houses the company’s classrooms, and offices for administration, admissions, and student services, in approximately 6,000 square feet. Such premises are leased with a rental payment of $5,850 per month and expires in October 2019.

LEGAL PROCEEDINGS

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

MANAGEMENT

Identification of Directors and Executive Officers

The following table sets forth the name, age and position of each of the members of our board of directors and executive officers as of the date of this prospectus:

Name	Age	Position

Joseph J. Bianco	59	Chief Executive Officer and Chairman of the Board
Anil Narang	46	President, Chief Operating Officer and Director
Kellis Veach	67	Chief Financial Officer and Secretary
Dov Perlysky	47	Director
Howard Spindel	64	Director
David Cohen	71	Director

       Joseph J. Bianco purchased Lotus Performance Cars, Inc. in 1982, which he subsequently sold to General Motors in 1987. In 1990, Mr. Bianco co-founded and became Chief Executive Officer of Alliance Entertainment Corporation. In 1996, Mr. Bianco and his partner sold control of NYSE-Listed Alliance, then the leading independent distributor of CD music in the world, and resumed his private investing activities. In 1998, an investor group led by Mr. Bianco bought the first of several magazine distributors that were consolidated into the Interlink Companies, of which Mr. Bianco was Chairman. Interlink, a leading distributor of magazines to booksellers and other retailers was sold in 2001 to the Source-Interlink Companies. From 1997 to 2000, Mr. Bianco was also Chairman of Cognitive Arts, Inc., a leading creator of educational software, which was purchased from Northwestern University. From 2003 to 2004, he served on the board of directors of Whitewing Environmental, Inc. Mr. Bianco also serves on the Board of several other private corporations as well as two non-profit organizations.  Mr. Bianco graduated from Yale Law School in 1975, where he was an editor of the Yale Law Journal. He became Associate Dean at Cardozo School of Law at Yeshiva University and is the author of two books and various articles.

Anil Narang co-founded and became President of Alliance Entertainment Corporation in 1990. In 1996, Mr. Narang and his partner sold control of NYSE-Listed Alliance, then the leading independent distributor of CD music in the world. In 1998, an investor group including Mr. Narang bought the first of several magazine distributors that were consolidated into the Interlink Companies. Interlink, a leading distributor of magazines to booksellers and other retailers was sold in 2001 to the Source-Interlink Companies. From 1997 to 2000, Mr. Narang was Vice Chairman of Cognitive Arts, Inc., a leading creator of educational software, which was purchased from Northwestern University. In 2003, Mr. Narang co-founded and became Co-CEO of Sheridan Square Entertainment, which was one of the largest independent record labels in the United States. He and his partners sold Sheridan to BTP Acquisition Corp in 2007 in a private transaction. Mr. Narang holds a Bachelor of Arts degree in economics from Colgate University, and an MBA in Finance from New York University.

Kellis Veach joined EII as Chief Financial Officer and Secretary-Treasurer in July 2009.  From 2008 to 2009, Mr. Veach was Chief Financial Officer of STB TeleMedia, Inc. From 2003 to 2008, Mr. Veach served as Vice-President of Sheridan Square Entertainment, Inc., and as Chief Financial Officer of its distribution subsidiary. Mr. Veach was a director of Woozyfly, Inc. from January to May, 2009. Mr. Veach graduated from Indiana University with a Bachelor of Science in Business.

Dov Perlysky has served as the Managing Member of Nesher LLC, a financial management company, from 2000 to the present. From 1999 to the present, he has served as a director of Engex, Inc., a closed-end mutual fund. From 2004 to the present, Mr. Perlysky has been a director of Pharma-Bio Serv, Inc., a public company providing pharmaceutical validation services. From 2007 to the present, he has served as a director of Highlands State Bank, a community bank. Mr. Perlysky earned a Bachelor of Science degree in Mathematics and Computer Science from the University of Illinois in 1985, and a Master’s of Management degree from Northwestern University, J.L. Kellogg Graduate School of Management, in 1991.

       Howard Spindel is a Senior Managing Director of Integrated Management Solutions, a consulting organization that renders services to the financial services community since 1985. During 2005, he co-founded Integrated Investment Solutions LLC, an affiliated hedge fund administrator. He currently serves as the Financial and Operations Principal, Registered Options Principal or General Securities Principal of over two dozen Financial Industry Regulatory Authority (FINRA) members. Mr. Spindel currently serves on the Board of Directors of the Financial Management Society of the Securities Industry and Financial Markets Association (SIFMA), on SIFMA’s Capital Committee, on FINRA’s Small Firms Advisory Board and as chair of the Audit Committee of the Boards of Directors of two publicly-held companies, Engex, Inc. and Pharma-Bio Serv.  In 1982, Mr. Spindel was an operations partner of Greenfield Partners, a New York Stock Exchange (NYSE) member firm. In 1980, he became a financial and operations partner at S.B. Lewis & Company, a NYSE member firm specializing in arbitrage and mergers and acquisitions. In 1977, Mr. Spindel served as comptroller of Wm. D. Mayer & Co., another NYSE member firm specializing in options trading. In 1975, Mr. Spindel became associated with the NYSE as manager of the Capital and Operational Standards Section of its Regulation and Surveillance Group. In 1974, he was with Coopers & Lybrand as an audit supervisor. In 1968, Mr. Spindel began his career in the Technical Research and Review Department and on the audit staff of Oppenheim, Appel, Dixon & Co. He earned a Bachelor of Science degree in Accounting from Hunter College of the City University of New York in 1968.  In 1971, Mr. Spindel became a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

       David Cohen, Ph.D, after 20 years as an academic research scientist, served as Provost at Northwestern University in the early 1990s and moved to Columbia University in 1995 to serve as Vice President and Dean of the Faculty for Arts and Sciences until 2003 and as Professor of Biological Sciences and Professor of Neuroscience in Psychiatry until 2008. He is currently Vice President and Dean of the Faculty Emeritus for Arts and Sciences at Columbia and Professor Emeritus of Neuroscience in Psychiatry and Alan H. Kempner Professor Emeritus of Biological Sciences at Columbia. Dr. Cohen has served on the board of directors of Zenith Electronics, KLi Corporation, Thuris Corporation, Learning Sciences Corporation,, and Eduventures, Inc., as well as in an advisory capacity to Knowledge Investment Partners and Identity Theft 911. In addition, Dr. Cohen has served on the board of directors or trustees for various not-for-profit organizations, including the Columbia University Press, the Research Libraries Group, Trevor Day School, The Grass Foundation, Argonne National Laboratory, and the Fermi National Accelerator Laboratory. He has served as a consultant for the National Institutes of Health, the National Science Foundation, the Department of Defense, and the National Academy of Sciences His major elected offices include President of the Society for Neuroscience and Chairman of the Association of American Medical Colleges. Beginning in 2009, Dr. Cohen began serving as Provost of the University of the People, a recently launched on-line, not-for-profit global university He earned a Bachelor of Arts degree from Harvard University in 1960 and a Ph.D. from the University of California, Berkeley, in 1963.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

              Timothy Sauvage, President of Valley, co-founded Valley Anesthesia Educational Programs, Inc. in 1993 and became President of Valley Anesthesia, Inc. in August 20, 2009 with the sale of assets to Valley Anesthesia, Inc. Mr. Sauvage is Chief Nurse Anesthetist at the Central Iowa Health Care System in Des Moines, Iowa. Mr. Sauvage has been in the nurse anesthesia education market for 21 years. He formerly served as Director of Veterans Affairs-Drake University Anesthesia Clinical Specialization. Mr. Sauvage’s areas of responsibility include teaching at each of Valley’s courses, assisting with updating the course manual and MemoryMasterTM, and providing overall guidance and direction for the company. Mr. Sauvage graduated from Murray State University with a Bachelor of Science in Nursing. He obtained a Master of Science in Clinical Anesthesia from the Minneapolis School of Anesthesia and has done post graduate work at Iowa State University in Ames, Iowa.

       Barbara Paradise, Vice President of Valley, whose husband was a co-founder of Valley Anesthesia Educational Programs, Inc., served as Vice President of Valley Anesthesia Educational Programs, Inc. since 2001, and became Vice President of Valley Anesthesia, Inc. in August 2008 with the sale of assets to Valley Anesthesia, Inc. Ms Paradise contributes to the overall vision of the company, and her responsibilities include overseeing the office operations, preparing marketing materials, coordinating production/printing of the course manual and MemoryMasterTM, order processing, and customer service.  Ms. Paradise graduated from University of Wisconsin – Stout with a degree in Home Economics and has done some graduate work at the University of Minnesota.

Joseph Monaco, President of Training Direct, has been involved in proprietary education since 1980. Over the past 30 years, he has held positions as President, Chief Operating Officer, Chief Financial Officer, and Licensed School Director, for more than 8 post-secondary institutions. He has served on multiple State Association Boards of Directors, and has been active with multiple Federal Accrediting Bureaus. Mr. Monaco has worked closely with the State Education Department, Officials, and State Agencies supporting Vocational Training and other Federal and State Higher Education Organizations. Mr. Monaco attended Fairfield University, Fairfield CT and has received various recognition and achievement awards for his service to the Vocational – Proprietary School sector.

Ashok Narang, Vice President of Training Direct, joined Training Direct as Vice President and Director in the Spring of 2004. Mr. Narang has a Bachelor of Arts in Political Science from Syracuse University, a Master of Science Degree in Education from the University of Bridgeport and a 6th Year Professional Diploma for Advanced Study in Educational Management and Administration, also from the University of Bridgeport.

Employment and Consulting Agreements

Bianco Employment Agreement

On August 20, 2009, EII entered into an Employment Agreement with Joseph Bianco (the “Bianco Employment Agreement”) pursuant to which Mr. Bianco was engaged through December 31, 2012 (the “Term”) as EII’s Chief Executive Officer with the responsibility for the overall operation of EII, as well as other duties as may be assigned to Mr. Bianco by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Bianco a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.

In addition to the Base Salary and Bonus, Mr. Bianco may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII. On August 20, 2009, Mr. Bianco purchased options to purchase 1,666,667 (the “Bianco EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Bianco. Under the Merger Agreement, the Bianco EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Bianco Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Bianco Tier II Options”). The Bianco Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Bianco Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Bianco Tier I and Tier II Options shall be deemed vested as of the date of grant.

Base Tier I EBTDA Per Share means: (1) $0.036 for the Measuring Year ending December 31, 2010, (2) $0.055 for the Measuring Year ending December 31, 2011, (3) $0.091 for the Measuring Year ending December 31, 2012, (4) $0.109 for the Measuring Year ending December 31, 2013, and (5) $0.137 for the Measuring Year ending December 31, 2014. Base Tier II EBTDA Per Share means: (1) $0.055 for the Measuring Year ending December 31, 2010, (2) $0.091 for the Measuring Year ending December 31, 2011, (3) $0.137 for the Measuring Year ending December 31, 2012, (4) $0.164 for the Measuring Year ending December 31, 2013, and (5) $0.191 for the Measuring Year ending December 31, 2014. EBTDA Per Share means (1) the net income after taxes (exclusive of any non-recurring or extraordinary items paid or accrued) of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year, plus (A) federal and state income taxes paid or accrued in such Measuring Year, (B) amounts paid or accrued in such Measuring Year in respect of depreciation of tangible assets, and (C) amounts paid or accrued in such Measuring Year in respect of amortization of intangible assets, including goodwill, all as set forth on the audited consolidated statements of income or operations of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year and as determined in accordance with GAAP by the Company’s independent accountants, divided by (2) the weighted average of the outstanding Common Stock, measured on a fully diluted basis.

The Bianco Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Narang Employment Agreement

On August 20, 2009, EII entered into an Employment Agreement with Anil Narang (the “Narang Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as EII’s President and Chief Operating Officer with the responsibility for the overall operation of EII together with Mr. Bianco, as well as other duties as may be assigned to Mr. Narang by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Narang a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.

In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII. On August 20, 2009, Mr. Narang purchased options to purchase 1,666,667 (the “Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Narang. Under the Merger Agreement, the Narang EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Narang Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Narang Tier II Options”). The Narang Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Narang Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Narang Tier I and Tier II Options shall be deemed vested as of the date of grant.  Base Tier I EBTDA Per Share and EBTDA Per Share have the same meanings set forth above under the heading “Bianco Employment Agreement”.

The Narang Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Veach Employment Agreement

On August 20, 2009, EII entered into an Employment Agreement with Kellis Veach (the “Veach Employment Agreement”) pursuant to which Mr. Veach was engaged through December 31, 2012 (the “Term”) as EII’s Chief Financial Officer with the responsibility for financial reporting and operation of EII, as well as other duties as may be assigned to Mr. Veach by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Veach a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.  In addition to the Base Salary and Bonus, Mr. Veach may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII.

The Veach Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Assignment and Assumption Agreements

On December 31, 2009, Florham entered into certain Assignment and Assumption Agreements with EII, Joseph Bianco, Anil Narang and Kellis Veach under which EII assigned to Florham all of EII’s rights, title and interest, and delegated all of its obligations and liabilities, to each of the Bianco, Narang and Veach Employment Agreements to Florham. In addition, Florham assumed all covenants, agreements, and other obligations to be performed by EII under the Bianco, Narang and Veach Employment Agreements, and Messrs Bianco, Narang and Veach each consented to the Assignment and Assumption Agreement applicable to him.

Joseph Monaco Consulting Agreement

On December 31, 2009, EII entered into a Consulting Agreement with Joseph Monaco (the “Consulting Agreement”) under which Mr. Monaco was engaged through December 31, 2010 (the “Term”) to provide EII with such general business and consulting services as may be assigned to him by the board of directors, including, without limitation, advising EII, its subsidiaries, and the board with respect to (i) relationships with various state educational departments and agencies, and (ii) analyzing and pursuing potential acquisitions. During the Term, EII will pay Mr. Monaco a consulting fee of $75,000 per annum and will reimburse him for all documented out-of-pocket expenses incurred by him in the interest of the business. The Consulting Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Ashok Narang Employment Agreement with Training Direct

On December 31, 2009, Training Direct entered into an Employment Agreement with Ashok Narang (the “Training Direct Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as Training Direct’s Vice President with the responsibility for the overall operation of Training Direct, as well as other duties as may be assigned to Mr. Narang by the board of directors of the Company, including providing services to the Company and its other subsidiaries. Training Direct will pay Mr. Narang a salary of $135,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of the Company. In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of the Company. The Training Direct Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Board of Directors

All directors will hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Role of the Board of Directors

Pursuant to Delaware law, our business, property and affairs are managed under the direction of the Company’s board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of the Company’s business by participating in board meetings, by reviewing analyses and reports sent to them regularly, and through discussions with its executive officers.

Board Committees

We have not established an audit committee, compensation committee, nominating committee or other committee of our board of directors. However, we intend to establish an audit committee, compensation committee, nominating committee or other committee of our board of directors which complies with the independence and other rules of the NYSE Amex Stock Exchange.

Advisory Board

We do not currently have an advisory board.

Code of Ethics

As of the date of this prospectus, we have not adopted a Code of Ethics applicable to all of our employees, officers and directors, wherever they are located and whether they work for the Company on a full or part-time basis.  The Company intends to adopt a Code of Ethics in the near future so that it complies with the NYSE Amex rules and regulations. The Code will provide rules and procedures to help the Company’s employees, officers and directors recognize and respond to situations that present ethical issues.   Compliance with this code will be mandatory and those who violate the standards in this Code will be subject to disciplinary action.

EXECUTIVE COMPENSATION

Florham Executive and Director Compensation Information

Prior to the reverse merger, no compensation was paid to David Stahler for his services as our President, Chief Financial Officer and Secretary. In addition, Mr. Stahler did not receive any other compensation, whether in the form of stock awards, stock options, or otherwise. Prior to the reverse merger, no compensation was paid to David Stahler for his services as our sole director.

The Company Executive and Director Compensation Information

The Company did not pay any compensation to our chief executive officer, or any of our directors, for services rendered during the fiscal years ended December 31, 2008 and December 31, 2007.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years ended December 31, 2008 and December 31, 2007, nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Indemnification of Directors and Officers

Our Certificate of Incorporation provide that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Stock Incentive Plan

We had no stock incentive plans as of the fiscal year ended December 31, 2008.

On December 23, 2009, our board of directors and holders of a majority of our issued and outstanding shares of common stock have consented in writing to approve our 2009 Stock Incentive Plan for key employees, directors, consultants and others providing services to us, pursuant to which up to 1,500,000 shares of common stock shall be authorized for issuance thereunder. The following paragraphs describe the principal terms of the 2009 Plan.

Purpose. The purpose of the 2009 Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. By granting awards to such individuals, the Company expects that the interests of the recipients will be better aligned with the interests of the Company.

Stock Subject to the 2009 Plan. Currently a total of 1,500,000 shares of Common Stock may be issued under the 2009 Plan, subject to adjustments. The Company may use shares held in treasury in lieu of authorized but unissued shares. If any award expires or terminates, the shares subject to such award shall again be available for purposes of the 2009 Plan. Any shares used by the participant as payment to satisfy a purchase price related to an award, and any shares withheld by the Company to satisfy an applicable tax-withholding obligation, shall again be available for purposes of the 2009 Plan.

Administration of the 2009 Plan. The 2009 Plan is administered by the board of directors. The board of directors has sole discretion over determining individuals eligible to participate in the 2009 Plan and the time or times at which awards will be granted and the number of shares, if applicable, which will be granted under an award. Subject to certain limitations, the board of directors’ power and authority includes, but is not limited to, the ability to interpret the 2009 Plan, to establish rules and regulations for carrying out the 2009 Plan and to amend or rescind any rules previously established, to determine the terms and provisions of the award agreements and to make all other determinations necessary or advisable for the administration of the 2009 Plan.

Eligible Persons. Any employee or director, as well as consultant to the Company, who is selected by the board of directors is eligible to receive awards. The board of directors will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards, provided that incentive stock options may only be granted to employees.

Grant of Awards. The types of awards that may be granted under the 2009 Plan are stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, performance-based awards, as well as other stock-based awards and cash-based awards. Awards are evidenced by an agreement and an award recipient has no rights as a stockholder with respect to any securities covered by an award until the date the recipient becomes a holder of record of the Common Stock.

On the date of the grant, the exercise price must equal at least 100% of the fair market value in the case of incentive stock options, or 110% of the fair market value with respect to optionees who own at least 10% of the total combined voting power of all classes of stock. The fair market value is determined by computing the arithmetic mean of the high and low stock prices on a given determination date. The exercise price on the date of grant is determined by the board of directors in the case of non-qualified stock options.

Stock appreciation rights granted under the 2009 Plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The board of directors determines the exercise price of stock appreciation rights. A stock appreciation right granted independent of an option entitles the participant to payment in an amount equal to the excess of the fair market value of a share of the Common Stock on the exercise date over the exercise price per share, times the number of stock appreciation rights exercised. A stock appreciation right granted in connection with an option entitles the participant to surrender an unexercised option and to receive in exchange an amount equal to the excess of the fair market value of a share of the Common Stock over the exercise price per share for the option, times the number of shares covered by the option which is surrendered. Fair market value is determined in the same manner as it is determined for options.

The board of directors may also grant awards of stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the Common Stock. These stock-based awards, in the discretion of the board of directors, may be, among other things, subject to completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Additionally, the board of directors may grant awards of cash, in values to be determined by the board of directors. If any awards are in excess of $1,000,000 such that Section 162(m) of the Internal Revenue Code applies, the board may, in its discretion, alter its compensation practices to ensure that compensation deductions are permitted.

Awards granted under the 2009 Plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by the committee.

Awards Granted.  As of December 31, 2009, the Company has granted the following options under the 2009 Plan:

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Vice President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the Merger Agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of Florham Common Stock with respect to Mr. Veach and 164,505 shares of Florham Common Stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director.  The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the Merger Agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of Florham Common Stock with respect to Mr. Spindel, (ii) 109,670 shares of Florham Common Stock with respect to Mr. Perlysky, (iii) 109,670 shares of Florham Common Stock with respect to Dr. Cohen, and (iv) 109,670 shares of Florham Common Stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

Amendment. The 2009 Plan may be amended, altered, suspended or terminated by the administrator at any time. The Company may not alter the rights and obligations under any award granted before amendment of the 2009 Plan without the consent of the affected participant. Unless terminated sooner, the 2009 Plan will terminate automatically on December 23, 2019.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of December 30, 2009, we had a total of 166,700 shares of common stock issued and outstanding.  As of February 10, 2010, we have a total of 6,166,700 shares of common stock issued and outstanding.

The following table sets forth, as of February 10, 2010: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the reverse merger and acquisition of Training Direct; and (b) the names and addresses of each director and executive officer before and after the reverse merger and acquisition of Training Direct, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the reverse merger and acquisition of Training Direct. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from February 10, 2010.

Unless otherwise noted, the principal address of each of the directors and officers listed below is 845 Third Avenue, 6th Floor, New York, New York 10022.

Name	Share Amount and Nature of Beneficial Ownership Before the Reverse Merger		Percentage of Outstanding Shares Before the Reverse Merger (1)	Share Amount and Nature of Beneficial Ownership After the Reverse Merger (2)		Percentage of Outstanding Shares After the Reverse Merger (2)
David Stahler (3)	53,600		32.15%	53,600		*

Sanjo Squared, LLC (4)	—		—	7,311,333	(5)	118.56%

Kinder Investments, L.P. (6)	500		*	10,967,500	(7)	177.85%

Joseph J. Bianco	—		—	4,935,151	(8)	80.03%

Anil Narang	—		—	4,935,150	(9)	80.03%

Kellis Veach	—		—	—	(10)	—

Dov Perlysky	5,600	(11)	3.4%	11,627,270	(12)	188.55%

Howard Spindel	100	(13)	*	109,770	(14)	1.78%

David Cohen	—		—	109,670	(14)	1.78%

All Directors, Executive Officers and Director Nominees before the Reverse Merger, as a Group	59,300		35.57%	59,300		*

All Directors, Executive Officers and Director Nominees after the Reverse Merger and after the Effective Date of the Schedule 14f-1, as a Group			—	21,717,011		352.17%

* Less than one percent.

(1)	The numbers in this column are based on 166,700 shares outstanding.
(2)
The numbers are based on 6,166,700 shares outstanding, which represent the number of shares the Company has outstanding after the Reverse Merger, and does not include the issuance of (i) 359,281 Acquisition Shares and 179,641 Escrow Shares to be issued to the sellers under the Purchase Agreement at the Discounted VWAP of $1.67, (ii) 12,278,333 shares of common stock issuable upon conversion of 250,000 shares of Series A Preferred Stock, or (iii) the issuance of shares upon exercise of outstanding options or warrants.

(3)	Mr. Stahler’s address is c/o Florham Consulting Corp., 64 Beaver Street, Suite 233, New York, New York 10004.
(4)
The persons sharing voting, dispositive or investment powers over Sanjo (50% each) are Joseph J. Bianco and Anil Narang, Managers. The address of Sanjo is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(5)
This number represents: (i) 2,400,000 shares of Florham Common Stock, and (ii) 100,000 shares of Series A Preferred Stock, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 4,911,333 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(6)
The General Partner of Kinder is Nesher, LLC. The person having voting, dispositive or investment powers over Nesher is Dov Perlysky, Managing Member. The address of Kinder is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(7)
This number represents: (i) 500 shares of Florham Common Stock owned prior to the Reverse Merger; (ii) 3,600,000 shares of Florham Common Stock, and (iii) 150,000 shares of Series A Preferred Stock, which automatically convert into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(8)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,667 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(9)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,666 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(10)
Does not include options to purchase an aggregate of 164,505 shares of Florham Common Stock at an exercise price of $0.50 per share, of which (i) 82,252 options shall vest on December 31, 2010; and (ii) 82,253 options shall vest on December 31, 2011.

(11)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; and (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC. Mr. Perlysky is the Managing Member of Nesher, LLC. Does not include: (a) 100 shares owned by Laya Perlysky, Mr. Perlysky’s spouse; and (b) 1,800 shares owned by the LDP Family Partnership, whose General Partner is Mrs. Perlysky. Mr. Perlysky disclaims beneficial ownership of the shares owned by Mrs. Perlysky and the LDP Family Partnership.

(12)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC; (iv) options to purchase 109,670 shares of Florham Common Stock at an exercise price equal to $0.50 per share; (v) 3,600,000 shares of Florham Common Stock owned by Kinder Investments, L.P., (vi) 150,000 shares of Series A Preferred Stock owned by Kinder, which automatically converts into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares; and (vii) warrants to purchase 545,000 shares of Florham Common Stock at $0.05 per share exercisable on or after March 12, 2010 owned by Krovim, LLC.

(13)
This number represents shares owned by Jash Group, Inc. Mr. Spindel, Senior Vice President of Jash Group, Inc., has the ability to vote these shares but otherwise disclaims beneficial ownership. Does not include 100 shares owned by Mr. Spindel’s spouse, as to which he disclaims beneficial ownership.

(14)	This number represents options to purchase shares of Florham Common Stock at an exercise price equal to $0.50 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In our two prior fiscal years, and the subsequent period through the date hereof, there have been no transactions between members of management, five percent stockholders, “affiliates,” promoters and finders, except as set forth below.  Each of the transactions listed below was negotiated on an “arm’s length” basis.

Prior to the reverse merger, we used office space provided to us by our former President, David Stahler, at no cost. The amount of office space used by Florham was insignificant.

The mother of our prior President is a co-trustee of a trust which owns approximately 14% of the capital stock of Chocolate Printing Company, Inc., one of our prior clients.

Lease

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022. EII rents office space from one of its officers under a lease expiring August 20, 2010 and pays $725 per month. EII also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis.

Employment and Consulting Agreements

On August 20, 2009, EII entered into an Employment Agreement with Joseph Bianco (the “Bianco Employment Agreement”) pursuant to which Mr. Bianco was engaged through December 31, 2012 (the “Term”) as EII’s Chief Executive Officer with the responsibility for the overall operation of EII, as well as other duties as may be assigned to Mr. Bianco by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Bianco a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII. The Bianco Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On August 20, 2009, EII entered into an Employment Agreement with Anil Narang (the “Narang Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as EII’s President and Chief Operating Officer with the responsibility for the overall operation of EII together with Mr. Bianco, as well as other duties as may be assigned to Mr. Narang by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Narang a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII. The Narang Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On August 20, 2009, EII entered into an Employment Agreement with Kellis Veach (the “Veach Employment Agreement”) pursuant to which Mr. Veach was engaged through December 31, 2012 (the “Term”) as EII’s Chief Financial Officer with the responsibility for financial reporting and operation of EII, as well as other duties as may be assigned to Mr. Veach by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Veach a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.  In addition to the Base Salary and Bonus, Mr. Veach may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII.  The Veach Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

            On December 31, 2009, we entered into certain Assignment and Assumption Agreements with EII, Joseph Bianco, Anil Narang and Kellis Veach under which EII assigned to us all of EII’s rights, title and interest, and delegated all of its obligations and liabilities, to each of the Bianco, Narang and Veach Employment Agreements to us. In addition, we assumed all covenants, agreements, and other obligations to be performed by EII under the Bianco, Narang and Veach Employment Agreements, and Messrs Bianco, Narang and Veach each consented to the Assignment and Assumption Agreement applicable to him.

On December 31, 2009, EII entered into a Consulting Agreement with Joseph Monaco (the “Consulting Agreement”) under which Mr. Monaco was engaged through December 31, 2010 (the “Term”) to provide EII with such general business and consulting services as may be assigned to him by the board of directors, including, without limitation, advising EII, its subsidiaries, and the board with respect to (i) relationships with various state educational departments and agencies, and (ii) analyzing and pursuing potential acquisitions. During the Term, EII will pay Mr. Monaco a consulting fee of $75,000 per annum and will reimburse him for all documented out-of-pocket expenses incurred by him in the interest of the business. The Consulting Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On December 31, 2009, Training Direct entered into an Employment Agreement with Ashok Narang (the “Training Direct Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as Training Direct’s Vice President with the responsibility for the overall operation of Training Direct, as well as other duties as may be assigned to Mr. Narang by the board of directors of the Company, including providing services to the Company and its other subsidiaries. Training Direct will pay Mr. Narang a salary of $135,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of the Company. In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of the Company. The Training Direct Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Stock Option Grants/Issuances to Management, Directors and Consultants

On August 20, 2009, Joseph Bianco purchased options to purchase 1,666,667 (the “Bianco EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Bianco, as compensation for services performed on behalf of EII in his capacity as Chief Executive Officer.

Under the merger agreement, the Bianco EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of our common stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Bianco Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Bianco Tier II Options”). The Bianco Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Bianco Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Bianco Tier I and Tier II Options shall be deemed vested as of the date of grant.

Base Tier I EBTDA Per Share means: (1) $0.036 for the Measuring Year ending December 31, 2010, (2) $0.055 for the Measuring Year ending December 31, 2011, (3) $0.091 for the Measuring Year ending December 31, 2012, (4) $0.109 for the Measuring Year ending December 31, 2013, and (5) $0.137 for the Measuring Year ending December 31, 2014. Base Tier II EBTDA Per Share means: (1) $0.055 for the Measuring Year ending December 31, 2010, (2) $0.091 for the Measuring Year ending December 31, 2011, (3) $0.137 for the Measuring Year ending December 31, 2012, (4) $0.164 for the Measuring Year ending December 31, 2013, and (5) $0.191 for the Measuring Year ending December 31, 2014. EBTDA Per Share means (1) the net income after taxes (exclusive of any non-recurring or extraordinary items paid or accrued) of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year, plus (A) federal and state income taxes paid or accrued in such Measuring Year, (B) amounts paid or accrued in such Measuring Year in respect of depreciation of tangible assets, and (C) amounts paid or accrued in such Measuring Year in respect of amortization of intangible assets, including goodwill, all as set forth on the audited consolidated statements of income or operations of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year and as determined in accordance with GAAP by the Company’s independent accountants, divided by (2) the weighted average of the outstanding common stock, measured on a fully diluted basis.

On August 20, 2009, Anil Narang purchased options to purchase 1,666,667 (the “Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Narang, as compensation for services performed on behalf of EII in his capacity as President and Chief Operating Officer.

Under the merger agreement, the Narang EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of our common stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Narang Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Narang Tier II Options”). The Narang Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Narang Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Narang Tier I and Tier II Options shall be deemed vested as of the date of grant.  Base Tier I EBTDA Per Share and EBTDA Per Share have the same meanings set forth above.

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the merger agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of our common stock with respect to Mr. Veach and 164,505 shares of our common stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

            On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director.  The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the merger agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of our common stock with respect to Mr. Spindel, (ii) 109,670 shares of our common stock with respect to Mr. Perlysky, (iii) 109,670 shares of our common stock with respect to Dr. Cohen, and (iv) 109,670 shares of our common stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of our common stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

Florham Common Stock as Part of Merger Consideration

Under the merger agreement, the shareholders of EII were issued an aggregate of 6,000,000 shares of our common stock as part of the merger consideration. Of such shares, 2,400,000 were issued to Sanjo Squared, LLC, an entity controlled by two of our officers and directors, and 3,600,000 were issued to Kinder Investments, L.P., an entity controlled by one of our directors. Such shares are subject to the terms of lock-up agreements as set forth below.

Lock Up Agreements

All of our shares of common stock owned or to be owned by the Joseph Bianco, Anil Narang, Sanjo Squared, LLC and Kinder Investments, LP (directly or indirectly) are restricted from public or private sale for a period of twelve months following the effective date of the reverse merger (December 31, 2009) without our prior written consent.

Series A Convertible Preferred Stock

Under the merger agreement, the shareholders of EII were issued 250,000 shares of our Series A Preferred Stock, with each share of Series A Preferred Stock automatically convertible into 49.11333 shares of our common stock upon the filing by us of an amendment to its certificate of incorporation which increases the authorized shares of our common stock to at least 50,000,000. Of such shares, 100,000 were issued to Sanjo Squared, LLC and 150,000 were issued to Kinder Investments, L.P.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the NYSE Amex Stock Exchange.  The board of directors also will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of future audit committee members.  The NYSE Amex listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the NYSE Amex Stock Exchange, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the reverse merger formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock of consists of 12,000,000 shares of common stock, par value $0.0001 per share and 2,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.  As of the date of this prospectus, we have 6,166,700 shares of common stock issued and outstanding and 250,000 shares of Series A Convertible Preferred Stock issued and outstanding.

As stated elsewhere in this prospectus, as part of the reverse merger, we agreed to increase our authorized common stock to 50,000,000 shares.

The following summary description relating to our capital stock and other securities does not purport to be complete.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore (see "Dividend Policy’). Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 2,000,000 shares of preferred stock in one or more classes or series.  Similarly, the Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock.  Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date hereof and under the merger agreement, the shareholders of EII were issued 250,000 shares of our Series A Preferred Stock.

Except for the Series A Preferred Stock issued to the shareholders of EII under the merger agreement, it is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any series of preferred stock.  The Board of Director’s authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Accordingly, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

The Series A Preferred Stock

Each share of Series A Preferred Stock:

(a)    is automatically convertible into 49.11333 shares of our common stock upon the filing by us of an amendment to its certificate of incorporation which increases the authorized shares of our common stock to at least 50,000,000;

(b)    provides that holders shall be entitled to receive dividends when, as and if declared by the Board of Directors.  No cash dividends or distributions shall be declared or paid or set apart for payment on the common stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series A Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series A Preferred Stock had been fully converted into common stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend;

(c)    has a par value of $0.0001 per share;

(d)    has a stated or liquidation value of $0.01 per share (the “Stated Value”);

(e)    has a preference over our common stock on liquidation or sale of our company equal to the sum of the Stated Value per share and an amount equal to all unpaid dividends on the Series A Preferred Stock, if any; and
(f)    votes together with our common stock on an “as converted basis.”

The conversion price and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock are subject to customary adjustments as set forth in the Certificate of Designations of the Series A Preferred Stock.

Warrants

We have outstanding warrants to purchase an aggregate of 930,000 shares of common stock at an exercise price equal to $0.05 per share.  The warrants are exercisable on or after March 12, 2010 through and until June 30, 2016.  The holders of such warrants have cashless exercise rights.  The shares underlying the foregoing warrants are being registered in this prospectus.

Stock Options

On December 23, 2009, our board of directors and holders of a majority of our issued and outstanding shares of common stock have consented in writing to approve our 2009 Stock Incentive Plan for key employees, directors, consultants and others providing services to us, pursuant to which up to 1,500,000 shares of common stock shall be authorized for issuance thereunder. The following paragraphs describe the principal terms of the 2009 Plan.

Purpose. The purpose of the 2009 Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. By granting awards to such individuals, the Company expects that the interests of the recipients will be better aligned with the interests of the Company.

Stock Subject to the 2009 Plan. Currently a total of 1,500,000 shares of Common Stock may be issued under the 2009 Plan, subject to adjustments. The Company may use shares held in treasury in lieu of authorized but unissued shares. If any award expires or terminates, the shares subject to such award shall again be available for purposes of the 2009 Plan. Any shares used by the participant as payment to satisfy a purchase price related to an award, and any shares withheld by the Company to satisfy an applicable tax-withholding obligation, shall again be available for purposes of the 2009 Plan.

Administration of the 2009 Plan. The 2009 Plan is administered by the board of directors. The board of directors has sole discretion over determining individuals eligible to participate in the 2009 Plan and the time or times at which awards will be granted and the number of shares, if applicable, which will be granted under an award. Subject to certain limitations, the board of directors’ power and authority includes, but is not limited to, the ability to interpret the 2009 Plan, to establish rules and regulations for carrying out the 2009 Plan and to amend or rescind any rules previously established, to determine the terms and provisions of the award agreements and to make all other determinations necessary or advisable for the administration of the 2009 Plan.

Eligible Persons. Any employee or director, as well as consultant to the Company, who is selected by the board of directors is eligible to receive awards. The board of directors will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards, provided that incentive stock options may only be granted to employees.

Grant of Awards. The types of awards that may be granted under the 2009 Plan are stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, performance-based awards, as well as other stock-based awards and cash-based awards. Awards are evidenced by an agreement and an award recipient has no rights as a stockholder with respect to any securities covered by an award until the date the recipient becomes a holder of record of the Common Stock.

On the date of the grant, the exercise price must equal at least 100% of the fair market value in the case of incentive stock options, or 110% of the fair market value with respect to optionees who own at least 10% of the total combined voting power of all classes of stock. The fair market value is determined by computing the arithmetic mean of the high and low stock prices on a given determination date. The exercise price on the date of grant is determined by the board of directors in the case of non-qualified stock options.

Stock appreciation rights granted under the 2009 Plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The board of directors determines the exercise price of stock appreciation rights. A stock appreciation right granted independent of an option entitles the participant to payment in an amount equal to the excess of the fair market value of a share of the Common Stock on the exercise date over the exercise price per share, times the number of stock appreciation rights exercised. A stock appreciation right granted in connection with an option entitles the participant to surrender an unexercised option and to receive in exchange an amount equal to the excess of the fair market value of a share of the Common Stock over the exercise price per share for the option, times the number of shares covered by the option which is surrendered. Fair market value is determined in the same manner as it is determined for options.

The board of directors may also grant awards of stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the Common Stock. These stock-based awards, in the discretion of the board of directors, may be, among other things, subject to completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Additionally, the board of directors may grant awards of cash, in values to be determined by the board of directors. If any awards are in excess of $1,000,000 such that Section 162(m) of the Internal Revenue Code applies, the board may, in its discretion, alter its compensation practices to ensure that compensation deductions are permitted.

Awards granted under the 2009 Plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by the committee.

Awards Granted.  As of December 31, 2009, the Company has granted the following options under the 2009 Plan:

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Vice President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the Merger Agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of Florham Common Stock with respect to Mr. Veach and 164,505 shares of Florham Common Stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director.  The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the Merger Agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of Florham Common Stock with respect to Mr. Spindel, (ii) 109,670 shares of Florham Common Stock with respect to Mr. Perlysky, (iii) 109,670 shares of Florham Common Stock with respect to Dr. Cohen, and (iv) 109,670 shares of Florham Common Stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

Amendment. The 2009 Plan may be amended, altered, suspended or terminated by the administrator at any time. The Company may not alter the rights and obligations under any award granted before amendment of the 2009 Plan without the consent of the affected participant. Unless terminated sooner, the 2009 Plan will terminate automatically on December 23, 2019.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify  directors and officers as well as other employees and individuals against expenses including attorneys' fees,  judgments,  fines and amounts  paid in  settlement  in  connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative  action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best  interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

              Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

              The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction  from which the director derived an improper personal benefit.

              Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,  officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for  indemnification against  such  liabilities  (other  than the  payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the  successful  defense of any action,  suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit  to a  court  of appropriate  jurisdiction  the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Trading Information

Our common stock is currently approved for quotation on the OTCBB maintained by FINRA under the symbol “FHMS.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Co. LLC, 59 Maiden Lane, New York, N.Y. 10038.

SELLING STOCKHOLDERS

The securities being registered in this prospectus were issued by us in transactions that were exempt from the registration requirements of the Securities Act to persons reasonably believed by us to be "accredited investors" as defined in Regulation D under the Securities Act.

The selling stockholders acquired their securities in the following transactions:

In June 2006, the Company’s founders were issued an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock at $0.05 per share.  The warrants are exercisable on or after March 12, 2010 through and until June 30, 2016.  The holders of such warrants have cashless exercise rights.

In March 2007, we sold, in a private placement, 657 units, each unit consisting of 100 shares of common stock at $1.00 per share, to 96 accredited investors.  No brokerage commissions or other compensation was paid to any third party with respect to the units sold in the private placement.

In January 2009, the Company issued a warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share to a consultant for financial advisory services. The warrants are exercisable on or after March 12, 2010 through and until June 30, 2016.  The holder of such warrant has cashless exercise rights.

SELLING STOCKHOLDER TABLE

As of the date hereof, we have 6,166,700 shares of common stock outstanding. The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.  The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of the date hereof, assuming exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years.  No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

David Stahler	53,600		53,600	0	—
Venturetek LP (2)	7,000		7,000	0	—
Esther Stahler (3)	5,200		5,200	0	—
Ruki Renov (4)	5,200		5,200	0	—
Eli Renov	3,600		3,600	0	—
Jamie Stahler	3,600		3,600	0	—
Michael Binnion	2,000		2,000	0	—
Alan Blisko	1,800		1,800	0	—
Jill Blisko	1,800		1,800	0	—
Karen Renov	1,800		1,800	0	—
LDP Family Partnership LP (5)	1,800		1,800	0	—
Nathan Renov	1,800		1,800	0	—
Tova Renov	1,800		1,800	0	—
The Telmarc Group, LLC (6)	1,000		1,000	0	—
Adam Katz	1,000		1,000	0	—
Joseph Kauderer	1,000		1,000	0	—
Kamy Roditi	1,000		1,000	0	—
Lester Wolff	1,000		1,000	0	—
Martina Kauderer	1,000		1,000	0	—
Ari Renov	500		500	0	—
Avi Stahler	500		500	0	—
Daniel Stahler	500		500	0	—
Kenneth J. Renov	500		500	0	—
Kinder Investments LP (7)	10,967,500	(8)	500	10,967,000	177.84%
Lauretta Lerner	500		500	0	—
Lisa Stahler	500		500	0	—
Martin Lerner	500		500	0	—
Abraham Soudry	200		200	0	—
Deborah Gilman	200		200	0	—
Edmund Depaz	200		200	0	—
Esther Stahler CUST FOR Benji Renov UGMA NY	200		200	0	—
Esther Stahler CUST FOR Emily Renov UGMA NY	200		200	0	—
Gregg Gilman	200		200	0	—
Louis Cattaruzza	200		200	0	—
Natalya Dana	200		200	0	—
Nathan Renov CUST FOR Ilana Renov UGMA NY	200		200	0	—
Tova Katz CUST FOR Aaron Katz UGMA NY	200		200	0	—
Tova Katz CUST FOR Eliezer Katz UGMA NY	200		200	0	—
Tova Katz CUST FOR Malka Katz UGMA NY	200		200	0	—
Tova Katz CUST FOR Naftali Yehuda Katz UGMA NY	200		200	0	—
Vince Vellardita	200		200	0	—
Alex Kofman	100		100	0	—
Alyssa Cohen	100		100	0	—
Andrea Fialkoff	100		100	0	—
Asher S. Levitsky PC Defined Benefit Plan (9)	100		100	0	—
Barbara Katz	100		100	0	—
Bryna Selengut	100		100	0	—
Daniel Family LP (10)	100		100	0	—
David Family LP (11)	100		100	0	—
Deborah Katz	100		100	0	—
Dov Perlysky	11,627,270	(12)	100	11,627,170	188.55%
Elvira Khokhlov	100		100	0	—
Gail Mulvihill	100		100	0	—
Harold Katz	100		100	0	—
Ilan Ventures LLC (13)	100		100	0	—
Irena Kofman	100		100	0	—
Irving Selengut	100		100	0	—
Irving Weisen	100		100	0	—
Jamie Family LP (14)	100		100	0	—
Jane Sherman	100		100	0	—
Jash Group Inc. (15)	100		100	0	—
Jay Greenbaum	100		100	0	—
Larry Binnion	100		100	0	—
Laya Perlysky (16)	100		100	0	—
Leonid Kofman	100		100	0	—
Lisi Family LP (17)	100		100	0	—
Louis Gilman	100		100	0	—
Masha Pruss	100		100	0	—
Pamela Greenbaum	100		100	0	—
Renov Investments LLC (18)	100		100	0	—
Rob Millstone	100		100	0	—
Ruki Renov CUST FOR Akiva Yair Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Atara Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Avigail Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Ayala Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Eitan Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Elana Stahler UGMA NY	100		100	0	—
Ruki Renov CUST FOR Eli Stahler UGMA NY	100		100	0	—
Ruki Renov CUST FOR Emily Stahler UGMA NY	100		100	0	—
Ruki Renov CUST FOR Naftali Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Shira Perlysky UGMA NY	100		100	0	—
Ruki Renov CUST FOR Tova Perlysky UGMA NY	100		100	0	—
Sarah McGarty	100		100	0	—
Sergei Khokhlov	100		100	0	—
Shayna Millstone	100		100	0	—
Shayna Millstone CUST FOR Alexander Millstone UGMA NY	100		100	0	—
Shayna Millstone CUST FOR Eliana Millstone UGMA NY	100		100	0	—
Shayna Millstone CUST FOR Michael Millstone UGMA NY	100		100	0	—
Sheila Gilman	100		100	0	—
Shelley Spindel	100		100	0	—
Shlomo Katz	100		100	0	—
Steve Cohen	100		100	0	—
Steve Sherman	100		100	0	—
Sutton Partners LP (19)	100		100	0	—
Vitaly Pruss	100		100	0	—
Krovim LLC (20)	550,000	(21)	550,000	0	—
Alison Bell	30,000	(22)	30,000	0	—
Pamela Turkel	156,250	(23)	156,250	0	—
Liza Turkel	15,000	(24)	15,000	0	—
Pamela Katz	146,250	(25)	146,250	0	—
Pamela Katz CUST FOR Jeffrey Katz UGMA NY	12,500	(26)	12,500	0	—
Pamela Katz CUST FOR Zachary Katz UGMA NY	12,500	(26)	12,500	0	—
Ruth Robles	7,500	(27)	7,500	0	—
Gilbert Jackson	6,000	(28)	6,000	0	—
Nancy D. Vanderlinden	4,000	(29)	4,000	0	—
David Nachamie	2,000		2,000	0	—
Renee Katz	1,000		1,000	0	—
Alisa Flynn	4,000	(30)	4,000	0	—
Hector Perez	1,000		1,000	0	—
Irma Cruz	1,000		1,000	0	—
Deslyn Nelson	1,000		1,000	0	—
Jay Fialkoff	10,000	(31)	10,000	0	—
Rosalind Davidowitz	25,000	(32)	25,000	0	—
Total Shares Registered for Selling Stockholders:			1,094,200

* Less than one percent

(1)  Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of our common stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.

(2)  David Selengut, the manager of TaurusMax LLC, which is the general partner of Venturetek LP, has sole voting and dispositive power over the shares beneficially owned by Venturetek. The shares beneficially owned by     Venturetek do not include 100 shares of common stock held by Sutton Partners LP whose general partner is also TaurusMax LLC.

(3)  The shares beneficially owned by Ms. Stahler do not include (i) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner, (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general     partner and (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(4)  The shares beneficially owned by Ms. Renov do not include (i) 100 shares of common stock held by Ilan Ventures LLC, of which Ms. Renov is manager, (ii) 100 shares of common stock held by Renov Investments LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor nieces and nephews.

(5)  Laya Perlysky, as general partner, has voting and dispositive power over the shares beneficially owned by LDP Family Partnership LP. The number of shares beneficially owned by LDP Family Partnership does not include (i)      5,000 shares of common stock owned by Krovim LLC, of which Dov Perlysky, the husband of Laya Perlysky, is the managing member of the manager, (ii) 3,600,500 shares of common stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, (iii) 150,000 shares of Series A Preferred Stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, which automatically convert into an aggregate of 7,367,000 shares of common stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of common stock to not less than 50,000,000 shares, (iv) 100 shares of common stock owned by Dov Perlysky individually, (v) options to purchase 109,670 shares of common stock at $0.50 per share owned by Dov Perlysky individually, (vi) warrants to purchase 545,000 shares of common stock at $0.05 per share exercisable on or after March 12, 2010 owned by Krovim, LLC, and (vii) 100 shares of common stock owned by Ms. Perlysky individually. Ms. Perlysky and LDP Family Partnership disclaim beneficial ownership of the shares held by Krovim LLC, Kinder Investments LP and Dov Perlysky.

(6) Dr. Terrence McGarty is the managing member of The Telmarc Group LLC and has sole voting and dispositive power over the shares owned by Telmarc Group. The number of shares beneficially owned by Telmarc Group does not include 100 shares of common stock owned by Dr. McGarty’s wife, Sarah McGarty. Dr. McGarty and The Telmarc Group disclaim beneficial ownership of the shares held by Sarah McGarty.

(7)  Dov Perlysky, the managing member of Nesher LLC, which is the manager of Kinder Investments LP, has sole voting and dispositive power over the shares beneficially owned by Kinder Investments.  The shares beneficially     owned by Kinder Investments do not include (i) 5,000 shares of common stock held by Krovim LLC, (ii) 1,800 shares of common stock held by LDP Family Partnership LP, of which Laya Perlysky, the wife of Dov Perlysky, is the general partner, (iii) 100 shares of common stock held by Laya Perlysky individually, (iv) 100 shares of common stock owned by Mr. Perlysky individually, (v) options to purchase 109,670 shares of common stock at $0.50 per share owned by Dov Perlysky individually, and (vi) warrants to purchase 545,000 shares of common stock at $0.05 per share exercisable on or after March 12, 2010 owned by Krovim, LLC. Mr. Perlysky, the managing member of Nesher LLC, which is the manager of Krovim LLC and the general partner of Kinder Investments, has sole voting and dispositive power over the shares beneficially owned by Krovim and Kinder Investments. Mr. Perlysky and Kinder Investments disclaim beneficial ownership of the shares held by LDP Family Partnership and Laya Perlysky.

(8)  Includes (i) 3,600,500 shares of common stock, and (ii) 150,000 shares of Series A Preferred Stock, which automatically convert into an aggregate of 7,367,000 shares of common stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of common stock to not less than 50,000,000 shares.

(9) Asher Levitsky, trustee of the Asher S. Levitsky PC Defined Benefit Plan, has voting and dispositive power over these shares.

(10)  Esther Stahler, general partner of Daniel Family LP, has voting and dispositive power over the shares held by Daniel Family LP. The shares beneficially owned by Daniel Family LP do not include (i) 5,200 shares of common stock held by Ms.  Stahler individually, (ii) 100 shares of common stock held by David Family LP, of which Ms.  Stahler is general partner, (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms.  Stahler is general partner or (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(11)  Esther Stahler, general partner of David Family LP, has voting and dispositive power over the shares held by David Family LP. The shares beneficially owned by David Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms.  Stahler is general partner, (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner or (iv) 400 shares in total  held by Ms. Stahler as custodian for her niece and nephew, both minors.

(12)  Includes (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC; (iv) options to purchase 109,670 shares of Florham Common Stock at an exercise price equal to $0.50 per share; (v) 3,600,000 shares of Florham Common Stock owned by Kinder Investments, L.P., (vi) 150,000 shares of Series A Preferred Stock owned by Kinder, which automatically converts into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares; and (vii) warrants to purchase 545,000 shares of Florham Common Stock at $0.05 per share exercisable on or after March 12, 2010 owned by Krovim, LLC.  Does not include (i) 1,800 shares of common stock held by LDP Family Partnership LP, of which Laya Perlysly, Mr. Perlysky’s spouse, is general partner, and (ii) 100 shares of common stock owned by Laya Perlysky individually. Mr. Perlysky disclaims beneficial ownership of the shares held by LDP Family Partnership and Laya Perlysky.

(13)  Ruki Renov, manager of Ilan Ventures LLC, has voting and dispositive power over the shares owned by Ilan Ventures.  The shares beneficially owned by Ilan Ventures do not include (i) 5,200 shares of common stock owned by Ms. Renov individually, (ii) 100 shares of common stock held by Renov Investments LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor     nieces and nephews.

(14)  Esther Stahler, general partner of Jamie Family LP, has voting and dispositive power over the shares held by Jamie Family LP. The shares beneficially owned by Jamie Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel  Family LP, of which Ms.  Stahler is general partner, (iii) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner or (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and  nephew, both minors.

(15)  Howard Spindel, Senior Vice-President of Jash Group Inc., has the ability to vote these shares but otherwise disclaims beneficial ownership.  Does not include (i) options to purchase 109,670 shares of common stock at an exercise price equal to $0.50 per share owned by Mr. Spindel; and (ii) 100 shares of common stock owned by Shelley Spindel.

(16)  The shares beneficially owned by Laya Perlysky do not include (i) 1,800 shares of common stock held by LDP Family Partnership LP, of which Ms. Perlysly is general partner, (ii) 5,000 shares of common stock owned by     Krovim LLC, of which Dov Perlysky, the husband of Laya Perlysky, is the managing member of the manager, (iii) 3,600,500 shares of common stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, (iv) 150,000 shares of Series A Preferred Stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, which automatically convert into an aggregate of 7,367,000 shares of common stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of common stock to not less than 50,000,000 shares, (v) options to purchase 109,670 shares of common stock at $0.50 per share owned by Dov Perlysky individually, (vi) warrants to purchase 545,000 shares of common stock at $0.05 per share exercisable on or after March 12, 2010 owned by Krovim, LLC, and (vii) 100 shares of common stock owned by Dov Perlysky individually. Ms. Perlysky and LDP Family Partnership disclaim beneficial ownership of the shares held by Krovim LLC, Kinder Investments LP and Dov Perlysky.

(17)  Esther Stahler, general partner of Lisi Family LP, has voting and dispositive power over the shares held by Lisi Family LP.  The shares beneficially owned by Lisi Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner, (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner and (iv) 400 shares in total  held by Ms. Stahler as custodian for her niece and nephew, both minors.

(18)  Ruki Renov, manager of Renov Investments LLC, has voting and dispositive power over the shares owned by Renov Investments. The shares beneficially owned by Renov Investments do not include (i) 5,200 shares of common stock owned by Ms. Renov individually, (ii) 100 shares of common stock held by Ilan Ventures LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor nieces and nephews.

(19)  David Selengut, the manager of TaurusMax LLC, which is the general partner of Sutton Partners LP, has sole voting and dispositive power over the shares beneficially owned by Sutton Partners. The shares beneficially owned     by Sutton Partners do not include 7,000 shares of common stock held by Venturetek LP.

(20)  Krovim, LLC’s manager is Nesher, LLC. Mr. Perlysky is the Managing Member of Nesher, LLC, and has sole voting and dispositive power over the shares beneficially owned by Krovim, LLC.

(21)  Includes 5,000 shares of common stock, and (ii) warrants to purchase 545,000 shares of common stock at an exercise price of $0.05 per share.

(22)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 25,000 shares of common stock at an exercise price of $0.05 per share.

(23)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 151,250 shares of common stock at an exercise price of $0.05 per share.

(24)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 10,000 shares of common stock at an exercise price of $0.05 per share.

(25)  Includes (i) 4,000 shares of common stock, and (ii) warrants to purchase 142,250 shares of common stock at an exercise price of $0.05 per share.

(26)  Includes (i) 500 shares of common stock, and (ii) warrants to purchase 12,000 shares of common stock at an exercise price of $0.05 per share.

(27) Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 2,500 shares of common stock at an exercise price of $0.05 per share.

(28)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 1,000 shares of common stock at an exercise price of $0.05 per share.

(29)  Includes (i) 3,000 shares of common stock, and (ii) warrants to purchase 1,000 shares of common stock at an exercise price of $0.05 per share.

(30)  Includes (i) 1,000 shares of common stock, and (ii) warrants to purchase 3,000 shares of common stock at an exercise price of $0.05 per share.

(31)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 5,000 shares of common stock at an exercise price of $0.05 per share.

(32)  Includes (i) 5,000 shares of common stock, and (ii) warrants to purchase 20,000 shares of common stock at an exercise price of $0.05 per share.

Except for David Stahler, our former President and Sole Director, none of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York 10036, will opine upon the validity of the common stock offered by this prospectus.

EXPERTS

The financial statements of Florham Consulting Corp. as of and for the years ended December 31, 2008 and 2007 appearing in this prospectus have been audited by Raich Ende Malter & Co. LLP, Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Valley Anesthesia Educational Programs, Inc. as of and for the years ended December 31, 2008 and 2007 appearing in this prospectus have been audited by Raich Ende Malter & Co. LLP, Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Training Direct, LLC as of and for the years ended December 31, 2008 and 2007 appearing in this prospectus have been audited by Steven F. Landau, CPA, Independent Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Educational Investors, Inc. as of and for the period ended September 30, 2009 appearing in this prospectus have been audited by Raich Ende Malter & Co. LLP, Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

We have had no disagreements with our independent registered public accountants with respect to accounting practices or procedures or financial disclosure.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-______), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS

Page

Audited Financial Statements for Florham Consulting Corp. as of December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-4

Balance Sheets as of December 31, 2008 and December 31, 2007	F-5

Statements of Operations for the years ended December 31, 2008 and December 31, 2007	F-6

Statements of Changes in Stockholders’ Equity for the years ended December 31, 2008 and December 31, 2007	F-7

Statements of Cash Flows for the years ended December 31, 2008 and December 31, 2007	F-8

Notes to Financial Statements	F-9 - F-15

Unaudited Condensed Financial Statements of Florham Consulting Corp. as of September 30, 2009 and 2008

Condensed Balance Sheets as of September 30, 2009 (unaudited) and December 31, 2009	F-16

Condensed Statements of Operations for the three and nine months ended September 30, 2009 and 2008 (unaudited)	F-17

Condensed Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 (unaudited)	F-18

Notes to Condensed Financial Statements (unaudited)	F-19 - F-24

Audited Financial Statements for Valley Anesthesia Educational Programs, Inc. as of December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-25

Balance Sheets as of December 31, 2008 and 2007	F-26

Statements of Income for the years ended December 31, 2008 and 2007	F-27

Statements of Changes in Shareholders’ Equity (Deficit)	F-28

Statements of Cash Flows for the years ended December 31, 2008 and 2007	F-29

Notes to Financial Statements	F-30 - F-34

Audited Financial Statements for Training Direct, LLC as of December 31, 2008

Independent Auditor’s Report	F-35

Balance Sheet as of December 31, 2008	F-36

Statement of Operations for the year ended December 31, 2008	F-37

Statement of Members' Equity for the year ended December 31, 2008	F-38

Statement of Cash Flows for the year ended December 31, 2008	F-39

Notes to Financial Statements	F-40 - F-41

Audited Financial Statements for Training Direct, LLC as of December 31, 2007

Independent Auditor’s Report	F-42

Balance Sheet as of December 31, 2007	F-43

Statement of Operations for the year ended December 31, 2007	F-44

Statement of Members' Equity for the year ended December 31, 2007	F-45

Statement of Cash Flows for the year ended December 31, 2007	F-46

Notes to Financial Statements	F-47 - F-48

Audited Financial Statements for Educational Investors, Inc. as of September 30, 2009

Report of Independent Registered Public Accounting Firm	F-49

Consolidated Balance Sheets as of September 30, 2009	F-50

Consolidated Statements of Operations for the period from July 20, 2009 (inception) through September 30, 2009	F-51

Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the period from July 20, 2009 (inception) through September 30, 2009	F-52

Consolidated Statements of Cash Flows for the period from July 20, 2009 (inception) through September 30, 2009	F-53

Notes to Consolidated Financial Statements	F-54 - F-61

Unaudited Financial Statements for Training Direct, LLC as of September 30, 2009

Accountant’s Review Report	F-62

Balance Sheet as of September 30, 2009	F-63

Statement of Income for the nine months ended September 30, 2009	F-64

Statement of Members' Equity for the nine months ended September 30, 2009	F-65

Statement of Cash Flows for the nine months ended September 30, 2009	F-66

Notes to Financial Statements	F-67 - F-69

Unaudited Financial Statements of Valley Anesthesia Educational Programs, Inc. as of August 31, 2009

Report of Independent Registered Public Accounting Firm	F-70

Balance Sheet as of August 31, 2009	F-71

Statement of Income for the eight months ended August 31, 2009	F-72

Statements of Changes in Shareholders’ Equity (Deficit) for the eight months ended August 31, 2009	F-73

Statement of Cash Flows for the eight months ended August 31, 2009	F-74

Notes to Financial Statements	F-75 - F-80

Unaudited Pro Forma Financial Information of Educational Investors, Inc., Training Direct, LLC and Florham Consulting Corp. for the periods ended September 30, 2009 and December 31, 2008.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2009	F-82

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008	F-83

Unaudited Pro Forma Condensed Consolidated Statements of Operations	F-84

Unaudited Pro Forma Condensed Consolidated Statements of Operations as of December 31, 2008	F-85

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-86 - F-91

 FLORHAM CONSULTING CORP. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Florham Consulting Corp.
New York, New York

           We have audited the accompanying balance sheets of Florham Consulting Corp. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florham Consulting Corp. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP
New York, New York
March 30, 2009 (Except for Note F and a portion of Note A as to which the date is December 31, 2009)

Florham Consulting Corp.
Balance Sheets
(Restated)

	As of December 31,
	2008	2007
ASSETS

DISCONTINUED OPERATIONS
CURRENT ASSETS
CASH	$34,853	$52,061
ACCOUNTS RECEIVABLE	8,525	6,350

TOTAL ASSETS OF DISCONTINUED OPERATIONS	$43,378	$58,411

LIABILITIES AND STOCKHOLDERS' EQUITY

DISCONTINUED OPERATIONS:
CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	$6,817	$5,594

STOCKHOLDERS' EQUITY

PREFERRED STOCK $0.0001 PAR VALUE, AUTHORIZED 2,000,000 SHARES, ISSUED-NONE	-	-
COMMON STOCK $0.0001 PAR VALUE, AUTHORIZED 10,000,000 SHARES, ISSUED & OUTSTANDING 166,700 AND 166,700 SHARES as of December 31, 2008 and 2007, RESPECTIVELY	17	17
ADDITIONAL PAID IN CAPITAL	91,683	91,683
ACCUMULATED DEFICIT	(55,139)	(38,883)

TOTAL STOCKHOLDERS' EQUITY	36,561	52,817

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,378	$58,411

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE FINANCIAL STATEMENTS

Florham Consulting Corp.
Statements of Operations
(Restated)
For the Year Ended December 31,

	2008	2007

CONTINUING OPERATIONS:
Income (loss) from
continuing operations	$-0-		$-0-

DISCONTINUED OPERATIONS:
CONSULTING REVENUES	$14,025		$14,275
COST OF SERVICES	250		225
GENERAL & ADMINISTRATIVE EXPENSES	30,671		46,310
OTHER INCOME	640		1,550
Loss from discontinued operations	(16,256)		(30,710)

NET LOSS	$(16,256)	$	(30,710)

LOSS PER COMMON SHARE BASIC AND DILUTED:
Loss from continuing operations	$(0.00)		$(0.00)
Loss from discontinued operations	(0.10)		(0.20)
Net Loss	$(0.10)		(0.20)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-BASIC AND DILUTED	166,700		151,040

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE FINANCIAL STATEMENTS

Florham Consulting Corp.
Statements of Changes in Stockholders' Equity
(Restated)

						ADDITIONAL	STOCK	TOTAL
	PREFERRED		COMMON		COMMON	PAID-IN	ACCUMULATED	STOCKHOLDERS'
	STOCK		STOCK		STOCK WARRANTS	CAPITAL	DEFICIT	EQUITY
	Shares	Amount	Shares	Amount	Shares
BALANCE-
January 1, 2007	-	$-	101,000	$10	925,000	$25,990	$(8,173)	$17,827

PROCEEDS FROM
SALE OF
COMMON STOCK			65,700	7		65,693		65,700

NET (LOSS)							(30,710)	(30,710)

BALANCE -
DECEMBER 31, 2007	-	$-	166,700	$17	925,000	$91,683	$(38,883)	$52,817

NET (LOSS)							(16,256)	(16,256)

BALANCE -
DECEMBER 31, 2008	-	$-	166,700	$17	925,000	$91,683	$(55,139)	$36,561

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE FINANCIAL STATEMENTS

Florham Consulting Corp.
Statements of Cash Flow
(Restated)
For the Year Ended December 31,

	2008	2007

CASH FLOWS FROM CONTINUING OPERATIONS	$-0-	$-0-

CASH FLOWS FROM DISCONTINUED OPERATIONS:
LOSS from discontinued operations	(16,256)	(30,710)
Adjustments to reconcile loss to net cash (used in) provided by discontinued operating activities:
Changes in asset and liability balances:
Accounts receivable	(2,175)	(5,650)
Accrued liabilities	1,223	(6,399)
CASH (USED IN) DISCONTINUED OPERATIONS	(17,208)	(42,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-0-	65,700
CASH PROVIDE BY (USED IN) DISCONTINUED OPERATIONS	(17,208)	22,941

NET INCREASE IN CASH	(17,208)	22,941

CASH - beginning of period	52,061	29,120

CASH - end of period	$34,853	$52,061

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE FINANCIAL STATEMENTS

FLORHAM CONSULTING CORP.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Florham Consulting Corp. (the "Company") was organized under the laws of the State of Delaware on February 9, 2005 to offer consulting and web design services.  In 2005 the Company was a development stage enterprise.  In 2006, the Company entered into its first Internet consulting agreement and since then, has completed web design and project work for another six clients.  The Company's clients were located in New York.  On December 31, 2009, the Company completed a reverse merger with Educational Investors, Inc. (“EII”) in a transaction whereby EII became the continuing entity and the Company discontinued its consulting operations.  The accompanying financial statements have been restated to reflect the operations of the Company as a discontinued operation.

           On June 28, 2006, the Company was recapitalized as follows: all outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock.  The accompanying financial statements reflect the recapitalization as if it had occurred at inception.

Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates made by management include the valuation of the deferred tax asset allowance and the allowance for doubtful accounts.

Fair Value of Financial Instruments

           Effective January 1, 2008, the Company adopted both FAS 157 and FAS 159 without any effect.

Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements", (SFAS 157) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require the use of fair value measurements.  A fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability, or, in the absence of a principal market, the most advantageous market for the asset or liability.

           SFAS No. 159, "The Fair Value Option for Financial Assets and  Financial Liabilities - Including an amendment of FASB Statement 115", (SFAS 159) permits an entity to elect to measure various financial instruments and certain other items at fair value that are not currently required to be measured at fair  value.  Unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings at each subsequent reporting date.

           The amounts at which current assets and current liabilities are presented approximate their fair value due to their short-term nature.

Cash and Cash Equivalents

           Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which at times may exceed federally insured limits. We have not experienced any losses to date as a result of this policy.

Revenue Recognition

           The Company recognized revenue from its Internet consulting agreements as services were provided on a monthly and hourly basis, based on a standardized fee structure.  The Company recognized revenues on web design projects upon completion of the project.  Cash received from clients in advance of the completion of a project is recorded as a deposit.

Accounts Receivable

           Accounts receivable are recorded at their estimated realizable value.  An allowance for doubtful accounts is estimated by management through evaluation of significant past due accounts.  Accounts are deemed past due when payment has not been received within the stated time period.  The Company's policy is to review individual past due amounts periodically and write off amounts for which all collection efforts are deemed to have been exhausted.  As of December 31, 2008 no allowance is deemed necessary.

Income Taxes

           The Company follows the provisions of Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

           On January 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48). There was no impact on the Company's financial position, results of operations or cash flows at December 31, 2008 and 2007 and for the years then ended as a result of implementing FIN 48.  At the adoption date of January 1, 2007 and at December 31, 2008 and 2007, the Company did not have any unrecognized tax benefits.  The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 31, 2008 and 2007, the Company had no accrued interest or penalties.  The Company currently has no federal or state tax examinations in progress nor has it had any federal or state tax examinations since its inception.  All of its tax years are subject to federal and state tax examination.

Loss Per Common Share

           The Company has adopted Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, which modified the calculation of earnings per shares ("EPS").  This statement replaced the previous presentation of primary and fully diluted EPS to basic and diluted EPS.  Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS includes the dilution of common stock equivalents, and is computed similarly to fully diluted EPS pursuant to Accounting Principles Board (APB) Opinion 15.

           Basic loss per common share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding.  Stock warrants have not been included in the calculation of diluted loss per share, as the effect would have been antidilutive.  Accordingly, basic and dilutive loss per share is the same for the Company.

Loss Per Share

	For the Year Ended	For the Year Ended
	December 31, 2008	December 31, 2007

Basic and diluted:
Continuing operations	$0.00	$0.00
Discontinued operations	(0.10)	(0.20)
Net Loss	$(0.10)	$(0.20)

Recent Accounting Pronouncements

           In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”, which replaces SFAS No. 141.  The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting.  It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred.  SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of SFAS No. 141R to have an effect on its financial statements.

           In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, an amendment of ARB 51, which changes the accounting and reporting for minority interests.  Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for financial statements issued for fiscal years  beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not expect the adoption of SFAS No. 160 to have an effect on its financial statements.

           In March 2007, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement” No. 133.  SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions.  The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required.  We do not anticipate the adoption of SFAS No. 161 will have a material effect on the Company's financial statements.

           Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE B - INCOME TAXES

           Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities.  Certain judgments are made relating to recoverability of deferred tax assets, uses of tax loss carry forwards, level of expected taxable income and available tax planning strategies.  At December 31, 2008 and 2007, the Company had net operating loss carryforwards of $55,139 and $38,883, respectively, available to reduce future taxable income expiring through 2028.  Management has determined that it is more likely than not that the net operating loss carryforwards will not be realized in the future and, accordingly, the deferred tax asset of $12,093 and $8,476, net of surtax exemption, has been fully reserved as of December 31, 2008 and 2007, respectively.  The Company's valuation allowance increased by $3,617 during 2008.  A reconciliation of the statutory income tax effective rate to the actual provision shown in the financial statements is as follows:

	For the Years Ended December 31,
	2008		2007

(Loss) before income taxes	$(16,256)		$(30,710)
Computed tax benefit at statutory rate:
Federal	$(5,527)	(34)%	$(10,441)	(34)%
State, net of federal effect	(862)	(5.3)%	(1,628)	(5.3)%
Surtax Exemption	2,772	17.1%	5,835	19.0%
Net operating loss valuation allowance	3,617	22.2%	6,234	20.3%

Total tax benefit	$-0-	-0-%	$-0-	-0-%

NOTE C - CAPITAL TRANSACTIONS

           The Company is authorized to issue 10,000,000 shares of $0.0001 par value common stock.

           On February 11, 2005, the Company issued to its founders 200,000 shares of common stock and 800,000 warrants in exchange for $1,000.  On March 16, 2005, 25,000 shares of common stock were sold for $1.00 per share.  In connection with this sale, the Company received cash of $5,000 in 2005 and a note receivable for $20,000 (the "Subscription Receivable").  On June 28, 2006, the Company was recapitalized as follows:  All outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock at $0.05 per share.  The holders of the warrants have cashless exercise rights.  These warrants are exercisable until June 30, 2016, provided that the warrants are not exercisable prior to June 30, 2009 unless there is a "Change in Control" (as defined in the warrants) in the Company, in which event the warrants will be exercisable at any time after seventy (70) days following such Change in Control and until June 30, 2016.

           On September 28, 2006, the Subscription Receivable was satisfied by the receipt of $20,000 in cash.

           On March 29, 2007, the Company completed a private placement of 65,700 shares of common stock at $1.00 per share.

           On January 29, 2009, we issued a warrant to purchase 5,000 shares of our common stock for $0.05 per share to a consultant for financial advisory services rendered from October 2008 through January 2009. The warrant expires on June 30, 2016 but is not exercisable until June 30, 2012 except if there is a change in control of the Company prior to June 30, 2012.  The fair value of the warrant at the date of issuance was $3,350 of which $2,512 was charged to operations in the fourth quarter of 2008 and is reflected as a current liability at December 31, 2008.  The fair value of the warrant was determined by using the Black-Scholes valuation model employing a term of 7.4 years, risk free interest rate of 2.88%, volatility of 10%, forfeiture rate of 0.0%, and the fair market value of the common stock on the date of grant of $0.71 per share (the average of the closing bid and ask prices of the Company's common stock on the date of issuance).

           The Company is authorized to issue 2,000,000 shares of $0.0001 par value preferred stock with designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors of the Company. No shares have been issued at December 31, 2008.  See Note F, Subsequent Events.

           The following table summarizes information on all warrants issued by us for the periods ended December 31, 2008 and 2007:

	For the Years Ended December 31,
	2008		2007
	Weighted Average		Weighted Average
	Exercise		Exercise
	Number	Price	Number	Price

Outstanding -
Beginning of the year	925,000	$0.05	925,000	$0.05
Granted	-0-	$—	-0-	$—
Outstanding -
End of Year	925,000	$0.05	925,000	$0.05
Exercisable -
End of Year	-0-	$—	-0-	$—

The numbers and weighted average exercise prices of all warrants outstanding as of December 31, 2008 is as follows:

	Remaining Number	Weighted Average
Exercise	of Warrant Shares	Contractual Life	Weighted Average
Price	Outstanding	(Years)	Exercise Price

$0.05	925,000	7.5	$0.05

NOTE D - RELATED PARTY TRANSACTIONS

           The Company utilizes the office space provided by its president at no cost to the Company.  The amount of office space utilized by the Company is considered insignificant.

           On January 1, 2007, the Company entered into a three year employment agreement with its president, which shall be extended from year to year after the initial term.  The president shall not be entitled to any cash compensation from the Company for his services until the Company's annualized revenues exceed $300,000 on a quarterly basis.  At such time, the president shall be entitled to receive a salary of $40,000 per annum.

           The mother of the Company's president is a co-trustee of a trust which owns approximately 18% of the capital stock of Chocolate Printing Company, Inc., one of the Company's clients.

NOTE E - CONCENTRATION OF RISKS

           The Company's cash balances are maintained in a high quality bank checking account.  Management deems all its accounts receivables to be fully collectible, and, as such, does not maintain any allowances for uncollectible receivables.

The following tables summarize the Company's revenues and accounts receivable by top clients:

	Percent of total		Percent of total
	consulting revenues		accounts receivable
	Year Ended December 31,		as of December 31,

	2008	2007	2008	2007
Client A	60%	59%	99%	99%
Client B	17%	32%	-0-	-0-
Client C	16%	-0-	1%	-0-
Client D	-0-	5%	-0-	-0-

NOTE F - SUBSEQUENT EVENTS

On December 16, 2009, Florham Consulting Corp. ("Florham") executed an agreement and plan of merger (the "Merger Agreement") among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham (“Mergerco”), Educational Investors, Inc. ("EII") and its securityholders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the "EII Securityholders") pursuant to which the Mergerco would be merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII will become a wholly-owned subsidiary of Florham.  Under the terms of the Merger Agreement, the EII Securityholders will receive (i) an aggregate of 6,000,000 shares of Florham's Common Stock, (ii) options to acquire 2,558,968 additional shares of Florham's Common Stock, fifty percent (50%) of which have an initial exercise price of $0.45 per share and fifty percent (50%) of which have an initial exercise price of $0.25 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham's Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest Purchase Agreement ("TDI Agreement") with Trading Direct LLC ("TDI") and its members and Florham pursuant to which EII will acquire all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of Florham's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger.  The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement.  "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of Florham's Common Stock, but is no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable National Securities Exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of Florham's Common Stock on the applicable National Securities Exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable National Securities Exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other National Securities Exchange on which Florham's Common Stock trades is open for trading.

On December 31, 2009, Florham, EII and TDI deemed all closing conditions to be satisfied and, accordingly, consummated the merger.

FLORHAM CONSULTING CORP.
Condensed Balance Sheets
(Restated)

	As of	As of
	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS

CASH	$20,984	$34,853
OTHER CURRENT ASSETS OF DISCONTINUED OPERATIONS	7,250	8,525
TOTAL ASSETS	$28,234	$43,378

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
LIABILITIES OF DISCONTINUED OPERATIONS	$4,578	$6,817

STOCKHOLDERS' EQUITY

PREFERRED STOCK $0.0001 PAR VALUE,
AUTHORIZED 2,000,000 SHARES, ISSUED-NONE	-0-	-0-
COMMON STOCK $0.0001 PAR VALUE, AUTHORIZED 10,000,000 SHARES, ISSUED & OUTSTANDING 166,700 SHARES AS OF September 30, 2009 AND AS OF December 31, 2008	17	17
ADDITIONAL PAID IN CAPITAL	95,033	91,683
ACCUMULATED DEFICIT	(71,394)	(55,139)
TOTAL STOCKHOLDERS' EQUITY	23,656	36,561

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,234	$43,378
THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE CONDENSED FINANCIAL STATEMENTS

FLORHAM CONSULTING CORP.
Condensed Statements of Operations
(Restated) (Unaudited)

	Nine months ended
	September 30,
	2009	2008

CONTINUING OPERATIONS	$-0-	$-0-

DISCONTINUED OPERATIONS:
CONSULTING REVENUES	$7,550	$11,700

GENERAL AND ADMINISTRATIVE
EXPENSES	23,839	24,055

OTHER INCOME	34	589
INCOME (LOSS) FROM
DISCONTINUED OPERATIONS	(16,255)	(11,766)

NET INCOME (LOSS)	$(16,255)	$(11,766)

INCOME (LOSS) PER COMMON SHARE BASIC AND DILUTED:
Continuing operations	$0.00	$0.00
Discontinued operations	(0.10)	(0.07)
Net income (loss)	$(0.10)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING AND DILUTED	166,700	166,700

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE CONDENSED FINANCIAL STATEMENTS

FLORHAM CONSULTING CORP.
Condensed Statements of Cash Flow
(Restated) (Unaudited)

	NINE MONTHS ENDED
	September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
CONTINUING OPERATIONS

DISCONTINUED OPERATIONS:
Loss from discontinued operations	$(16,255)	$(11,766)
Adjustments to reconcile loss from discontinued Operations to net cash used in operating activities:
Changes in asset and liability balances:
Compensatory Element of Warrants issued for consulting services	838	-0-
Accounts receivable	2,125	(2,500)
Accrued expenses	(2,039)	(2,131)
Prepaid expenses	(850)	-0-
Customer deposits	(200)	-0-
NET CASH (USED IN) DISCONTINUED OPERATING ACTIVITIES	(16,381)	(16,397)

NET CASH PROVIDED BY FINANCING ACTIVITIES
Issuance of warrants in payment of accrued consulting services	2,512	-0-

NET (DECREASE) INCREASE IN CASH	(13,869)	(16,397)
CASH - beginning of period	34,853	52,061

CASH - end of period	$20,984	$35,664

THE ACCOMPANYING NOTES ARE AN INTEGRAL
PART OF THESE CONDENSED FINANCIAL STATEMENTS

FLORHAM CONSULTING CORP.
Notes to Condensed Financial Statements
September 30, 2009
(Unaudited)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Florham Consulting Corp. (the "Company") was organized under the laws of the State of Delaware on February 9, 2005 to offer consulting and web design services.  In 2006, the Company entered into its first Internet consulting agreement and since then, has completed web design and project work for another five clients. The Company's clients are currently located in New York.  On December 31, 2009, the Company completed a reverse merger with Educational Investors, Inc. (“EII”) in a transaction whereby EII became the continuing entity and the Company discontinued its consulting operations.  The accompanying financial statements have been restated to reflect the operations of the Company as a discontinued operation.

           On June 28, 2006, the Company was recapitalized as follows: all outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock.  The accompanying financial statements reflect the recapitalization as if it had occurred at inception.

         Basis of Presentation

           The accompanying unaudited interim financial statements as of September 30, 2009, and for the three and nine months ended September 30, 2009 and 2008 have been prepared in accordance with accounting principles generally accepted for interim financial statements presentation and in accordance with the instructions to Regulation S-X.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 2009 and the results of operations for the three and nine months ended September 30, 2009 and 2008 and cash flows for the nine months ended September 30, 2009 and 2008.  The results of operations for the three and nine months ended September 30, 2009 and 2008 are not necessarily indicative of the results to be expected for the full year.  The December 31, 2008 information has been derived from the audited financial statements for the year ended December 31, 2008 included in the Company's Form 10K for the year ended December 31, 2008.  This information should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2008 included in the Company's Form 10K as filed with the Securities and Exchange Commission.  There have been no changes in significant accounting policies since December 31, 2008.

         Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates made by management include the valuation of the deferred tax asset allowance and the allowance for doubtful accounts.

        Cash and Cash Equivalents

           Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which at times may exceed federally insured limits. We have not experienced any losses to date as a result of this policy.

         Revenue Recognition

           The Company recognizes revenue from its Internet consulting agreements as services are provided on a monthly and hourly basis, based on a standardized fee structure.  The Company recognizes revenues on web design projects upon completion of the project.  Cash received from clients in advance of the completion of a project is recorded as a deposit.

        Accounts Receivable

           Accounts receivable are recorded at their estimated realizable value.  An allowance for doubtful accounts is estimated by management through evaluation of significant past due accounts.  Accounts are deemed past due when payment has not been received within the stated time period.  The Company's policy is to review individual past due amounts periodically and write off amounts for which all collection efforts are deemed to have been exhausted.  As of September 30, 2009 and December 31, 2008, no allowance is deemed necessary.

         Income Taxes

           The Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.  At September 30, 2009 and December 31, 2008, the Company had net operating loss carryforwards of $71,394 and $55,139, respectively, available to reduce future taxable income expiring through 2028.  Management has determined that it is more likely than not that the net operating loss carrryforwards, net of surtax exemption, will not be realized in the future and, accordingly, the deferred tax asset of $17,132 and $12,093 has been fully reserved as of September  30, 2009 and December 31, 2008, respectively.

           The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of September 30, 2009, the Company has had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal or state tax examinations in progress nor has it had any federal or state examinations since its inception.  All of the Company's tax years are subject to federal and state tax examination.

        Income (Loss) Per Common Share

           Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.  Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive.  There were 930,000 potential shares at September 30, 2009 which were excluded from the shares used to calculate diluted earnings per share, as their inclusion would reduce net loss per share.

Fair Value Measurements

  The amounts at which current assets and current liabilities are presented approximate their fair value due to their short-term nature.

NOTE B - CAPITAL TRANSACTIONS

           The Company is authorized to issue 10,000,000 shares of $0.0001 par value common stock.

           The Company is authorized to issue 2,000,000 shares of $0.0001 par value preferred stock with designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors of the Company.  No shares of preferred stock have been issued. See Note G _ Subsequent Events.

           On January 29, 2009, we issued a warrant to purchase 5,000 shares of our common stock for $0.05 per share to a consultant for financial advisory services rendered from October 2008 through January 2009. The warrant expires on June 30, 2016 but is not exercisable until June 30, 2012 except if there is a change in control of the Company prior to June 30, 2012.  The fair value of the warrant at the date of issuance was $3,350 of which $838 was charged to operations in the first quarter of 2009 and $2,512 was charged to operations in the fourth quarter of 2008 and was reflected as a current liability at December 31, 2008.  The fair value of the warrant was determined by using the Black-Scholes valuation model employing a term of 7.4 years, risk free interest rate of 2.88%, volatility of 10%, forfeiture rate of 0.0%, and the fair market value of the common stock on the date of grant of $0.71 per share (the average of the closing bid and ask prices of the Company's common stock on the date of issuance).

           On April 27, 2009, the Company and the holders of the Company's outstanding warrants agreed to amend the warrants as described below. T hese amendments apply to all of the outstanding warrants of the Company dated as of June 30, 2006 (and therefore do not include the consultant's warrant described in the previous paragraph).  The amendments (i) modified the "Exercise Period" (as defined in the warrants) to provide that they may not be exercised until the fifth  anniversary of June 30, 2006 (the date of their issuance) unless prior thereto a "Change in Control" (as defined in the warrants) has occurred and (ii) amended the amendment provisions of the warrants to provide that the terms of the warrants may be amended by the written consent of the Company and holders of at least 66 2/3% of the outstanding warrants.  In total, these amendments apply to an aggregate of 925,000 warrants.

NOTE C - RELATED PARTY TRANSACTIONS

           The Company utilizes the office space provided by its president at no cost to the Company.  The amount of office space utilized by the Company is considered insignificant.

           The mother of the Company's president is a co-trustee of a trust which owns approximately 14% of the capital stock of Chocolate Printing Company, Inc., one of the Company's clients.

NOTE D - COMMITMENTS

Long-term Employment Agreement & Executive Compensation

           On January 1, 2007, the Company entered into a three year employment agreement with its president, which shall be extended from year to year after the initial term.  The president shall not be entitled to any cash compensation from the Company for his services until the Company's annualized revenues exceed $300,000 on a quarterly basis.  At such time, the president shall be entitled to receive a salary of $40,000 per annum.

NOTE E - CONCENTRATION OF RISKS

           The Company's cash balances are maintained in a high quality bank checking account.  Management deems all its accounts receivables to be fully collectible, and, as such, does not maintain any allowances for uncollectible receivables.

The following tables summarize the Company's revenues and accounts receivable by top clients:

	Percent of total		Percent of total
	consulting revenues		accounts receivable
	Nine Months Ended September 30,		as of September 30,
	2009	2008	2009	2008
Client A	83%	54%	88%	71%
Client B	3%	20%	4%	2%
Client C	3%	19%	5%	25%
Client D	10%	—%	—%	—%
Client E	7%	—%	—%	—%

NOTE F - RECENT ACCOUNTING PRONOUNCEMENTS

           As of September 25, 2009, we implemented the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "Codification or "ASC").  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend Generally Accepted Accounting Principles in the United States ("GAAP"), but codifies previous accounting literature.  We implemented the Codification as of September 25, 2009 and changed the referencing of authoritative accounting literature to conform to the Codification.

           Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note G - Subsequent Events

           Subsequent Events originally had been evaluated through November 10, 2009, the date the financial statements were issued.

           On December 16, 2009, Florham Consulting Corp. ("Florham") executed an agreement and plan of merger (the "Merger Agreement") among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham (“Mergerco”), Educational Investors, Inc. ("EII") and its securityholders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the "EII Securityholders") pursuant to which the Mergerco would be merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII will become a wholly-owned subsidiary of Florham.  Under the terms of the Merger Agreement, the EII Securityholders will receive (i) an aggregate of 6,000,000 shares of Florham's Common Stock, (ii) options to acquire 2,558,968 additional shares of Florham's Common Stock, fifty percent (50%) of which have an initial exercise price of $0.45 per share and fifty percent (50%) of which have an initial exercise price of $0.25 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham's Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000 shares.

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest Purchase Agreement ("TDI Agreement") with Trading Direct LLC ("TDI") and its members and Florham pursuant to which EII will acquire all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of Florham's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger.  The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement.  "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of Florham's Common Stock, but is no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable National Securities Exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of Florham's Common Stock on the applicable National Securities Exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable National Securities Exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other National Securities Exchange on which Florham's Common Stock trades is open for trading.

On December 31, 2009, Florham, EII and TDI deemed all closing conditions to be satisfied and, accordingly, consummated the merger.

Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Valley Anesthesia Educational Programs, Inc.

We have audited the accompanying balance sheets of Valley Anesthesia Educational Programs, Inc. (the "Company"), as of December 31, 2008 and 2007, and the related statements of income, change in shareholders' equity (deficit), and cash flows for the years then ended. The Company's management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Balance Sheets

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$266,093	$325,646
Inventory	3,830	-
Prepaid expenses	5,000	-
Other current assets	2,850	2,884
	277,773	328,530
Fixed Assets
Office equipment	17,451	18,430

	$295,224	$346,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,619	$11,233
Accrued expenses	103,386	101,948
Deferred revenue	704,775	765,280
	817,780	878,461
Shareholders' Equity (Deficit)
Common stock
No par value; 100 shares authorized, issued and outstanding as of
December 31, 2008 and 2007	1,000	1,000
Retained earnings (deficit)	(523,556)	(532,501)
	(522,556)	(531,501)

	$295,224	$346,960

See notes to financial statements

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Income

	For the Years Ended
	December 31,
	2008	2007

Revenue	$1,885,014	$1,726,960
Less: Refunds and NSF checks	20,441	21,419
	1,864,573	1,705,541
Costs and Expenses
Cost of revenue	467,280	448,736
Selling and administrative expenses	660,118	616,745
Depreciation and amortization	10,422	7,268
	1,137,820	1,072,749

Income from Operations	726,753	632,792

Other Income
Interest and dividend income	5,392	-

Net Income	$732,145	$632,792

Earnings Per Share - basic and diluted	$7,321.45	$6,327.92

Weighted Average Shares Outstanding - basic and diluted	100	100

See notes to financial statements

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Changes in Shareholders' Equity (Deficit)

			Retained
	Common Stock		Earnings	Total
	Shares	Amount	(Deficit)	Deficit

Balance - January 1, 2007	100	$1,000	$(566,115)	$(565,115)

Net Income	-	-	632,792	632,792

Distributions to Shareholders	-	-	(599,178)	(599,178)

Balance - December 31, 2007	100	1,000	(532,501)	(531,501)

Net Income	-	-	732,145	732,145

Distributions to Shareholders	-	-	(723,200)	(723,200)

Balance - December 31, 2008	100	$1,000	$(523,556)	$(522,556)

See notes to financial statements

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2008	2007
Cash Flows from Operating Activities
Net income	$732,145	$632,792
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	10,422	7,268
(Increase) Decrease in:
Inventory	(3,830)	16,128
Prepaid expenses	(5,000)	5,000
Other current assets	34	(2,884)
Increase (Decrease) in:
Accounts payable	(1,614)	8,929
Accrued expenses	1,438	3,180
Deferred revenue	(60,505)	46,135
	673,090	716,548
Cash Flows Used In Investing Activities
Purchase of fixed assets	(9,443)	(17,473)

Cash Flows Used In Financing Activities
Distribution to shareholders	(723,200)	(599,178)

Net Increase (Decrease) In Cash	(59,553)	99,897

Cash and Cash Equivalents - beginning of year	325,646	225,749

Cash and Cash Equivalents - end of year	$266,093	$325,646

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-

Taxes	$-	$-

See notes to financial statements

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Notes to Financial Statements
December 31, 2008 and 2007

1 -	Organization and Nature of Business

Valley Anesthesia Educational Programs, Inc. (the “Company”) was incorporated on March 9, 1993 in Iowa and has its corporate offices located in Des Moines, Iowa.  The Company provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of December 31, 2008 and 2007, the Company had $153,064 and $447,159, respectively, over such limits.

b.
Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of the time of the attendance at the course and when the manual and study guides are shipped. The Company does not accept returns of manuals and study guides.

c.	Cost of Revenue - Cost of revenue include costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other costs.

d.
Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the amounts of $20,004 and $5,675 for the years ended December 31, 2008 and 2007 respectively, are expensed as incurred.

e.
Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

f.
Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

g.
Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Continued

h.
Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts payable, accrued expense, and deferred revenue which approximate fair value because of their short maturities.

i.
Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At December 31, 2008 and 2007, the Company does not believe that any impairment has occurred.

j.
Recently Issued Accounting Pronouncements - In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

In May 2009 the Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.   This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

k.	Income Taxes - The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues. Accordingly, no provision has been made for federal or state taxes.

The Company has elected to defer the application of ASC 740 Accounting for Uncertainty in Income Taxes.  ASC 740 is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Although the Company is considered a pass-through entity for Federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

l.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

Continued

m.	Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

3-	Fixed Assets

The Company’s fixed assets consist of office equipment at December 31:

	2008	2007
Office equipment	$64,420	$54,977
Less: Accumulated depreciation	(46,969)	(36,547)
Office equipment at net book value	$17,451	$18,430

Depreciation expense was $10,422 and $7,268 during the years ended December 31, 2008 and 2007, respectively.

4 -	Commitment and Contingencies

a.
Lease - The Company rents office space from one of its shareholders on a month to month basis.  The Company pays $656 per month for rent.  Rent expense for each of the years ended December 31, 2008 and 2007 was $7,875.

b.
Retirement Plan - The Company has a profit sharing plan for certain eligible employees who work more than 1,000 hours per year.  The Company’s contributions for the years ended December 31, 2008 and 2007 were $101,601 and $99,099, respectively.  Employer contributions begin vesting at 20% after year two and are fully vested after six years.  Plan expenses for the years ended December 31, 2008 and 2007 were $1,196 and $2,246, respectively.

c.
Commitment for Conference Facilities - The Company’s courses are presented in conference facilities located in hotels in various cities throughout the continental United States.  The Company enters into contracts with the various hotels well in advance of the upcoming courses.  These contracts provide, among other matters, that the Company guarantee a stated minimum number of attendees and/or guest rooms, and may hold the Company to stated percentages of the amounts in the event of course cancellation.

5 -	Income Taxes

The Company's successor in connection with the sale of its assets and operations as described in the Subsequent Event footnote, is to be taxed as a C Corporation, and as such will incur its own income taxes.  Had the Company not been an S Corporation, and had it incurred its own income taxes, the provision for such would be as follows;

	For the Year Ended December 31, 2008
	Federal	State	Total
Current	$211,000	$47,000	$258,000
Deferred	22,000	5,000	27,000
	$233,000	$52,000	$285,000

Continued

	For the Year Ended December 31, 2007
	Federal	State	Total
Current	$217,000	$48,000	$265,000
Deferred	(15,000)	(3,000)	(18,000)
	$202,000	$45,000	$247,000

Net deferred tax assets (liabilities) would have included the following components;

As at December 31, 2008

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Inventory	$(4,000)	$(1,000)	$-	$(1,000)
Prepaid expenses	(5,000)	(2,000)	-	(2,000)
Accumulated depreciation	(17,000)	(6,000)	(1,000)	(7,000)
Accrued expenses	2,000	1,000	-	1,000
Deferred revenues	705,000	240,000	49,000	289,000
	$681,000	$232,000	$48,000	$280,000

As at December 31, 2007

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Accumulated depreciation	$(18,000)	$(6,000)	$(1,000)	$(7,000)
Accrued expenses	3,000	1,000	-	1,000
Deferred revenues	765,000	260,000	53,000	313,000
	$750,000	$255,000	$52,000	$307,000

No valuation allowance has been considered against the deferred tax assets in as much as the Company would expect to realize the full amount of the deferred tax assets.

The Company did not adopt Accounting Standards Codification ("ASC") 740, for “Uncertainty in Income Taxes” effective January 1, 2007.  Had the Company adopted ASC 740 on January 1, 2007, there would have been no unrecognized tax positions that would have been required to have been recognized at January 1, 2007, December 31, 2007 and 2008.

In addition to its federal income tax return, the Company was obligated to file in the following state jurisdictions; Florida, Minnesota, Pennsylvania, Ohio, Tennessee, Texas, North Carolina, and Iowa.  All periods within the applicable jurisdiction’s statute of limitations remain open to governmental audit.

Pro forma net income and net income per share are as follows:

	2008	2007
Net income as reported	$732,145	$632,792
Provision for income taxes	285,000	247,000
Pro forma net income	$447,145	$385,792

Continued

Per share data - basic diluted:

	2008	2007
Net income as reported	$7,321.45	$6,327.92
Provision for income taxes	2,850.00	2,470.00
Pro forma net income	$4,471.45	$3,857.92

Weighted average number of shares outstanding - basic and diluted	100	100

6 -	Subsequent Events

Effective August 20, 2009, the Company entered into an asset purchase agreement (“Agreement”) whereby the Company sold all of its operating assets and all of its operations to Valley Anesthesia, Inc. (“Buyer”), a Delaware corporation.  Consideration received included a.) $2,000,000 in cash, b.) $2,000,000 note (recorded at $1,702,883 fair value) c.) receivable for a earn out provision at its $79,990 present value, and d.) transfer of liabilities in a net amount of $55,342.  Assets sold included the website and domain, inventory, office machinery, receivables, prepaid but unearned revenues, trademarks, copyrights, trade names and all other intellectual property including goodwill.

Subsequent events have been evaluated for disclosure and recognition through December 31, 2009.

Independent Auditor's Report

To the Board of Directors
Training Direct LLC
Bridgeport, CT

I have audited the accompanying balance sheet of Training Direct, LLC as of December 31, 2008, and the related statements of operations, members' equity, and cash flows for the year then ended.  These financial statements are the responsibility of management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States, and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Training Direct, LLC as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

In accordance with Government Auditing Standards, I have also issued my report dated April 22, 2009 on my consideration of Training Direct, LLC's internal control over financial reporting and on my tests of its compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of that report is to describe the scope of my testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of my audit.

/s/ Steven F. Landau, CPA
Steven F. Landau, CPA
April 22, 2009

TRAINING DIRECT, LLC
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Current Assets
Cash	$10,611
Student tuition receivable, net of allowance for uncollectables of $5,856	96,227
Total current assets	106,838

Property and Equipment, at cost, net of accumulated depreciation of $131,154	21,206

Other Assets
Security deposits	2,358

Total assets	$130,402

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$28,409
Accrued expenses payable	7,772
Deferred tuition revenue	20,447
Total current liabilities	56,628

Members' Equity	73,774

Total liabilities and members' equity	$130,402

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

Revenues
Tuition Revenue	$852,288
Less: tuition refunds	(18,609)
Net tuition revenue	833,679

Operating Costs and Expenses
Student instructional costs	268,965
Recruitment costs	151,804
Occupancy costs	55,986
General and administrative expenses	337,933
Total operating costs and expenses	814,688

Operating income before depreciation	18,991

Depreciation expense	29,241

Net loss	$(10,250)

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2008

Balance - beginning of year	$90,861

Capital distributions	(6,837)

Net loss for the year ended December 31, 2008	(10,250)

Balance - end of year	$73,774

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008

Cash Flows from Operating Activities
Net loss	$(10,250)
Noncash item included in net income:
Depreciation expense	29,241
18,991

Changes in operating assets and liabilities
Decrease (increase) in assets:
Student tuition receivable	14,579
Prepaid expense	4,376
Increase (decrease) in liabilities:
Accounts payable	(22,378)
Accrued expenses payable	5,522
Deferred tuition revenue	(2,563)
(464)

Net cash provided by operating activities	18,527

Cash Flows from Investing Activities:
Purchase of classroom furniture and equipment	(2,746)
Cash Flows from Financing Activities:
Capital distributions to members	(6,837)

Net increase in cash	8,944

Cash - beginning of year	1,667

Cash - end of year	$10,611

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,352
Cash paid during the year for income taxes	$0

See accompanying notes to the financial statements.

Training Direct, LLC
Notes to Financial Statements
December 31, 2008

Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Training Direct, LLC. (the "Company") was organized as a limited liability company (LLC) in the State of Connecticut on January 7, 2004  The company owns and operates Training Direct, a state licensed vocational training school.

The school provides vocational education and training programs to students in both traditional classroom and distance education formats.

Revenue Recognition

The financial statements of the company are prepared on the accrual basis of accounting.  Tuition billed to students is recognized as revenue, determined by the percentage of completion method, based on each student's academic progress.

Concentration of Credit Risk

The company deposits its cash with high credit quality institutions. At various times during the year, cash balances maintained in bank accounts may exceed FDIC insurable limits. In the normal course of business, the company extends unsecured credit to its students. Many students receive financial assistance from community based and government agencies. Collection of student accounts receivable is reasonably assured provided that the school and students continuously comply with various financial assistance regulations.

Depreciation

Property and equipment are recorded at cost.  Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.  Maintenance and repairs are charged to expense as incurred.

Income taxes

The company is a limited liability company which is treated as a partnership for tax purposes.  Accordingly, the company's members are responsible for income taxes on their proportionate share of the company's income.

Training Direct, LLC
Notes to Financial Statements
December 31, 2008

Note 2 - Property and Equipment

The major classifications of property and equipment are summarized below:

	Estimated
	Useful Life
School materials and curricula	5	$134,250
Furniture, fixtures and equipment	7	15,610
Leasehold improvements	5	2,500
		152,360
Accumulated depreciation		(131,154)
Net book value		$21,206

Note 3 - Lease Commitment

The company currently leases its instructional and office facilities located at 3851 Main Street, Bridgeport, CT under an informal month to month verbal agreement.  The agreement requires monthly payments of $2,550 and requires the company to pay for repairs, maintenance, taxes, and insurance.

Note 4 - Bank Loan

The company has a $10,000 unsecured bank line of credit.  As of December 31, 2008, there were no outstanding loan balances.

Independent Auditor's Report

To the Board of Directors
Training Direct LLC
Bridgeport, CT

I have audited the accompanying balance sheet of Training Direct, LLC as of December 31, 2007, and the related statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States, and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Training Direct, LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

In accordance with Government Auditing Standards, I have also issued my report dated April 24, 2008 on my consideration of Training Direct, LLC's internal control over financial reporting and on my tests of its compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of that report is to describe the scope of my testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of my audit.

/s/ Steven F. Landau, CPA
Steven F. Landau, CPA
April 24, 2008

TRAINING DIRECT, LLC
BALANCE SHEET
DECEMBER 31, 2007

ASSETS

Current Assets
Cash	$1,667
Student tuition receivable, net of allowance for uncollectables of $5,474	110,806
Prepaid expense	4,376
Total current assets	116,849

Property and Equipment, at cost, net of accumulated depreciation of $101,913	47,701

Other Assets
Security deposits	2,358

Total assets	$166,908

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$50,787
Accrued expenses payable	2,250
Deferred tuition revenue	23,010
Total current liabilities	76,047

Members' Equity	90,861

Total liabilities and members' equity	$166,908

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

Revenues
Tuition Revenue	$661,699
Less: tuition refunds	(10,097)
Net tuition revenue	651,602

Operating Costs and Expenses
Student instructional costs	215,638
Recruitment costs	115,062
Occupancy costs	70,883
General and administrative expenses	242,300
Total operating costs and expenses	643,883

Operating income before depreciation	7,719

Depreciation expense	29,045

Net loss	$(21,326)

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2007

Balance - beginning of year	$165,457

Capital distributions	(53,270)

Net loss for the year ended December 31, 2007	(21,326)

Balance - end of year	$90,861

See accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007

Cash Flows from Operating Activities
Net loss	$(21,326)
Noncash item included in net income:
Depreciation expense	29,045
7,719

Changes in operating assets and liabilities
Decrease (increase) in assets:
Student tuition receivable	33,142
Prepaid expense	(4,376)
Increase (decrease) in liabilities:
Accounts payable	24,716
Accrued expenses payable	(1,841)
Deferred tuition revenue	(8,297)
43,344

Net cash provided by operating activities	51,063

Cash Flows from Investing Activities:	0

Cash Flows from Financing Activities:
Capital distributions to members	(53,270)

Net decrease in cash	(2,207)

Cash - beginning of year	3,874

Cash - end of year	$1,667

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,542
Cash paid during the year for income taxes	$0

See accompanying notes to the financial statements.

Training Direct, LLC
Notes to Financial Statements
December 31, 2007

Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Training Direct, LLC. (the "Company") was organized as a limited liability company (LLC) in the State of Connecticut on January 7, 2004 The company owns and operates Training Direct, a state licensed vocational training school.

The school provides vocational education and training programs to students in both traditional classroom and distance education formats.

Revenue Recognition

The financial statements of the company are prepared on the accrual basis of accounting. Tuition billed to students is recognized as revenue, determined by the percentage of completion method, based on each student's academic progress.

Concentration of Credit Risk

The company deposits its cash with high credit quality institutions. At various times during the year, cash balances maintained in bank accounts may exceed FDIC insurable limits. In the normal course of business, the company extends unsecured credit to its students. Many students receive financial assistance from community based and government agencies. Collection of student accounts receivable is reasonably assured provided that the school and students continuously comply with various financial assistance regulations.

Depreciation

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred.

Income taxes

The company is a limited liability company which is treated as a partnership for tax purposes. Accordingly, the company's members are responsible for income taxes on their proportionate share of the company's income.

Training Direct, LLC
Notes to Financial Statements
December 31, 2007

Note 2 - Property and Equipment

The major classifications of property and equipment are summarized below:

	Estimated
	Useful Life
School materials and curricula	5	$134,250
Furniture, fixtures and equipment	7	12,864
Leasehold improvements	5	2,500
		149,614
Accumulated depreciation		(101,913)
Net book value		$47,701

Note 3 - Lease Commitment

The company currently leases its instructional and office facilities located at 3851 Main Street, Bridgeport, CT under an informal month to month verbal agreement. The agreement requires monthly payments of $2,452 and requires the company to pay for repairs, maintenance, taxes, and insurance.

Note 4 - Bank Loan

The company has a $10,000 unsecured bank line of credit. As of December 31, 2007, there were no outstanding loan balances.

Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Educational Investors, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Educational Investors, Inc. and Subsidiary (the "Company"), as of September 30, 2009, and the related consolidated statements of operations, change in shareholders' equity, and cash flows for the period from July 20, 2009 (inception) through September 30, 2009. The Company's management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2009 and the results of its consolidated operations and its cash flows for the period from July 20, 2009 (inception) through September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Balance Sheet
September 30, 2009

ASSETS
Current Assets
Cash	$1,257,360
Accounts receivable	21,615
Prepaid expenses	3,651
1,282,626
Fixed Assets
Equipment	5,509
Accumulated depreciation	(153)
5,356
Other Non-Current Assets
Tradename/trademark/content/customer relationships
and other intangibles, net of $34,915 in accumulated amortization	3,448,353
Non-compete agreements	243,601
Goodwill	183,557
Deferred tax asset	57,000
3,932,511

$5,220,493

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$66,939
Accrued liabilities	79,633
Income taxes payable	57,000
Deferred revenue	930,455
1,134,027
Long-Term Liabilities
Notes payable	1,712,272
Other long-term liabilities	79,990
1,792,262

2,926,289
Shareholders' Equity
Common stock - 20,000,000 shares, $.001 par value, authorized,
16,666,670 shares issued and outstanding	16,667
Additional paid-in capital	2,461,489
Deficit	(163,802)
Notes receivable	(20,150)
2,294,204

$5,220,493

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Operations
July 20, 2009 (Inception) Through September 30, 2009

Revenue	$338,665
Less: Refunds and NSF checks	4,900
333,765
Operating Expenses
Cost of revenue	76,104
Selling and administrative expenses	60,423
Acquisition-related costs	316,733
Depreciation and amortization	35,068
488,328

Loss from Operations	(154,563)

Other (Income) Expense
Interest income	(150)
Interest expense	9,389
9,239

Loss Before Income Taxes	(163,802)

Income Taxes
Current	57,000
Deferred	(57,000)
-

Net Loss	$(163,802)

Net Loss Per Common Share - basic and diluted	$(0.01)

Weighted Average Number of Shares Outstanding - basic and diluted	16,666,667

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Changes in Shareholders' Equity
July 20, 2009 (Inception) Through September 30, 2009

			Additional	Retained		Total
	Common Stock		Paid-In	Earnings	Notes	Shareholders'
	Shares	Amount	Capital	(Deficit)	Receivable	Equity

Balance - July 20, 2009		$-	$-	$-	$-	$-

Proceeds from Sale of
Common Stock	16,666,667	16,667	2,483,333	-	-	2,500,000

Proceed from Sale of
Common Stock Options	-	-	20,000	-	(20,000)	-

Costs Incurred in Sale of
Common Stock	-	-	(49,844)	-	-	(49,844)

Compensatory Element of
Stock Options	-	-	8,000	-	-	8,000

Interest on Notes Receivable	-	-	-	-	(150)	(150)

Net Loss	-	-		(163,802)	-	(163,802)

Balance - September 30, 2009	16,666,667	$16,667	$2,461,489	$(163,802)	$(20,150)	$2,294,204

See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows
July 20, 2009 (Inception) Through September 30, 2009

Cash Flows from Operating Activities
Net loss	$(163,802)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	35,068
Interest income added to note principal	(150)
Interest expense added to note principal	9,389
Deferred taxes	(57,000)
Compensatory element of stock options	8,000
Decrease (increase) in:
Accounts receivable	(21,615)
Prepaid expenses	(3,651)
Increase in:
Accounts payable	11,597
Accrued expenses	77,186
Income taxes payable	57,000
Deferred revenue	717,560
669,582
Cash Flows Used In Investing Activities
Purchase of fixed assets	(5,509)
Purchase of intangible assets	(1,750,000)
Purchase of non-compete agreements	(250,000)
Purchase of website - online testing	(16,869)
(2,022,378)
Cash Flows Provided By Financing Activities
Proceeds from sale of common stock	2,450,156

Net Increase In Cash	1,097,360

Cash and Cash Equivalents - beginning of period	-

Cash Acquired	160,000

Cash and Cash Equivalents - end of period	$1,257,360

Non-Cash Investing and Financing Activities
Acquisition of tradename/trademarks/content and other intangible assets	$1,710,000
Goodwill	183,557
Note payable incurred	1,072,883
Other long-term liabilities incurred	79,990
Sale of options to officers for interest bearing notes	20,000

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-

Taxes	$-
See notes to consolidated financial statements.

EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
September 30, 2009

1 -	Organization and Nature of Business

Educational Investors, Inc. (“Educational”) was incorporated on July 20, 2009 in Delaware and has its corporate offices located in New York, NY.  The Company’s wholly-owned subsidiary, Valley Anesthesia, Inc. (“Valley”), was incorporated in Delaware and has its corporate offices located in New York, NY.  The above entities are collectively referred to as Educational Investors, Inc. and Subsidiary (collectively the “Company”).

Effective August 20, 2009, Valley purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. The Company through Valley provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements.  The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Educational Investors, Inc. and its wholly-owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

b.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of September 30, 2009, the Company had $784,358 over such limits.

c.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

d. Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

e. Selling and Administrative Expenses - Selling and administration expenses include costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other operating costs.

Continued

f. Acquisition-Related Cost - Costs incurred in the foundation of the Company and in the acquisition of operating assets and business operations are expenses as incurred.

g. Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the amount of $1,767 for the period ended September 30, 2009, are expensed as incurred.

h. Accounts Receivable - The Company does not have a general provision for doubtful accounts in as much as management has assessed none to be warranted.  Accounts receivable generally consist of the amount due on the receipt of payment from the company processing credit card payments from customers.

i. Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

j. Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets. Expenditures for repairs and maintenance are charged to expense as incurred.

k. Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization, future cash flows associated with impairment testing for long-lived assets, deferred tax assets and contingencies.

l. Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and deferred revenue which approximate fair value because of their short maturities.  The Company’s notes payable (or long-term debt) approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2009.

m. Goodwill - The Company has adopted Financial Accounting Standard Board No. 142 which eliminated the amortization of goodwill and substituted an annual review of the asset for possible impairment, requiring the comparison of fair market value to carrying value.  Fair market value is estimated using the present value of expected future cash flows and other measures.  The Company has completed the required testing of goodwill for impairment and has determined that none of its goodwill is impaired.

n. Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At September 30, 2009, the Company does not believe that any impairment has occurred.

o. Recently Issued Accounting Pronouncements

In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

The Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

Continued

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.  This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

p. Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized. Adjustment to the deferred tax assets and liabilities balances are recognized in income as they occur. The Company has determined that there are no unrecognized tax positions pursuant to ASC 740.

In addition to its federal income tax return, the Company is presently obligated to file tax returns in New York, Iowa, and Pennsylvania and will be obligated to file in seven other states in the coming year.

q. Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

3  - Acquisition

Effective August 20, 2009, the Company purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. for $3,838,215.  The purchase method of accounting was used for this transaction and the purchase price was allocated to the fair value of financial assets, liabilities, tradename/trademark/content, group and non-group registrations, website, review manuals, and covenant not-to compete aggregating $3,654,658, and the excess of the purchase price over the fair value of the identifiable assets was realized as goodwill.

The following table summarizes the consideration paid for the purchase of certain of the assets of Valley Anesthesia Educational Programs, Inc. and the amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Consideration
Cash	$2,000,000
Fair value of note payable	1,702,883
Present value of earnout	79,990
Net liabilities assumed	55,342
$3,838,215

Acquisition-Related Costs Charged to Operations	$316,733

Continued

Recognized Amounts of Identifiable AsFsets Acquired and Liabilities Assumed
Financial assets	$160,000
Identifiable intangible assets	3,710,000
Goodwill	183,557
Financial liabilities	(215,342)
Total net assets acquired	$3,838,215

4 -   Fixed Assets

The Company’s fixed assets consist of the following at September 30, 2009:

Office equipment	$5,509
Less: Accumulated depreciation	153
Fixed assets at net book value	$5,356

Depreciation expense was $153 for the period ended September 30, 2009.

5 -   Intangibles

The acquisition of certain assets of Valley Anesthesia Educational Programs, Inc. resulted in an excess of the purchase price over the fair value of the net assets acquired of $3,710,000, which consist of tradename/trademark/content in the amount of $2,100,000 being amortized over an estimated useful life of 17 years; review manuals in the amount of $630,000 being amortized over an estimated useful life of 4.5 years; group registrations in the amount of $630,000 being amortized over an estimated useful life of 15 years; non-group registrations in the amount of $20,000 being amortized over an estimated useful life of 2 years; the website in the amount of $80,000 being amortized over an estimated useful life of 3 years; and non-compete agreements in the amount of $250,000 being amortized over the term of the agreements from 2.3 to 4 years.  Total amortization expense was $34,915 for the period ended September 30, 2009.

Amortization of intangibles that will be charged to operations in fiscal 2010, 2011, 2012, 2013, 2014, and thereafter is $418,982, $415,648, $365,807, $343,863, $305,529, and $2,010,935, respectively.

6 -   Note Payable

In connection with the acquisition of certain assets of Valley Anesthesia Educational Programs, Inc. Valley issued a note payable to Valley Anesthesia Educational Programs, Inc. in the principal amount of $2,000,000, bearing interest at 2.5% interest per annum, payable in monthly installments of $35,493 commencing August 20, 2010.  The note is secured by the assets transferred in the sale, including all additions and accessions thereto, as such is renewed and replenished.  The note was recorded at fair market value of $1,702,883 by discounting the payment stream of the note by a fair market rate of 9.354%.

Continued

The note payable matures as follows for the six years ending September 30,

2010	$(45,600)
2011	319,197
2012	340,968
2013	364,224
2014	389,066
2015	344,417
$1,712,272

7 -   Other Long-Term Liabilities

The sellers are to receive 40% of future net revenues, as defined, from two new revenue sources for the three years ended December 31, 2012.  The estimated present value of the probable net revenues the sellers will receive is $79,990.

8-    Shareholders’ Equity

Effective August 20, 2009, the Company issued 16,666,667 of its Common Stock, par value $.001 per share, and received proceeds in the amount of $2,450,156, net of costs of $49,844. In addition, the Company sold two stock options to two of its executives to purchase a total of 2,333,334 shares of common stock.  The exercise price for 1,166,667 of these options is $.25 and the exercise price for the remaining 1,166,667 options is $.45.  The options become exercisable based upon the company achieving certain EBTDA measurements as defined in the Stock Option Agreements.  In addition, as consideration for the options to acquire the common stock, the executives have each issued notes payable to the Company in the principal amount of $10,000 bearing interest at an annual compounded rate of 4%, due and payable August 20, 2014.  The excess of the fair value of the options sold over the notes of $8,000 was charged to operations as compensation.  The fair value of the options was determined by the Black-Sholes option pricing model using the following assumptions; forfeiture rate 0%, risk free interest rate 2.5%, volatility 25%, expected life 5 years, and dividend rate 0%.

9 -   Commitment and Contingencies

Lease

The Company rents office space from one of its officers under a lease expiring August 20, 2010.  The Company pays $725 per month under the lease.  The Company also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis.  Rent expense for the period ended September 30, 2009 was $4,506.

Commitment for Conference Facilities

The Company’s courses are presented in conference facilities located in hotels in various cities throughout the continental United States.  The Company enters into contracts with the various hotels well in advance of the upcoming courses.  These contracts provide, among other matters, that the Company guarantee a stated minimum number of attendees and/or guest rooms, and may hold the Company to stated percentages of the amounts in the event of course cancellation.

Continued

Employment Agreements

The Company and its subsidiary have entered into various employment contracts with its executives. The employment contracts provide for compensation adjustments, as described in the employment agreement. The total unpaid commitment of the contracts is as follows:

For the Period from October 1, Through December 31, 2009	$145,497

For the Years Ended December 31,
2010	$439,699
2011	$210,000
2012	$210,000

10 - Income Taxes

The provision for income taxes consists of the following:

	July 20, 2009 (inception) to September 30, 2009
	Federal	State	Total
Current	$41,000	$16,000	$57,000
Deferred	(41,000)	(16,000)	(57,000)
	$0	$0	$0

Net deferred tax assets (liabilities) would have included the following components;

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Organizational costs, net of amortization	$315,000	$98,000	$29,000	$127,000
Accumulated depreciation and amortization	10,000	3,000	1,000	4,000
Valuation allowance	-	(60,000)	(14,000)	(74,000)
	$325,000	$41,000	$16,000	$57,000

A $74,000 valuation allowance is recorded to reduce the gross deferred tax assets to an amount which management believes is more likely than not to be realized.

The following is a reconciliation of income taxes computed at the U.S. Federal income tax rate to the actual effective income tax provision:

% of Pre-Tax Income

Statutory federal income tax rate	(34.0)
State income taxes, net of federal tax benefit	(6.5)
Non-deductible costs	2.0
Tax valuation allowances	45.1
Other, net	(6.6)

0.0%

Continued

11 - Subsequent Events

On December 24, 2009 the Company adopted the 2009 Stock Incentive Plan to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards.  On December 31, 2009, the Company granted 700,000 options to certain members of management, the directors, and a consultant.  The options are exercisable at a price of $.50 per share.  400,000 of the options are currently exercisable and 300,000 of the options vest over a two year period from date of grant, and options not exercised expire 5 years from date of grant.

On December 16, 2009, Florham Consulting Corp. ("Florham") executed an agreement and plan of merger (the "Merger Agreement") among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham (“Mergerco”), Educational Investors, Inc. ("EII") and its securityholders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the "EII Securityholders") pursuant to which the Mergerco would be merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII will become a wholly-owned subsidiary of Florham.  Under the terms of the Merger Agreement, the EII Securityholders will receive (i) an aggregate of 6,000,000 shares of Florham's Common Stock, (ii) options to acquire 2,558,968 additional shares of Florham's Common Stock, fifty percent (50%) of which have an initial exercise price of $0.45 per share and fifty percent (50%) of which have an initial exercise price of $0.25 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham's Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000.

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest Purchase Agreement ("TDI Agreement") with Trading Direct LLC ("TDI") and its members and Florham pursuant to which EII will acquire all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of Florham's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger.  The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement.  "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of Florham's Common Stock, but is no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable National Securities Exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of Florham's Common Stock on the applicable National Securities Exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable National Securities Exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other National Securities Exchange on which Florham's Common Stock trades is open for trading.

At the closing of the Reverse Merger, it is anticipated that all present officers and directors of Florham will resign and Joseph Bianco will become the Chief Executive Officer and a Director of Florham and Anil Narang will become President, Chief Operating Officer and a Director of Florham.

Continued

It is further anticipated that three additional directors will be selected by a majority of Florham's shareholders upon consummation of the Reverse Merger.

The closing of the transactions contemplated by the Merger Agreement is subject to a number of conditions including, without limitation, completion of due diligence, approval of the Merger Agreement by the Boards of Directors of EII and Florham and the prior or simultaneous closing of the TDI Agreement.  The closing of the TDI Agreement is subject to a number of conditions including, without limitation, approval of the change of ownership of TDI by the Connecticut Department of Higher Education, the execution by Florham, EII and the EII Securityholders of all documents necessary to affect the Reverse Merger, approval of the TDI Agreement by the Board of Directors of EII and the board of managers of TDI and execution of a certain employment agreement and consulting agreements.

On December 31, 2009, EII and TDI deemed all closing conditions to be satisfied and accordingly, consummated the Reverse Merger.

Accountant's Review Report

To the Board of Directors
Training Direct, LLC
Bridgeport, CT

I have reviewed the accompanying balance sheet of Training Direct, LLC as of September 30, 2009, and the related statement of income, members' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Training Direct, LLC.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. A review is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Steven F. Landau, CPA
Steven F. Landau, CPA
December 19, 2009

TRAINING DIRECT, LLC
BALANCE SHEET
SEPTEMBER 30, 2009

ASSETS

Current Assets
Cash	$7,733
Student tuition receivable, net of allowance for uncollectables of $8,087	161,952
Total current assets	169,685

Property and Equipment, at cost, net of accumulated depreciation of $143,163	128,323

Other Assets
Security deposits	2,358

Total assets	$300,366

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$27,267
Accrued expenses payable	17,787
Bank loan payable	4,843
Current portion of equipment lease payable	15,065
Deferred tuition revenue	75,816
Total current liabilities	140,778

Long-Term Liabilities - equipment lease payable	28,922

Members' Equity	130,666

Total liabilities and members' equity	$300,366

See accountant's review report and accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

Revenues
Tuition Revenue	$846,122
Less: tuition refunds	(26,252)
Net tuition revenue	819,870

Operating Costs and Expenses
Student instructional costs	282,284
Recruitment costs	130,963
Occupancy costs	52,426
General and administrative expenses	293,796
Total operating costs and expenses	759,469

Operating income before depreciation	60,401

Depreciation expense	12,009

Net income	$48,392

See accountant's review report and accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF MEMBERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

Balance - January 1, 2009	$73,774

Capital contributions, net	8,500

Net income for the nine months ended September 30, 2009	48,392

Balance - September 30, 2009	$130,666

See accountant's review report and accompanying notes to the financial statements.

TRAINING DIRECT, LLC
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

Cash Flows from Operating Activities
Net income	$48,392
Noncash item included in net income:
Depreciation expense	12,009
60,401
Changes in operating assets and liabilities
Decrease (increase) in assets:
Student tuition receivable	(65,725)
Increase (decrease) in liabilities:
Accounts payable	(1,142)
Accrued expenses payable	10,015
Deferred tuition revenue	55,369
(1,483)
Net cash provided by operating activities	58,918

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(50,551)
Purchase of leasehold improvements	(68,575)
Cash Flows from Financing Activities:
Bank loan payable increases	4,843
Equipment lease payable increases	48,517
Equipment lease repayments	(4,530)
Capital contributions from members	59,605
Capital distributions to members	(51,105)

Net decrease in cash	(2,878)

Cash - January 1, 2009	10,611

Cash - September 30, 2009	$7,733

Supplemental disclosure of cash flow information:
Cash paid during the nine months for interest	$728
Cash paid during the nine months for income taxes	$0

See accountant's review report and accompanying notes to the financial statements.

Training Direct, LLC
Notes to Financial Statements
September 30, 2009

Note 1 - Summary of Significant Accounting Policies

Nature of Operations
Training Direct, LLC. (the "Company") was organized as a limited liability company (LLC) in the State of Connecticut on January 7, 2004.  The company owns and operates Training Direct, a state licensed vocational training school.  The school provides vocational education and training programs to its students

Revenue Recognition
The financial statements of the company are prepared on the accrual basis of accounting.  Tuition billed to students is recognized as revenue, determined by the percentage of completion method.

Concentration of Credit Risk
At various times during the year, cash balances maintained in bank accounts may exceed FDIC insurable limits. In the normal course of business, the company extends unsecured credit to its students. Many students receive financial assistance from community based and government agencies. Collection of student accounts receivable is reasonably assured provided that the school and students continuously comply with various financial assistance regulations.

Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable
Accounts Receivable are recorded net of an allowance for uncollectibles. The allowance is estimated from historical performance and managements' experience.

Depreciation
Property and equipment are recorded at cost.  Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.  Maintenance and repairs are charged to expense as incurred.

Income taxes
The company is a limited liability company which is treated as a partnership for tax purposes.  Accordingly, the company's members are responsible for income taxes on their proportionate share of the company's income.

Training Direct, LLC
Notes to Financial Statements
September 30, 2009

Note 2 - Property and Equipment
The major classifications of property and equipment, which include $48,517 of capitalized equipment under lease obligation, are summarized below:

	Estimated
	Useful Life
School materials and curricula	5	$134,250
Furniture, fixtures and equipment	7	66,161
Leasehold improvements	5	71,075
		271,486
Accumulated depreciation		(143,163)
Net book value		$128,323

Note 3 - Lease Commitment
Through September 30, 2009, the  company leased its instructional and office facilities located at 3851 Main Street, Bridgeport, CT under an informal month to month verbal agreement.  The agreement required monthly payments of $2,550 and required the company to pay for repairs, maintenance, taxes, and insurance.

On October 9, 2009 the company moved to 3885 Main Street, Bridgeport, CT subject to a ten year lease, with an option to renew for an additional five years. Terms of the lease require minimum monthly payments of $5,850 plus annual increases of three percent or the CPI annual increase, if greater. In addition, the company must pay for repairs, maintenance, and insurance.  The minimum remaining rent payments are as follows:

Year
2009	$17,550
2010	70,727
2011	72,848
2012	75,034
2013 - 2019	568,605
$804,764

Note 4 - Equipment Lease Payable
The company is obligated under a 36 month equipment lease agreement for new office and classroom furniture. Terms of the lease require monthly payments of $1,488.

Lease payable balance	$52,367
Deferred interest on capitalized lease	(8,380)
43,987
Current portion	15,065
Long-term portion	$28,922

Training Direct, LLC
Notes to Financial Statements
September 30, 2009

Note 5 - Bank Loan
The company has a $10,000 unsecured bank line of credit.  As of September 30, 2009, there was an outstanding loan balance of $4,843.

Note 6 - Advertising
The company expenses advertising as incurred.  Advertising expense for the nine months ended September 30, 2009 was $33,142.

Note 7 - Significant Subsequent Event
Subsequent to September 30, 2009 the members of Training Direct LLC signed a letter of intent to sell all of their interest in the company.  The current management and other personnel of the company are expected to continue to operate the school after the change of ownership occurs.

Review Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Valley Anesthesia Educational Programs, Inc.

We have reviewed the accompanying balance sheet of Valley Anesthesia Educational Programs, Inc. as of August 31, 2009, and the related statements of income, changes in shareholders’ equity (deficit), and cash flows for the eight month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Valley Anesthesia Educational Programs, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Balance Sheet
August 31, 2009 (Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$730,387
Accounts receivable	21,892
Prepaid expenses	5,000
757,279
Other Assets
Note receivable	1,702,883
Other assets	79,990
1,782,873
$2,540,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$65,770
Accrued expenses	32,895
98,665
Shareholders' Equity
Common stock
No par value; 100 shares authorized, issued and outstanding as of August 31, 2009	1,000
Retained earnings	2,440,487
2,441,487
$2,540,152

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Income
For the Eight Months Ended August 31, 2009 (Unaudited)

Revenue	$932,573
Less: Refunds and NSF checks	8,670
923,903
Costs and Expenses
Cost of revenue	196,502
Selling and administrative expenses	257,301
Depreciation and amortization	6,578
460,381

Income from Operations	463,522

Other Income
Interest and dividend income	3,674
Gain on sale of assets	3,644,447
3,648,121

Net Income	$4,111,643

Earnings Per Share - basic and diluted	$41,116.43

Weighted Average Shares Outstanding - basic and diluted	100

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Changes in Shareholders' Equity (Deficit)
For the Eight Months Ended August 31, 2009 (Unaudited)

			Retained
	Common Stock		Earnings	Total
	Shares	Amount	(Deficit)	Equity

Balance - January 1, 2009	100	$1,000	$(523,556)	$(522,556)

Net Income	-	-	4,111,643	4,111,643

Distributions to Shareholders	-	-	(1,147,600)	(1,147,600)

Balance - August 31, 2009	100	$1,000	$2,440,487	$2,441,487

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Cash Flows
For the Eight Months Ended August 31, 2009 (Unaudited)

Cash Flows from Operating Activities
Net income	$4,111,643
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,578
Gain on sale of assets	(3,644,447)
(Increase) Decrease in:
Accounts receivable	(21,892)
Inventory	3,830
Other current assets	2,850
Increase (Decrease) in:
Accounts payable	56,151
Accrued expenses	(70,491)
Deferred revenue	(704,775)
(260,553)
Cash Flows Provided By Investing Activities
Proceeds on sale of assets, net of costs incurred	1,872,447

Cash Flows Used In Financing Activities
Distribution to shareholders	(1,147,600)

Net Increase In Cash	464,294

Cash and Cash Equivalents - beginning of period	266,093

Cash and Cash Equivalents - end of period	$730,387

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-

Taxes	$-

Non-Cash Investing and Financing Activities
Sale of assets for note receivable	$1,702,883

Other assets received in sale of assets	$79,990

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Notes to Financial Statements
August 31, 2009 (Unaudited)

1 -	Organization and Nature of Business

Valley Anesthesia Educational Programs, Inc. (the “Company”) was incorporated on March 9, 1993 in Iowa and has its corporate offices located in Des Moines, Iowa.  The Company provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Sale of Assets

Effective August 20, 2009, the Company entered into an asset purchase agreement (“Agreement”) whereby the Company sold all of its operating assets and all of its operations to Valley Anesthesia, Inc. (“Buyer”), a Delaware corporation.  Consideration received included a.) $2,000,000 in cash, b.) $2,000,000 note (recorded at $1,702,883 of fair value) c.) receivable for a earn out provision at its $79,990 of present value, and d.) transfer of liabilities in a net amount of $55,342.  Assets sold included the website and domain, inventory, office machinery, receivables, prepaid but unearned revenues, trademarks, copyrights, trade names and all other intellectual property including goodwill.

3 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of August 31, 2009, the Company had $423,947 over such limits.

b.
Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of the time of the attendance at the course and when the manual and study guides are shipped. The Company does not accept returns of manuals and study guides.

c.	Cost of Revenue - Cost of revenue includes costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other costs.

d.
Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the approximate amount of $5,449 for the eight months ended August 31, 2009, are expensed as incurred.

Continued

e.
Accounts Receivable - The Company does not have a general provision for doubtful accounts.  Accounts receivable generally consist of the amount due on the receipt of payment from the company processing credit card payments from customers.

f.
Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

g.
Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

h.
Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

i.
Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses which approximate fair value because of their short maturities.

j.
Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At August 31, 2009, the Company does not believe that any impairment has occurred.

k.
Recently Issued Accounting Pronouncements - In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

In May 2009 the Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.   This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

l.	Income Taxes - The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues. Accordingly, no provision has been made for federal or state taxes.

ASC 740, Accounting for Uncertainty in Income Taxes is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Continued

Although the Company is considered a pass-through entity for federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

The Company has determined that there are no unrecognized tax positions pursuant to ASC 740.

In addition to its federal income tax return, the Company was obligated to file in the following jurisdictions; Florida, Minnesota, Pennsylvania, Ohio, Tennessee, Texas, North Carolina, and Iowa.  All periods within the applicable jurisdictions’ statutes of limitation remain open to government audit.

m.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

n.	Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

4 -	Note receivable

In connection with the sale of its net assets, the Company received a note as partial consideration.  The note’s face value is $2,000,000, but has been recorded at its fair value of $1,702,883 at the date of sale.  Payments are to be received in equal monthly installments of $35,494.72, inclusive of interest at a stated rate of 2.5% and effective rate of 6.6%, commencing August 20, 2010.  The note is secured by an interest in the assets sold and all additions and accessions thereto.

5 -	Other Assets

Other assets represent the fair value of the earn out provisions pursuant to the asset purchase agreement.  These provisions provide that the Company shall receive stipulated percentages of net revenues generated by identified new service lines for stated calendar years subject to identified restrictions.

6 -	Fixed Assets

As described in Note 2, the Company sold certain assets, including the Company’s fixed assets.  Depreciation expense was $6,578 during the eight months ended August 31, 2009.

7 -	Commitment and Contingencies

a.
Lease - The Company rents office space from one of its shareholders on a month to month basis.  The Company pays $656 per month for rent.  Rent expense for the eight months ended August 31, 2009 was $5,250.

b.
Retirement Plan - The Company has a profit sharing plan for certain eligible employees who work more than 1,000 hours per year.  The Company did not make contributions during the eight months ended August 31, 2009.  Employer contributions begin vesting at 20% after year two and are fully vested after six years.

Continued

8 -	Income Taxes

The Company's successor in connection with the sale of its assets and operations as described in the Subsequent Event footnote, is to be taxed as a C Corporation, and as such will incur its own income taxes.  Had the Company not been an S Corporation, and had it incurred its own income taxes, the provision for such would be as follows;

	For the Eight Months Ended December 31, 2008
	Federal	State	Total
Current	$1,176,000	$259,000	$1,435,000
Deferred	130,000	29,000	159,000
	$1,306,000	$288,000	$1,594,000

Net deferred tax assets (liabilities) as at August 31, 2009 would have included the following components;

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Accounts receivable	$(16,000)	$(5,000)	$(1,000)	$(6,000)
Other assets	(80,000)	(27,000)	(6,000)	(33,000)
Discount on note receivable	297,000	101,000	21,000	122,000
Prepaid expenses	(5,000)	(2,000)	-	(2,000)
Accounts payable	65,000	22,000	5,000	27,000
Accrued expenses	33,000	11,000	2,000	13,000
	$294,000	$100,000	$21,000	$121,000

No valuation allowance has been considered against the deferred tax assets in as much as the Company would expect to realize the full amount of the deferred tax assets.

Pro forma net income and net income per share are as follows:

Net income as reported	$4,111,643
Provision for income taxes	1,594,000
Pro forma net income	$2,517,643

Per share data - basic diluted:

Net income as reported	$41,116.43
Provision for income taxes	15,940.00
Pro forma net income	$25,176.43
Weighted average number of shares outstanding - basic and diluted	100

Continued

9 -	Subsequent Events

Subsequent events have been evaluated for disclosure and recognition through December 31, 2009.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information is based upon Florham Consulting Corp.’s (“Florham”) historical consolidated financial information incorporated by reference in this prospectus and the historical financial statements of Educational Investors, Inc. and its wholly owned subsidiary Valley Anesthesia, Inc. (EII and VAI, respectively), Valley Anesthesia Educational Programs, Inc. (VAEP) and Training Direct, LLC (TD LLC) financial statements included elsewhere herein. The pro forma financial information has been prepared to reflect the proposed Merger as a reverse merger between EII and Florham and the acquisition of TD LLC by EII immediately after the reverse merger. The acquisitions of Florham and TD LLC by EII are being accounted for as purchase accounting transactions. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and reasonably estimable with respect to option expense calculations and contingent earnout fair value calculations. The unaudited pro forma condensed consolidated balance sheets have been prepared as of September 30, 2009 and December 31, 2008 to give effect to the Merger as if it had occurred on those dates. The unaudited pro forma condensed consolidated statements of operations, which have been prepared for the nine months ended September 30, 2009 and for the year ended December 31, 2008, give effect to the Merger as if it had occurred at the beginning of each such period presented. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008 gives effect to VAI’s purchase on August 20, 2009 of VAEP’s net assets as if it occurred at the beginning of the period and the unaudited pro forma condensed consolidated balance sheet as at December 31, 2008 reflects the purchase of VAEP’s net assets by VAI as if it occurred at that date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY	TRAINING DIRECT, LLC	FLORHAM CONSULTING CORP.	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
	Sept. 30, 2009	Sept. 30, 2009	Sept. 30, 2009	Debits (Credits)
	(Historical)	(Historical)	(Historical)	(Unaudited)		(Unaudited)
	(Audited)	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,257,360	$7,733	$20,984	C,O	$(220,984)	$1,065,093
Accounts receivable	21,615	161,952	6,400	O	(6,400)	183,567
Inventory and prepaid expenses	3,651	-	850	O	(850)	3,651
Assets of discontinued operations	-	-	-	O	28,234	28,234
Total current assets	1,282,626	169,685	28,234		(200,000)	1,280,545

Fixed assets, net	5,356	128,323	-		-	133,679

Other Assets:
Investment in subsidiary	-	-	-	C,D,M,N	-	-
Intangible assets, net	3,691,954	-	-	D	648,000	4,339,954
Deferred tax asset	57,000	-	-		-	57,000
Goodwill	183,557	-	-	D	270,613	454,170
Other	-	2,358	-		-	2,358
Total other assets	3,932,511	2,358	-		918,613	4,853,482

	$5,220,493	$300,366	$28,234		$718,613	$6,267,706

LIABILITIES, STOCKHOLDERS' AND MEMBERS' EQUITY
Current Liabilities:
Bank loan payable	$-	$4,843	$-		$-	$4,843
Current portion of capital lease	-	15,065	-		-	15,065
Accounts payable	66,939	27,267	-		-	94,206
Accrued expenses	79,633	17,787	4,578	O	4,578	97,420
Income taxes payable	57,000	-	-		-	57,000
Acquisition costs payable	-	-	-	C	(200,000)	200,000
Deferred revenue	930,455	75,816	-		-	1,006,271
Liabilities of discontinued ops.	-	-	-	O	(4,578)	4,578
	1,134,027	140,778	4,578		(200,000)	1,479,383
Long term liabilities, net of current portion:
Note payable	1,712,272	-	-	C	(118,613)	1,830,885
Capital lease obligation	-	28,922	-		-	28,922
Other	79,990	-	-		-	79,990
	1,792,262	28,922	-		(118,613)	1,939,797

STOCKHOLDERS' AND MEMBERS' EQUITY
Capital stock	16,667	-	17	C,M,N	14,719	1,965
Additional paid-in capital	2,461,489	-	95,033	C,D,N	(745,385)	3,301,907
Retained earnings	(163,802)	-	(71,394)	C	200,000	(435,196)
Members' equity	-	130,666	-	D	130,666	-
Note receivable - stockholders	(20,150)	-	-		-	(20,150)
	2,294,204	130,666	23,656		(400,000)	2,848,526

	$5,220,493	$300,366	$28,234		$(718,613)	$6,267,706

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.	TRAINING DIRECT, LLC	FLORHAM CONSULTING CORP.	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
	Dec. 31, 2008	Dec. 31, 2008	Dec. 31, 2008	Debits (Credits)
	(Historical)	(Historical)	(Historical)	(Unaudited)		(Unaudited)
	(Audited)	(Audited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$266,093	$10,611	$34,853	A,B,C,O	$375,303	$686,860
Accounts receivable	-	96,227	8,525	O	(8,525)	96,227
Inventory and prepaid expenses	11,680	-	-		-	11,680
Assets of discontinued operations	-	-	-	O	43,378	43,378
Total current assets	277,773	106,838	43,378		410,156	838,145

Fixed assets, net	17,451	21,206	-		-	38,657

Other Assets:
Investment in subsidiary	-	-	-	C,D,M,N	-	-
Intangible assets, net	-	-	-	B,D	4,302,658	4,302,658
Goodwill	-	-	-	B,D	454,170	454,170
Other	-	2,358	-		-	2,358
Total other assets	-	2,358	-		4,756,828	4,759,186

	$295,224	$130,402	$43,378		$5,166,984	$5,635,988

LIABILITIES, STOCKHOLDERS' AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$9,619	$28,409	$-		$-	$38,028
Accrued expenses	103,386	7,772	6,617	O	6,617	111,158
Acquisition costs payable	-	-	-	B,C,O	(516,733)	516,733
Deferred revenue	704,775	20,447	200	B,O	(215,142)	940,564
Liabilities of discontinued ops.	-	-	-	O	(6,817)	6,817
	817,780	56,628	6,817		(732,075)	1,613,300
Long term liabilities, net of current portion:
Note payable	-	-	-	B,C	(1,821,496)	1,821,496
Other	-	-	-	B	(79,990)	79,990
	-	-	-		(1,901,486)	1,901,486

STOCKHOLDERS' AND MEMBERS' EQUITY
Capital stock	1,000	-	17	A,C,M,N	(948)	1,965
Additional paid-in capital	-	-	91,683	A,C,D,E,N	(2,627,426)	2,719,109
Retained earnings	(523,556)	-	(55,139)	A,B,C,E	1,177	(579,872)
Members' equity	-	73,774	-	D	73,774	-
Note receivable - stockholders	-	-	-	A	20,000	(20,000)
	(522,556)	73,774	36,561		(2,533,423)	2,121,202

	$295,224	$130,402	$43,378		$(5,166,984)	$5,635,988
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.	EDUCATIONAL INVESTORS, INC. AND SUBSIDIARY	TRAINING DIRECT, LLC	FLORHAM CONSULTING CORP.	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
	For the Period From January 1, 2009 to August 20, 2009	For the Period From July 20, 2009 (Inception) through September 30, 2009	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2009
	(Historical)	(Historical)	(Historical)	(Historical)	Debits (Credits)
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Continuing operations:
Net revenue	$923,903	$333,765	$819,870	$7,550	O	$7,550	$2,077,538
Costs and expenses:
Cost of revenue	196,502	76,104	282,284	-		-	554,890
Selling and admin. expenses	257,301	60,423	477,185	23,839	H,O	107,411	926,159
Acquisition costs	-	316,733	-	-	C	200,000	516,733
Stock based compensation	-	-	-	-	F,G	1,004,613	1,004,613
Depreciation and amortization	6,578	35,068	12,009	-	I	315,796	369,451
	460,381	488,328	771,478	23,839		1,627,820	3,371,846
Income (loss) from operations	463,522	(154,563)	48,392	(16,289)		(1,620,270)	(1,294,308)
Other income (expense):
Interest expense	-	(9,389)	-	-		-	(9,389)
Interest income	3,674	150	-	34	J,O	416	4,274
Gain on sale of assets	3,644,447	-	-	-	K	(3,644,447)	-
	3,648,121	(9,239)	-	34		(3,644,031)	(5,115)
Income (loss) from continuing operations before income taxes	4,111,643	(163,802)	48,392	(16,255)		(5,264,301)	(1,299,423)
Provision for (benefit from) income taxes
Current	-	57,000	-	-	L	28,000	85,000
Deferred	-	(57,000)	-	-	L	(28,000)	(85,000)
	-	-	-	-		-	-
Income (loss) from continuing operations	4,111,643	(163,802)	48,392	(16,255)		(5,264,301)	(1,299,423)
Loss from discontinued operations	-	-	-	-	O	(16,255)	(16,255)
Net income (loss)	$4,111,643	$(163,802)	$48,392	$(16,255)		$(5,280,556)	$(1,315,678)

Net loss per share, basic and diluted:
Loss from continuing operations							$(0.07)
Loss from discontinued operations							(0.00)
Net loss							$(0.07)

Weighted average shares used to compute proforma basic and diluted net loss per share							19,645,033

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.	TRAINING DIRECT, LLC	FLORHAM CONSULTING CORP.	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
	(Historical)	(Historical)	(Historical)	Debits (Credits)
	(Audited)	(Audited)	(Audited)	(Unaudited)		(Unaudited)
Continuing operations:
Net revenue	$1,864,573	$833,679	$14,025	O	$14,025	$2,698,252
Costs and expenses:
Cost of revenue	467,280	268,965	250	O	(250)	736,245
Selling and admin. expenses	660,118	545,723	30,671	H,O	179,329	1,415,841
Acquisition costs	-	-	-	B,C	516,733	516,733
Stock based compensation	-	-	-	A,F,G	1,098,678	1,098,678
Depreciation and amortization	10,422	29,241	-	I	467,615	507,278
	1,137,820	843,929	30,921		2,262,105	4,274,775
Income (loss) from operations	726,753	(10,250)	(16,896)		(2,276,130)	(1,576,523)
Other income (expense):
Interest income	5,392	-	640	J,O	160	6,192
	5,392	-	640		160	6,192
Income (loss) from continuing operations before income taxes	732,145	(10,250)	(16,256)		(2,275,970)	(1,570,331)
Provision for (benefit from) income taxes
Current	-	-	-	L	76,000	76,000
Deferred	-	-	-	L	(76,000)	(76,000)
	-	-	-		-	-
Income (loss) from continuing operations	732,145	(10,250)	(16,256)		(2,275,970)	(1,570,331)
Loss from discontinued operations	-	-	-	O	(16,256)	(16,256)
Net income (loss)	$732,145	$(10,250)	$(16,256)		$(2,292,226)	$(1,586,587)

Net loss per share, basic and diluted:
Loss from continuing operations						$(0.08)
Loss from discontinued operations						(0.00)
Net loss						$(0.08)

Weighted average shares used to compute proforma basic and diluted net loss per share						19,645,033

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

On December 31, 2009, Florham, EII and the EII Securityholders deemed all closing conditions to be satisfied and, accordingly, consummated the purchase and sale of the subject interests as outlined in the Merger Agreement and the Purchase Agreement, effectively completing the Reverse Merger and the TD LLC acquisition, all as more fully described elsewhere throughout this filing. The consolidated company will change its name to Educational Investors Corp.

As a result of the Reverse Merger, Florham owns 100% of the capital stock of EII, EII owns 100% of the capital stock of Valley Anesthesia, Inc., which in turn owns certain assets and assumed certain liabilities and operations of Valley, and EII owns 100% of the membership interests of Training Direct. The former stockholders of EII own an aggregate of 6,000,000 shares of Florham common stock after giving effect to the transactions, but before giving effect to dilution resulting from the conversion by the former stockholders of EII of any of their shares of Series A Preferred Stock or exercise of any options to purchase common stock issued to our officers, directors and consultants. See Description of Securities, and elsewhere throughout the document, for further details with respect to post Reverse Merger ownership, potential dilution and other related factors. Subsequent to the reverse merger and TD LLC acquisition, the prior activities of Florham will be discontinued, and, therefore, the pro forma unaudited condensed consolidated financial statements reflect the assets, liabilities and operating activities of Florham as being from discontinued operations.

The consolidated company’s principal executive offices are located in 845 Third Ave., New York, NY, and its principal operating offices continue to be located in Clive, IA and Bridgeport, CT. See “Security Ownership of Certain Beneficial Owners and Management and Principal Stockholders” for a detailed description of the post Reverse Merger management team.

2.	Purchase Price

Prior to the Reverse Merger, Florham was an OTCBB traded public corporation principally deriving its revenues from offering Internet professional services, including the provision of integrated strategic creative and technology services enabling its clients to maximize their respective Internet businesses. The Board of Directors of Florham assessed its operations, and identified the business of the EII Group as a candidate to expand the potential for future profits, cash flows and correspondingly increase stockholder value, and therefore entered into the agreements that effectively allowed for the Reverse Merger consummation.

3.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to the balance sheets of Florham as of September 30, 2009 and December 31, 2008, as the pro forma adjustments relate to the Reverse Merger and the TD LLC acquisition transactions.

A.
To reflect the impact in the pro forma financial statements from the sale of 16,666,667 shares of Educational Investors, Inc. of common stock on August 20, 2009. Simultaneous with the above, EII sold 2,333,334 options to two of its executives, with 50% of the options having an exercise price of $0.25 and the remaining 50% of the options having a $0.45 exercise price. EII took back two $10,000 notes, as issued by the executives as consideration for the option sales, totaling $20,000; the notes bear interest at 4% and mature on August 14, 2014. The fair value of the combined options at the date of sale was determined (using a Black-Scholes option pricing model) to be $28,000, therefore exceeding the total notes received by $8,000: such difference was charged to pro forma operations as stock based compensation. The transaction is more fully described in the audited financial statements of Eductional Investors, Inc. and Subsidiary as at and for the period ended September 30, 2009, as included in Exhibit 99.3 of this filing.

Pro forma period end:>	Sept. 30, 2009		Dec. 31, 2008
Pro forma adjustment description
Cash received for share issuance	N/A	(1)	$2,450,156
Common stock issued at par value of $0.001 per share	N/A	(1)	16,667
Additional paid-in capital on share issuance	N/A	(1)	2,461,489
Notes issued for the sale of two options	N/A	(1)	20,000
Non-cash stock based compensation charge on options	N/A	(1)	8,000

(1) The Valley Anesthesia Educational Programs, Inc. "Historical" August 31, 2009 amounts include the transaction which closed on August 20, 2009.

B.
To reflect the impact in the pro forma financial statements of the acquisition of certain assets and the assumption of certain liabilities of Valley Anesthesia Educational Programs, Inc. by Educational Investors, Inc.'s subsidiary, Valley Anesthesia, Inc., arising out of a purchase method of accounting transaction that closed on August 20, 2009. The allocation of the transaction amounts are set forth below:

Pro forma period end:>	Sept. 30, 2009		Dec. 31, 2008
Pro forma adjustment description
Cash disbursed in the acquisition	N/A	(1)	$2,000,000
Fair value of note issued as consideration in acquisition	N/A	(1)	1,702,883
Present value of contingent consideration under future earnout	N/A	(1)	79,990
Deferred revenue performance obligation assumed	N/A	(1)	215,342
Accrued and expensed estimated acquisition-related costs	N/A	(1)	316,733
Identified intangible asssets acquired	N/A	(1)	3,654,658
Value assigned to goodwill acquired in the transaction	N/A	(1)	183,557
Cash acquired in acquisition	N/A	(1)	160,000

(1) The Valley Anesthesia Educational Programs, Inc. "Historical" August 31, 2009 amounts include the transaction which closed on August 20, 2009.

C.
To reflect the impact in the pro forma financial statements of the acquisition of 100% of the membership interests of TD LLC by Florham, as such transaction closed on December 31, 2009. The consideration offered in the transaction included cash and Florham common stock, all as more fully described in the subsequent event note in the notes to the financial statements of TD LLC as included as Exhibit 99.2 of this filing.

Pro forma period end:>	Sept. 30, 2009		Dec. 31, 2008
Pro forma adjustment description
Cash disbursed in the acquisition of the membership interest	$200,000	b.	$200,000
Accrued and expensed estimated acquisition-related costs	200,000		200,000
Present value of contingent consideration under future earnout	118,613	c.	118,613
Common stock issued at par value of $0.001 per share	120	a.	120
Additional paid-in capital on share issuance	599,880	a.	599,880
Total investment in TD LLC membership interests (1)	918,613	d.	918,613
(1) Fair market value of Florham shares issued	$600,000	a.	$600,000
Cash disbursed in the acquisition of the membership interest	200,000	b.	200,000
Present value of contingent consideration under future earnout	118,613	c.	118,613
Total investment in TD LLC membership interest	$918,613	d.	$918,613

D.
To reflect the impact in the pro forma financial statements of the TD LLC membership interest acquisition price paid in excess of the cost basis of net-assets received, and the corresponding pro forma recording of identified intangible assets acquired, residual purchase price premium allocated to goodwill and the elimination of the investment account created in pro forma entry C above.

Pro forma period end:>	Sept. 30, 2009		Dec. 31, 2008
Pro forma adjustment description
Identified intangible asssets acquired	$648,000		$648,000
Value assigned to goodwill acquired in the transaction	270,613		270,613
Reclassification of retained membership interest's carrying value to additional paid-in capital	130,666	(1)	73,774
Elimination of investment account in pro forma consolidation	918,613		918,613

(1) The membership interest fluctuated with respect to the TD LLC's results of operations during the pro forma periods.

E.
To reflect the impact in the pro forma financial statements of the Valley Anesthesia Educational Programs, Inc. undistributed S corporation earnings as a contribution of capital, shown as an increase to additional paid-in capital and a reduction to retained earnings.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Additional paid-in capital and retained earnings	N/A	$523,556

F.
To reflect the impact in the pro forma financial statements of the compensatory element of fully vested options granted to directors and consultants on December 31, 2009 for all pro forma periods as set forth below:

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Non-cash stock compensation expense and additional paid-in capital	746,417	746,417

G.
To reflect the impact in the pro forma financial statements of the compensatory element of the unvested portion of time vesting options granted to management on December 31, 2009 as if those options were granted at the beginning of all pro forma periods as set forth below:

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Non-cash stock compensation expense and additional paid-in capital	258,196	344,261

H.
To reflect the net impact in the pro forma financial statements of the revised employment agreements of management as if the revised agreements became effective at the beginning of all pro forma periods as set forth below:

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Net increase to management's salaried compensation as a result of revised employment agreements	131,250	210,000

I.	To reflect the impact in the pro forma financial statements of amortization expense resulting from the acquisition of identified intangible assets as detailed in the pro forma entries listed above.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Amortization expense	315,796	467,615

J.
To reflect the impact in the pro forma financial statements related to interest income earned on the notes receivable from officers/stockholders taken back on the option sales as discussed in pro forma journal entry A. above.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Interest income	450	800

K.
To reflect the impact in the pro forma financial statements related to the reversal of the gain recognized in the Valley Anesthesia Educational Program, Inc. August 20, 2009 asset sale to Valley Anesthesia, Inc. as such amount is included in the Valley Anesthesia Educational Programs, Inc.'s historical amounts for the period ended September 30, 2009, and is not representative of future period results of operations, and is therefore reversed from consolidated pro forma results.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Gain on sale of assets	$3,644,447	N/A	(1)

(1) The information described above was not reflected in the December 31, 2008 historical column of the pro forma financial statements and therefore no pro forma reversal adjustment is required for pro forma periods prior to August 20, 2009. The gain recognized on the August 20, 2009 asset sale/purchase between Valley Anesthesia, Inc. and Valley Anesthesia Educational Programs, Inc. is included in the historical columns for the September 30, 2009 period of Valley Anesthesia Educational Programs, Inc. in the attached pro forma statements. The gain on the sale/purchase event is reversed from the September 30, 2009 period's historical column accordingly.

L.
To reflect the impact in the pro forma financial statements related to current and deferred income tax expense related to pro forma results of operations as if the transactions occurred at the beginning of the representative periods.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Deferred tax benefit	28,000	76,000
Current tax expense (reduction to current tax expense)	(28,000)	(76,000)

M.	To reflect the impact in the pro forma financial statements related to the issuance of the Florham shares to EII shareholders, all as more fully described elsewhere in this filing.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Investment in subsidiary and capital stock issued	1,828	1,828

N.	To reflect the impact in the pro forma financial statements related to the elimination of investment in subsidiary.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Investment in subsidiary	16,667	17,667
Capital stock	1,828	1,828
Additional paid-in capital	14,839	15,839

O.
To reflect the impact in the pro forma financial statements related to Florham's discontinuance of its pre-merger activities and business, and to reflect such assets, liabilities and operating activity as discontinued operations.

Pro forma period end:>	Sept. 30, 2009	Dec. 31, 2008
Pro forma adjustment description
Cash and cash equivalents	20,984	34,853
Accounts receivable	6,400	8,525
Inventory and prepaid expenses	850	-
Accrued expenses	4,578	6,617
Deferred revenue	-	200
Net revenue	7,550	14,025
Cost of revenue	-	250
Selling and administrative expenses	23,839	30,671
Interest income	34	640

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the common stock being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$166.18
Legal fees and expenses	$0
Accountants' fees and expenses	$0
Printing expenses	$0
Blue sky fees and expenses	$0
Transfer agent and registrar fees and expenses	$0
Total:	$166.18

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following is a list of securities we have sold or issued during the past three years. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.

On December 16, 2009, we executed an agreement and plan of merger with EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham) (“Mergerco”), EII and its security holders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the “EII Securityholders”) pursuant to which Mergerco was merged with and into EII, with EII as the surviving corporation of the merger, as a result of which EII became a wholly-owned subsidiary of our company. Under the terms of the merger agreement, the EII Securityholders received (i) an aggregate of 6,000,000 shares of our common stock, (ii) options to acquire 2,558,968 additional shares of our common stock, 50% of which have an initial exercise price of $0.50 per share and 50% of which have an initial exercise price of $0.228 per share, subject to certain performance targets set forth in the merger agreement, and (iii) 250,000 shares of our Series A Preferred Stock, with each share of Series A Preferred Stock automatically convertible into 49.11333 shares of common stock upon the filing by us of an amendment to our certificate of incorporation which increases the authorized shares of our common stock to at least 50,000,000.

In addition to the merger agreement, on December 16, 2009, EII entered into an interest purchase agreement with the members of Training Direct, and our company, pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of Training Direct in exchange for (a) $200,000 cash, (b) shares of our common stock having a deemed value of $600,000 (the “Acquisition Shares”), with such number of Acquisition Shares to be determined by dividing $600,000 by the “Discounted VWAP” (as defined below) for the 20 “Trading Days” (as defined below) immediately following the consummation of the reverse merger, and (c) shares of our common stock having a deemed value of $300,000 (the “Escrow Shares”), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the 20 Trading Days immediately following the consummation of the reverse merger. The Escrow Shares will be held in escrow and released therefrom as provided in the purchase agreement. “Discounted VWAP” is defined in the purchase agreement as 70% of the “VWAP” of our common stock, but in no event less than $0.40 per share. “VWAP” is defined in the purchase agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for our common stock on the applicable national securities exchange on each Trading Day of the 20 Trading Days following the consummation of the reverse merger, and (ii) the volume of our common stock on the applicable national securities exchange for each such day and the denominator of which is the total volume of our common stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. “Trading Day” is defined in the purchase agreement as any day on which the New York Stock Exchange or other national securities exchange on which our common stock trades is open for trading. Assuming the Discounted VWAP for the twenty Trading Days after the effective date of the reverse merger is $0.50, we will issue an aggregate of 1,200,000 Acquisition Shares and 600,000 Escrow Shares.

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Vice President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the merger agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of Florham Common Stock with respect to Mr. Veach and 164,505 shares of Florham Common Stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the Merger Agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of Florham Common Stock with respect to Mr. Spindel, (ii) 109,670 shares of Florham Common Stock with respect to Mr. Perlysky, (iii) 109,670 shares of Florham Common Stock with respect to Dr. Cohen, and (iv) 109,670 shares of Florham Common Stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

In January 2009, the Company issued a warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share to a consultant for financial advisory services.

In March 2007, the Company sold 65,700 shares of common stock to 96 accredited investors at a purchase price of $1.00 per share for total proceeds of $65,700.

We believe that all of the offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of December 16, 2009 by and among Educational Investors, Inc., Florham Consulting Corp., EII Acquisition Corp., Sanjo Squared, LLC, Kinder Investments, L.P., Joseph J. Bianco and Anil Narang (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).

3.1	Certificate of Incorporation (Incorporated by reference from our registration statement on Form SB-2, File No., which was declared effective on May 4, 2007).
3.2	By-Laws (Incorporated by reference from our registration statement on Form SB-2, File No., which was declared effective on May 4, 2007).
4.1	Form of warrant issued to warrant holders (Incorporated by reference from our registration statement on Form SB-2, File No., which was declared effective on May 4, 2007).
4.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
5.1	Opinion of Hodgson Russ LLP. (To be filed on amendment)
10.1	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Joseph J. Bianco (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.2	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Anil Narang (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.3	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Kellis Veach (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.4	Form of Assignment and Assumption Agreement (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.5	Consulting Agreement dated as of December 31, 2009 between Educational Investors, Inc. and Joseph Monaco (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.6	Form of Lock-Up Agreement (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.7	Form of Florham Consulting Corp. Management Stock Option Agreement (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.8	Form of Florham Consulting Corp. Management Stock Option Agreement for Joseph J. Bianco and Anil Narang (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.9	Form of Florham Consulting Corp. Director/Consultant Stock Option Agreement (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.10
Interest Purchase Agreement dated as of December 16, 2009 by and among Educational Investors, Inc., Florham Consulting Corp., TD Management, Inc. and Joseph Monaco (Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).

10.11	Employment Agreement dated as of December 31, 2009 between Training Direct, LLC and Ashok Narang Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010).
10.12
Agreement dated August 1, 2006 between the Registrant and Chocolate Printing Company, Inc. (Incorporated by reference from our registration statement on Form SB-2, File No., which was declared effective on May 4, 2007).

10.13	Agreement dated March 12, 2007 between the Registrant and Ronny Bergman (Incorporated by reference from our registration statement on Form SB-2, File No., which was declared effective on May 4, 2007).
23.1	Consent of Hodgson Russ LLP (Included in Exhibit 5.1 – to be filed on amendment)
23.2	Consent of Raich Ende Malter & Co. LLP*
23.3	Consent of Raich Ende Malter & Co. LLP*
23.4	Consent of Raich Ende Malter & Co. LLP*
23.5	Consent of Raich Ende Malter & Co. LLP*
23.6	Consent of Steven F. Landau, CPA*

*Filed herewith

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)           If the Company is relying on Rule 430B:

(i)           Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)           If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 11, 2010.

FLORHAM CONSULTING CORP.

By:	/s/ Joseph J. Bianco
Joseph J. Bianco Chief Executive Officer (Principal Executive Officer)
By:	/s/ Kellis Veach
Kellis Veach Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph J. Bianco Joseph J. Bianco	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 11, 2010

/s/ Kellis Veach Kellis Veach	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 11, 2010

/s/ Anil K. Narang Anil K. Narang	President, Chief Operating Officer and Director	February 11, 2010

/s/ Dov Perlysky Dov Perlysky	Director	February 11, 2010

/s/ Howard Spindel Howard Spindel	Director	February 11, 2010

/s/ David Cohen David Cohen	Director	February 11, 2010